Exhibit 1.1

MASTER SUB-MANAGEMENT AGREEMENT

This Master Sub-Management Agreement (“Agreement”) is made as of June 13, 2014 (the “Effective Date”), between Equity Commonwealth Management LLC, a Delaware limited liability company (“Manager”), and CBRE, Inc., a Delaware corporation (“Submanager”), with reference to the following facts:

A.                                    The entities identified on Exhibit A attached hereto (individually referred to as “each Owner” or “a Owner” and collectively referred to as “Owner”) own the respective properties as set forth for each Owner on Exhibit A attached hereto (together with such additional properties as may be acquired from time to time and for which a Property Agreement (as defined below) shall be executed, the “Properties”, and each individually, a “Property”).  The Properties and the management fees associated therewith are more particularly described in Property-specific agreements, each applicable to a particular Property, entered into from time to time by Manager and Submanager (each, a “Property Agreement”).

B.                                    The Owners have engaged Manager to manage the Properties, pursuant to that certain Master Management Agreement, dated as of the date hereof, by and between the Owners and Manager (the “Prime Agreement”).

C.                                    Submanager is in the business of managing properties similar to the Properties and possesses the skills and experience necessary for the efficient, professional management of the Properties.

D.                                    Manager desires to delegate certain of its duties and obligations under the Prime Agreement to Submanager and engage the services of Submanager in connection with managing the Properties, and Submanager desires to provide such services to Manager and fulfill all such duties and obligations.

Now, therefore, in consideration of the mutual covenants and agreements contained herein, Manager and Submanager agree as follows:

ARTICLE I - BASIC TERMS

1.1                               Exhibits.  The following exhibits, plus all Exhibits prepared after the date hereof and executed by Manager and Submanager, are all incorporated in and made a part of this Agreement:

Exhibit A                                             –                                         List of Properties and Owners

Exhibit B                                             –                                         Financial Services Addendum

Exhibit B-1                                  –                                         Diagnostics Survey dated May 8, 2014

Exhibit C                                             –                                         Form of Service Contract

Exhibit D                                             -                                            Technical Services Addendum

Exhibit E                                              -                                            Intentionally Omitted

Exhibit F                                               -                                            Sub-submanagers

Exhibit G                                             -                                            Contract Guidelines and Permitted Variance

Exhibit H                                            -                                            Form of Lease Abstract

1.2                               Appointment.  Manager hereby appoints Submanager as the exclusive submanager for the Properties as of the Commencement Date for the Term of this Agreement. Manager hereby authorizes Submanager as “agent” to exercise such powers and take such actions with respect to the Properties as may be necessary for the performance of Submanager’s obligations under this Agreement which appointment is subject to all of the terms and conditions contained herein.  Submanager hereby accepts such appointment on the terms and conditions hereinafter set forth.  With respect to each Property, the “Commencement Date” for the services to be performed hereunder (other than the transition services set forth in Section 3.16, which shall commence earlier, as described below) shall be the date identified as the Commencement Date on the applicable Property Schedule (“Property Schedule”) attached as an exhibit to the applicable Property

Agreement.  The initial Commencement Date for the Properties initially subject to this Agreement shall be October 1, 2014 (the “Initial Commencement Date”), or, with respect to Properties subject to a mortgage, such later date as may be provided in the applicable Property Schedule.  The commencement date for Submanager’s performance of the transition services as set forth in Section 3.16 shall be the Effective Date (the “Transition Commencement Date”).  Subject to the terms herein, Manager may, from time to time, give written notice to Submanager that the Initial Commencement Date will be delayed (the “Notice of Delay”).  Each Notice of Delay shall contain the revised Initial Commencement Date.  If a Notice of Delay is delivered more than ninety (90) days prior to the revised Initial Commencement Date (as extended by such Notice of Delay), then, upon receipt of such Notice of Delay, Submanager shall delay onboarding additional property-level accounting staff until ninety (90) days prior to the revised Initial Commencement Date.  If Submanager receives a Notice of Delay on or before June 30, 2014, Manager shall not be liable for any additional costs other than the Transition Fee set forth in Section 1.6(d).  If Submanager receives a Notice of Delay after June 30, 2014, then Manager shall pay, or cause Owner to pay, Submanager for its carry costs in the amount of $100,000 per month for each month the Initial Commencement Date is delayed (prorated for partial months).  In addition, if Submanager receives a Notice of Delay less than sixty (60) days prior to the then-applicable Initial Commencement Date (not taking into account such new Notice of Delay), then Manager shall reimburse Submanager for any incremental actual carry costs (i.e., salary and benefits of employees hired by Submanager during the transition) incurred by Submanager as a result of such delay in excess of $100,000 per month.  For example purposes only, if Submanager receives a Notice of Delay on July 15, 2014, and the Initial Commencement Date is delayed to January 1, 2015, then Manager shall pay, or cause Owner to pay, Submanager for its carry costs in the amount of $300,000.  Manager shall pay, or cause Owner to pay, on the first business day of each month of delay (i.e., starting on October 1, 2014), the portion of such amount applicable to such month (i.e., $100,000 or such lesser amount as may be applicable to a partial month). Under no circumstances shall the revised Initial Commencement Date be later than January 15, 2015, unless Manager reasonably believes, based on the status of the transition process at that time, that the Initial Commencement Date should be further extended (and provided that Manager shall continue to be responsible for Submanager’s carry costs as and to the extent expressly provided in this paragraph).  Subject to, and in accordance with, the provisions set forth herein, the parties agree that, upon Manager’s request that additional Properties beyond those included in Exhibit A attached hereto as of the date hereof are to receive property management services by Submanager hereunder (each, an “Additional Property”), the parties will execute a Property Agreement with respect to each such Additional Property in order to subject the Additional Property, and the management thereof, to the terms, covenants, and conditions contained herein, as may be expressly modified by the terms, covenants, and conditions contained in the applicable Property Agreement, and a Management Fee for such Additional Property shall be payable by the Owner thereof as set forth in the applicable Property Agreement, and Exhibit A shall be deemed to be amended to include each Additional Property as soon as the corresponding Property Agreement is executed by the parties.

1.3                               Term.  The term of this Agreement shall commence on the Initial Commencement Date and, unless earlier terminated as provided herein, shall continue for a period of twenty-four (24) months (the “Initial Term”), provided that upon expiration of the Initial Term, unless ninety (90) days’ written notice is given prior to the expiration of the Initial Term or the then current term by either Manager or Submanager stating that there shall be no renewal or additional term, this Agreement shall be automatically renewed for additional periods of twelve (12) months each (each, a “Renewal Term”), except as set forth in the next sentence.  With respect to the Properties located in the District of Columbia, Georgia, Illinois, Maryland, and Ohio, there shall be no more than five (5) Renewal Terms.  The date on which this Agreement expires or is terminated as to any or all Properties is referred to herein as the “Termination Date.”  “Term” shall mean the period from the Initial Commencement Date through the Termination Date.

1.4                               Bank Accounts.

(a)                                 Pursuant to the Prime Agreement, Owner (or its designee) has agreed to establish one or more lockbox accounts, as determined by Owner, at banks selected by Owner, to be used for depositing rental and any other income or receipts due from or arising out of the operation of the Properties (the “Regional Lockbox Accounts”).  The Regional Lockbox Accounts shall be held by Owner or its designee, and Submanager shall be permitted to have view access and shall, at Manager’s discretion, be granted access to online administration.  All income and receipts from the Properties shall be deposited directly into the Regional Lockbox Accounts; however, if Submanager nevertheless receives any income or receipts, then Submanager shall immediately turn over such amounts to Owner by causing such amounts to be deposited into the applicable Regional Lockbox Account.

(b)                                 Pursuant to the Prime Agreement, Owner has agreed to cause funds from the Lockbox Accounts to be transferred periodically, at Owner’s discretion, to a master collection account established by Owner (or its designee) at a bank selected by Owner (the “CWH Collection Account”).

(c)                                  Pursuant to the Prime Agreement, Owner (or its designee) has agreed to establish one or more disbursement accounts, as determined by Owner, at banks selected by Owner (the “Regional Disbursement Accounts”), to be used for the payment by Submanager, in accordance with the Approved Budget or as otherwise expressly authorized by Manager in writing (through a direction of Owner), of all operating costs and expenses for which Manager is responsible under this Agreement, including but not limited to Property-level debt service and required lender reserves and those costs and expenses incurred by Submanager in the performance of Submanager’s obligations and services in accordance with this Agreement to the extent expressly required to be paid or reimbursed to Submanager; and to be used for the payment, in accordance with the Approved Budget or as otherwise expressly authorized by Manager in writing (through a direction of Owner), of all authorized capital costs and expenses arising from the purchase of capital goods and services or construction of improvements, including tenant installations, to the Properties and payment, in accordance with the Approved Budget, of authorized leasing commissions for specific transactions at the Properties. Manager may, at Owner’s direction and upon Owner’s approval, authorize Submanager to pay capital expenditures directly out of the Regional Disbursement Accounts. Manager shall initially fund the Regional Disbursement Accounts with, and to the extent of available funds from the applicable Properties shall maintain a peg balance in the Regional Disbursement Accounts of, an aggregate amount to be agreed upon by Manager (through a direction of Owner) and Submanager after the Effective Date, which amount may be used for Emergencies as provided in Section 1.8 hereof. Submanager shall submit to Manager, on a weekly basis, a request for Owner to provide funds from the CWH Collection Account to the Regional Disbursement Accounts, which request shall consist of a list of invoices that will be paid by the funding.  Provided that such request is satisfactory to Owner, Manager shall (at Owner’s direction), within two (2) business days, cause such funds to be transferred from the CWH Collection Account to the applicable Regional Disbursement Accounts.  If applicable law requires Submanager to open any Regional Disbursement Account, then, upon Manager’s prior written consent (at Owner’s direction), Submanager shall do so for the sole benefit of Owner at a bank approved in writing by Manager at Manager’s or Owner’s expense.  In no such event shall any Regional Disbursement Account, or any amounts at any time deposited therein, be for the benefit of Submanager, nor commingled or combined with any other account(s) of Submanager.  Any Regional Disbursement Account opened and maintained by Submanager pursuant to this provision shall be opened or held by Submanager in trust for the sole benefit of Owner and Owner shall, at all times, retain all equitable interest in and/or beneficial ownership of such accounts and all amounts deposited therein.  Submanager shall not have any equitable or beneficial interest in the Regional Disbursement Account, and Submanager shall only have those limited rights in Regional Disbursement Account(s) expressly provided to

Submanager pursuant to this Agreement.  All Regional Disbursement Accounts shall be, if available, insured by the Federal Deposit Insurance Corporation (“FDIC”).  The title(s) of the Regional Disbursement Accounts must all have unique names and shall be subject to the prior written approval of Manager.  Submanager shall cause all accounts to maintain: not less than the minimum balance sufficient to ensure that all necessary bank privileges are sustained; sufficient funds to assure and expedite the timely performance of Submanager’s obligations and services; and/or such other amounts as Manager may approve or authorize in writing.

(d)                                 Officers and employees of Submanager, designated by Submanager from time to time in written notices given to and approved by Manager, shall be the authorized signatories on the Regional Disbursement Accounts and shall have the authority to make disbursements from the Regional Disbursement Accounts.  Submanager shall cause all persons who are such authorized signatories or who in any way handle or have access to funds related to the Properties to be covered under the fidelity or commercial crime insurance policy maintained by Submanager pursuant to Section 6.1(b). Owner shall at all times also be a signatory to the Regional Disbursement Account through persons which it designates and shall have the right to control the Regional Disbursement Account and designate or approve all signatories thereof.

(e)                                  Notwithstanding anything to the contrary contained herein, in the event that any lender (a “Lender”) shall require cash management procedures in connection with any financing at a Property, Submanager agrees to comply with such procedures and further agrees that the cash management procedures set forth herein shall be deemed revised to the extent necessary to comply with such Lender-promulgated procedures.

1.5                               Party Representatives.  Each of Manager and Submanager shall appoint a representative to be the party’s contact for decisions relating to the services performed under this Agreement.  Initially, Manager’s representative shall be Allen Samuel and Submanager’s representative shall be John Greenwood.  Either party may change their representative by notice pursuant to Section 9.4.

1.6                               Management Fee and Related Fees.

(a)                                 Management Services Fee.  Manager shall be responsible for paying Submanager, as compensation for the management services rendered hereunder, a management fee (the “Management Fee”) as provided in the Property Agreements.  The Property Agreements shall reflect a Management Fee structure whereby similar Management Fees are payable for similar Properties (including, without limitation, Additional Properties).  Manager shall be responsible for the Management Fee, Project Management Fee and any other fees, reimbursements and other amounts payable hereunder on a Property-by-Property, individualized basis, i.e., Manager shall only be responsible for the payment of such amounts to the extent the applicable Owner would be obligated for such amounts, on a several basis, if the Owners were parties hereto, and taking into account the solvency of each Owner.  Upon agreement by the parties, the Minimum Management Fee (as defined in the Property Agreements) may also apply to properties located in Australia, if such properties are managed by a third party but Submanager is providing certain services such as accounting.  Submanager shall not withdraw funds from the Regional Disbursement Account to pay itself its Management Fee; rather, Manager shall pay the Management Fee (to the extent due and payable hereunder) directly to Submanager.

(b)                                 Project Management Fee.  Manager shall pay Submanager as compensation for any Project Management Services requested by Manager and performed by Submanager pursuant to and in accordance with Section 3.14, a fee (“Project Management Fee”) as provided in the Property

Agreements.  The Property Agreements shall reflect a Project Management Fee structure whereby similar Project Management Fees are payable for Projects with similar costs.

(c)                                  Financial and Consulting Services Fees.  Manager shall pay Submanager an hourly fee, mutually agreed to by the parties in advance, for any additional services for insurance administration or other special financial services not covered by Exhibit B or Exhibit B-1 (nor otherwise covered by this Agreement) relating to the Properties that Submanager may agree to perform upon Manager’s request.

(d)                                 Transition Fee.  Manager acknowledges that certain transition services are necessary for Submanager to provide the management and accounting services to the Properties; the scope of which is set forth in Section 3.16 (the “Transition Services”).  Manager shall reimburse Submanager for the costs incurred by Submanager in performing the Transition Services in an amount equal to $600,000 in the aggregate (as applicable, the “Transition Fee”).  Manager shall pay the Transition Fee in three (3) installments of $200,000 each on or before the following dates: August 1, 2014,  September 1, 2014, and on the Initial Commencement Date.  Any additional transition services requested by Manager that are not expressly included in Section 3.16 shall be performed for an additional cost, to be agreed upon between Manager and Submanager at the time of such request.  For example, at Manager’s request and at Manager’s (or Owner’s) cost, Submanager will prepare a Lease Abstract (as defined in Section 3.8(d)) with respect to some or all of the existing leases.

1.7                               Reimbursement and Charges.  The following items relating to Submanager’s operation and management of the Properties shall be reimbursed and paid by Manager (or Manager shall cause to be reimbursed and paid by Owner) by disbursement from the Regional Disbursement Account:

(a)                                 Manager will reimburse (or will cause Owner to reimburse) Submanager for the actual costs of all salaries, bonuses, employment/payroll taxes (e.g., FICA, FUTA, SUTA), health, dental and life insurance, worker’s compensation insurance and employer 401(k) contributions (collectively, the “Compensation Costs”), with respect to all Property-level employees of Submanager or an affiliate, including management staff, fully or partially dedicated to a Property, in the aggregate amounts included in the Approved Budget. To the extent any such Property-level employees are only partially dedicated to a Property, the costs of such employee shall be reasonably allocated to such Property.  The foregoing benefit costs (e.g. insurance, employer 401(k) contributions) shall be consistent with Submanager’s standard benefits package (the current copy of which has been provided to Manager) and the individual selections made by each employee.   The Compensation Costs will not exceed the aggregate amounts set forth in the applicable Approved Budget or as otherwise approved in advance by Manager in writing, and any salary, fringe benefits, and plans not specifically set forth in the Approved Budget shall be at Submanager’s sole cost.  Compensation Costs will be reviewed and adjusted annually as set forth in the Approved Budget. With respect to dedicated employees who take disability leave, (i) Manager agrees that Submanager may replace such employees for the duration of their leave without Manager’s approval, and the Approved Budget shall be increased to include the Compensation Costs of such replacements, and (ii) Manager shall continue to reimburse Submanager for the disabled employee’s Compensation Costs for the duration of the employee’s leave, except those Compensation Costs that are paid pursuant to any applicable disability policy in which the disabled employee participates.  Compensation Costs will be paid every two weeks concurrently with payment of Submanager’s payroll.

(b)                                 With respect only to employees for which Manager pays Compensation Costs and Submanager Employees engaged in the management of industrial Properties, if (i) a Property is sold during the first eighteen (18) months of the Initial Term, and the reimbursed property employees or, with respect to industrial Properties, the Submanager Employees engaged in the management thereof, are not hired by the new owner or property Submanager, or (ii) Manager requests the removal an employee from a Property without cause or exercises its right to terminate the Agreement in whole or as to one or more Properties, without cause, pursuant to Section 8.1(e), or (iii) within the first six (6) months of the Initial Term, Manager exercises its right to request the removal of an employee from a Property for poor performance or for cause or to terminate this Agreement in whole or as to one or more Properties for cause, pursuant to Section 8.1(a), then as an expense of the Property at issue, Manager shall pay or reimburse, or cause Owner to pay or reimburse, Submanager for employment severance payments incurred by Submanager for terminating such employee(s) of Submanager (the “Terminated Employees”) in accordance with the following sentence.  Manager’s percentage of severance for Terminated Employees shall be determined by comparing (1) the time such individual devoted to the operational activities under this Agreement and (2) the Terminated Employee’s tenure with Submanager. Should Manager decide to pay a severance cost in excess of Submanager’s standard calculation, and it is mutually agreed upon, then Submanager shall process the payment and be reimbursed from the applicable Property as a property expense for Manager’s percentage as determined above.  Manager shall also pay or reimburse Submanager for the pro rata portion of any accrued vacation of the Terminated Employees, but only if Manager is also liable for employee severance payments in connection with such Terminated Employees.  Manager will not be responsible for reimbursing Submanager for any severance or accrued vacation time payments for any other reason, including, without limitation, if, (w) this Agreement expires by its terms (i.e., upon the natural expiration of the Initial Term or any Renewal Term); (x) after the first six (6) months of the Initial Term, Manager exercises its right to request the removal of an employee from a Property for poor performance or for cause or to terminate the Agreement, in whole or as to one or more Properties, for cause, pursuant to Section 8.1(a); or (y) after the initial eighteen (18) month period the Agreement is terminated in whole or in part as a result of a sale; or (z) the termination of an employee is Submanager’s decision in connection with Submanager’s oversight of such employee.

(c)                                  Manager shall pay, or cause Owner to pay, Submanager on a monthly basis for the actual costs of telecommunications at the Properties, including the following: network or Internet connectivity and maintenance, computer hardware, software and maintenance; applicable software licenses (including, without limitation, Yardi licensing costs, Kardin Budget or other budgeting software, fixed asset software) and associated employee training, and office supplies, postage, copier, facsimile machine, parking expenses, courier services, outsourced common area maintenance, insurance certificate tracking services, lock box, accounting and payroll software, and other banking services and local business and license fees and similar items which are directly attributable to the management of a Property.  Submanager shall not charge any administration fee with respect to the foregoing reimbursements.

1.8                               Payment of Other Costs.  Submanager may make the expenditures from the Regional Disbursement Account as set forth in the Approved Budget or for Emergencies as authorized in this Agreement.  For purposes of this Agreement, the term “Emergencies” shall mean circumstances reasonably deemed by Submanager to be an emergency requiring immediate action for (a) the protection of the Properties or tenants in the event of manifest danger to life or property, (b) compliance with applicable laws, or (c) to avoid the suspension of necessary services to a Property.  Submanager shall immediately notify Manager of any Emergency and any related cost information.

1.9                               Payment of Certain Charges Affecting the Property.  As set forth in the Approved Budget, or upon Manager’s written instruction, Submanager shall pay from the Regional Disbursement Account all real estate taxes, special assessments, ground rents, insurance premiums and mortgage payments affecting the Properties as they become due and before any delinquency date.

1.10                        Submanager’s Costs Not to Be Reimbursed.  Except to the extent that such costs and expenses are approved for payment in advance in the Approved Budget or in writing by Manager, the following expenses or costs incurred by or on behalf of Submanager in connection with the Properties shall be at the sole cost and expense of Submanager and shall not be reimbursed by Manager:

(a)                                 Costs of any off-site personnel, employees, vendors and contractors hired or engaged by Submanager (other than as agent for Manager as expressly permitted hereunder), including any central or regional office personnel, bookkeeping, accounting and data processing services;

(b)                                 Costs of equipment or supplies related to the Properties but used at sites other than a Property; and

(c)                                  Other insurance costs for policies maintained by Submanager for its benefit, including employment practices liability insurance, general liability insurance, fiduciary insurance, errors and omissions insurance and accidental death and dismemberment insurance.

ARTICLE II - LEASING

Submanager shall not be responsible for new leasing services for the Properties unless Submanager enters into a separate leasing agreement with Manager or Owner.  Regardless of whether Submanager has entered into a leasing agreement with Manager or Owner, Submanager agrees to assist and cooperate with any leasing agent appointed by Manager or an Owner for the Property.

ARTICLE III —SUBMANAGER DUTIES AND SERVICES

3.1                               General Duties and Services.  Submanager, on behalf and for the account of Manager, shall manage and operate the Properties consistent with the Approved Budget (as defined herein) and shall comply with Manager’s reasonable instructions, subject to available funds from Manager or Owner.  Submanager shall perform its services in a first-class, efficient, professional and diligent manner and consistent with or better than industry standards in the locale where each Property is located, and in a manner that is in full compliance with the requirements of any insurer of Owner, Manager or Submanager and the insurance policies provided for hereunder (provided such requirements are made known to Submanager by Manager (by delivery of copies of the applicable policies or otherwise) and do not materially change the scope of services set forth in this Agreement).  Submanager’s services hereunder shall be performed in conjunction with appropriate executive oversight.  Under no circumstances shall Submanager be required to advance funds from its own account for the operation, maintenance, repair or management of the Properties.

3.2                               Vendor Contracts.  Submanager shall negotiate contracts on behalf of Owner with third party vendors (“Vendors”) for the operation, repair, maintenance and servicing of the Properties, consistent with or better than industry standards, all in accordance with the Approved Budget.  Unless otherwise approved by Manager in writing, such service contracts shall (i) be in substantially the same form and substance as the contract attached hereto as Exhibit C, (ii) be entered into with Vendors by Submanager as agent for and in the name of Owner, (iii) have terms no longer than one (1) year, and (iv) be terminable with respect to the applicable Property on 30 days’ notice or less without any termination fee or penalty (“Vendor Contracts”).  Submanager shall require that any Vendor performing work on the Properties maintain insurance satisfactory to Manager, as specified herein.  Submanager shall obtain certificates of insurance for all such insurance and furnish copies to Owner upon request.  Submanager shall not execute or otherwise enter into or bind Owner or Manager with respect to any contract for equipment, supplies, services or any other item, in each case without adhering to the “Bidding Guidelines” set forth on Exhibit G attached hereto. Further, Submanager shall not, without Manager’s prior written approval, execute or otherwise enter into or bind Owner or Manager with respect to any contract for equipment, supplies, services or any other item where the aggregate annual amount payable thereunder is in excess of the “Vendor Contract Threshold” set forth on Exhibit G, except as necessary and appropriate to respond to Emergencies in accordance with Section 1.8.  Manager shall have the right at any time to modify the form of Vendor Contract set forth on Exhibit C and/or the Bidding Guidelines and Vendor Contract Threshold set forth on Exhibit G, and, in such event, Manager shall furnish to Submanager a replacement Exhibit C or Exhibit G (as applicable) to be attached to this Agreement.

3.3                               Maintenance and Repairs.  Subject to the Approved Budget, Submanager shall perform, or cause to be performed under Vendor Contracts, all ordinary maintenance, repairs, alterations, replacements and installations and purchase all supplies necessary for the proper operation of the Properties.  Submanager shall submit to Manager and maintain a list of all Vendors that perform any services on the Properties under Submanager’s direction.  All repairs, alterations and replacements shall be of at least equal quality and workmanship to the original work, subject to the requirements of the Approved Budget and Manager’s authorization.  Submanager shall not be obligated to act or refrain from acting to the extent such action or omission would be inconsistent with applicable laws.  Upon Manager’s request, Submanager shall maintain existing third party engineering firms or convert existing third party firms into Submanager’s in-house model.  Owner or Manager may currently or in the future, (i) directly contract with, or cause Submanager to contract as agent of Owner or Manager with, a third party to provide engineering services to some or all of the buildings at the Properties, in which event Submanager shall reasonably cooperate with such third party, and/or (ii) cause Submanager to provide such engineering services in accordance with Section 3.5 below.  For the avoidance of doubt, the employees of a third party providing engineering services in accordance herewith shall not be deemed to be included in the definition of “Submanager Employees” for purposes hereof.

3.4                               Purchase of Supplies and Materials.  Submanager shall, on behalf of and for the account of Owner, purchase all equipment, tools, appliances, materials and supplies reasonably necessary or desirable for the operation of the Properties in accordance herewith.  All such purchases shall be subject to the prior review and written approval of Manager if such purchases are not included in the current Approved Budget or if Manager’s approval is required pursuant to this Agreement.  Owner and Manager shall have the right, at their respective election, to direct and participate with Submanager in the procurement process.  Contracts for all such purchases shall be in the name of Owner and signed by Owner or Submanager as Owner’s agent.  Submanager shall use commercially reasonable efforts to qualify for any cash and trade discounts, refunds or credits arising directly from the purchases for Owner referred to in this Section, and pass same along to Owner.

3.5                               Contracts with Affiliated Entities.  Submanager may, in accordance with the Approved Budget, purchase materials, tools or supplies or contract for repair, construction or any other service for the Properties pursuant to this Article III with CBRE Technical Services, LLC (“CBRE Technical”), which is a party in which Submanager holds a beneficial interest, provided that the pricing for such materials or services are reasonably competitive with the pricing of such materials or services commonly charged in the area where the applicable Property is located.  Manager hereby acknowledges that CBRE Technical is an affiliate of Submanager that provides certain technical facility management and maintenance services.  If applicable, at Manager’s election, CBRE Technical shall perform services at the applicable Property pursuant to the Technical Services Addendum attached hereto as Exhibit D.

3.6                               Submanager’s Employees.

(a)                                 Submanager shall perform the services hereunder through qualified and trained Submanager Employees.  Except as set forth on Exhibit F, Submanager shall perform the services itself and shall not engage Sub-submanagers therefor.  “Sub-submanagers” means third party management companies that are not affiliated with Submanager.  “Submanager Employees” means an employee of Submanager or any of its affiliates, to the extent employed to render any one or more of the services set forth in this Agreement.  Except as provided in Section 3.6(b), Submanager shall have the exclusive right to hire, direct, discipline, compensate and terminate Submanager Employees, and shall exercise complete and exclusive control over the conduct of Submanager Employees.  Submanager shall fully comply with all applicable laws, statutes, regulations and ordinances relating to workers compensation, social security, unemployment insurance, hours of labor, wages, working conditions and other employer-employee matters with respect to Submanager Employees, as well as any employment or collective bargaining agreements applicable to Submanager Employees.  Submanager shall not discriminate against any Submanager Employee or applicant for employment because of race, color, religion, sex, sexual orientation, national origin, age or handicap.

(b)                                 It is the intent of the parties that Owner and Manager, on one hand, and Submanager, on the other hand, shall not be joint or co-employers of the Submanager Employees.  Manager shall not participate in any decisions as to compensation, hours or other working conditions of Submanager Employees.  Submanager shall replace any Submanager Employees who the parties determine in good faith, after consultation with one another, has violated any material policy or rule of Submanager (“Submanager’s Rules of Conduct”) or has materially failed to meet Submanager’s performance requirements applicable to such Submanager Employees (“Submanager’s Performance Requirements”).  Manager has reviewed and accepts Submanager’s Rules of Conduct as appropriate guidelines for establishing good cause to terminate Submanager Employees and has reviewed and accepts Submanager’s Performance Requirements as appropriate guidelines for establishing the failure by any Submanager Employee to meet acceptable performance requirements.  Notwithstanding the foregoing, Manager acknowledges and agrees that the terms and conditions of any collective bargaining agreement (if any) applicable to Submanager Employees will govern Submanager’s actions under this Section 3.6(b), and that this subsection will be superseded by the terms of such collective bargaining agreements (if any) solely with respect to matters within the purview of such collective bargaining agreement.  Submanager shall not be required to take any action that violates legal requirements (including, without limitation, those specified in Section 3.6(a) and those set forth in any applicable collective bargaining agreement); provided, however, that Submanager in reliance upon the foregoing shall make no decision to refrain from taking any action proposed by Manager without engaging Manager in good-faith consultation over the proposed action.  Manager understands that such replacement may result in the termination of the employment of such Submanager Employee following Submanager’s proper investigation thereof in the event Submanager does not relocate such Submanager Employee to another location.  In such event, Manager may be liable for severance payments to the extent provided in Section 1.7(b).

(c)                                  Owner and Manager each shall have the right from time to time upon request to meet with Submanager Employees and review resumes of Submanager Employees.

3.7                               Complaints and Notices.

(a)                                 Submanager shall maintain a business-like relationship with tenants at the Properties and shall promptly handle complaints and requests from tenants, concessionaires and licensees and notify Manager of any material complaint made by a tenant, concessionaire or licensee. Submanager shall promptly notify Manager following knowledge of the following: (i) any violation of governmental requirements affecting any Property; (ii) any fire, accident or other material casualty or damage to the Property; (iii) any condemnation proceedings, rezoning or other governmental order, lawsuit or threat thereof involving any Property; (iv) any violation of applicable law relative to the repair and maintenance of any Property; or (v) any violation of insurance requirements.  Submanager shall promptly deliver to Manager copies of any documentation in its possession relating to such matters.  Submanager shall keep Manager reasonably informed of the status of the particular matter through the final resolution thereof.  In the event Submanager becomes aware of any fire or other material damage to any Property or violation of laws respecting Hazardous Materials, Submanager shall immediately give telephonic notice thereof to Manager.  Submanager shall complete all necessary and customary loss reports in connection with any fire or other damage to any Property. Submanager shall retain in the records it maintains for the affected Property copies of all supporting documentation with reference to such notices.

(b)                                 Submanager shall notify Manager and any insurance agent Manager may designate of any personal injury or property damage occurring to or claimed by any tenant or third party on or with respect to any Property promptly following Submanager’s knowledge thereof.  Submanager shall promptly forward to Manager with copies to any insurance agent Manager may designate any summons, subpoena or other legal document served upon Submanager relating to the actual or alleged potential liability of Owner, of Manager, of Submanager or of any Property.

(c)                                  In the event there is any claim, demand, suit or other legal proceeding between a third party and Manager which relates to a Property, this Agreement or Submanager’s performance hereunder (a “Property Proceeding”), Submanager shall give Manager all pertinent information, comply with subpoena requests and provide reasonable assistance to Manager in connection therewith.

3.8                               Tenant Services.  Submanager shall perform the following services as they relate to tenants at the Properties:

(a)                                 Use commercially reasonable efforts to obtain and track from all tenants certificates of insurance required to be furnished by the terms of their leases;

(b)                                 Provide oversight of tenant security and life safety education;

(c)                                  At Manager’s request, use commercially reasonable efforts to obtain from those tenants as may be identified by Manager estoppel certificates and subordination, non-disturbance and attornment agreements in connection with sales and financings of Properties;

(d)                                 Prepare and provide to Manager lease abstracts prepared using Submanager’s standard abstracting procedures, in the form of, and containing the information included in, the lease abstract form attached hereto as Exhibit H, for the sole purpose of establishing Submanager’s accounting processes (the “Lease Abstracts”) with respect to leases entered into after the Initial Commencement Date;

(e)                                  Administer and assist Manager in conducting a Tenant Kingsley Survey (as a Property cost) with respect to Properties identified by Manager, promptly following the Commencement Date and, if requested by Manager, on an annual basis thereafter; and

(f)                                   All other traditional services customarily provided to tenants of properties similar to the Properties, such as administering tenant work orders and responding to tenant inquiries but excluding extraordinary or five-star services such as concierge and valet.

3.9                               Enforcement of Leases.

(a)                                 Submanager shall use commercially reasonable efforts to enforce the terms of all leases, concessions and licenses that it manages with respect to the Properties.  Submanager shall use commercially reasonable efforts to coordinate with the leasing broker with respect to those components of the lease addressing renewal, extension, expansion or termination.  Any letters of credit required from a tenant shall be held by Manager or a third party designated by Manager.

(b)                                 Submanager shall, at Manager’s request and expense, engage counsel and cause legal proceedings to be instituted as may be necessary to enforce payment of rent and compliance with provisions of tenant leases, to dispossess tenants, or to enforce the terms of vendor or subcontractor contracts.  Submanager shall use Manager’s choice of legal counsel to assist as deemed necessary by Manager in lease and/or contract preparation and negotiation, to provide legal advice in connection with management issues at the Properties, and to institute legal proceedings. All compromises, settlements, or legal proceedings shall be subject to the prior approval of Manager.  Attorneys’ fees and costs incurred in any of the foregoing shall be expenses of the applicable Property, and ultimately an obligation of Owner.  Manager and Submanager shall agree upon a reasonable projection for attorneys’ fees and costs in the Approved Budget.  Notwithstanding anything to the contrary contained herein, no representation or advice is or will be made by Submanager as to the legal sufficiency, legal effort or legal tax or accounting consequences of any transaction or documentation.  Manager must rely on its own legal, tax and accounting advisers.

3.10                        Special Billings.

(a)                                 “Special Billing” means any periodic billing requirement or change in a billing rate charged to a tenant under such tenant’s lease as a result of each Property’s operating expenses, a tenant’s volume of business, or a CPI or other index, including, but not limited to, such items as commonly are described as expense pass-through, recoveries, escalations, CAM or CPI adjustments, and percentage sales or rent.  On or before January 1, 2015, subject to receiving the necessary information from Manager, Submanager shall deliver a statement to Manager describing all of the information, data and documents received from Manager or the prior property manager, which Submanager has used to establish a basis for calculation of Special Billings for each tenant at each Property. Manager shall provide any written corrections or additions it may have, if any, within 30 days after delivery of the statement to Manager.  Manager’s failure to notify Submanager in writing of any corrections or additions within such 30-day period shall be deemed approval by Manager of such information.  During the Term, Submanager shall be responsible for sending Special Billings to each tenant in accordance with the terms of such tenant’s lease and the information so approved by Manager, and Submanager shall be responsible for coordinating, with Manager’s approval, any reconciliations with respect to Special Billing in accordance with the terms of the leases.

(b)                                 Except to the extent Submanager has prepared a Lease Abstract with respect to the applicable lease, Submanager may rely upon, and shall not be responsible for the completeness and accuracy of, any information, data and documents received from Manager or the prior property manager, or generated prior to the commencement of this Agreement, in connection with the performance of its duties and obligations hereunder including, but not limited to, the preparation and calculation of Special Billings.  Except to the extent Submanager has prepared a Lease Abstract with respect to the applicable lease, Submanager shall not be responsible for Special Billings, which either are due, or are based upon expense activity, for (i) periods ending prior to the Commencement Date, or (ii) periods ending subsequent to the termination of Submanager’s management of the Properties under this Agreement.

3.11                        Compliance with Laws.  Submanager shall obtain and keep in full force and effect, at Manager’s or Owner’s expense, all licenses, permits, consents and authorizations as may be necessary for the operation of the Properties.  All of such licenses, permits, consents and authorizations shall be in the name of Manager or Owner, if required in writing by Manager.  Submanager shall obtain and keep in full force and effect (in the name of Submanager), at Submanager’s expense, all real estate licenses as may be necessary for the proper performance by Submanager of its duties and obligations hereunder.  Submanager shall perform its duties hereunder in compliance with all applicable laws applicable to Submanager and/or the Properties.  Submanager shall use commercially reasonable efforts to remedy the violation of any law applicable to

Submanager and/or the Properties during the Term of which it has actual knowledge, subject to adequate funding by Manager (with respect to violations of law related to the Properties).  Expenses incurred in so complying and in correcting any such violation shall be included in the Approved Budget or otherwise approved by Manager.  Submanager shall not be obligated to act or refrain from acting to the extent such action or omission would be inconsistent with applicable laws.

3.12                        Tax Review.  Submanager shall reasonably cooperate with appraisers and consultants retained by Owner or Manager to evaluate the Properties or to appeal assessed values as part of Owner’s tax review program, but Submanager shall not be responsible for such undertakings.  Promptly upon receipt by Submanager, Submanager shall furnish Manager with copies of all assessment notices and tax bills received by Submanager.

3.13                        Environmental Risk Management.

(a)                                 Notwithstanding anything to the contrary contained herein, Manager acknowledges and understands that Submanager is not qualified to (x) evaluate the presence or absence of hazardous or toxic substances, mold, waste, materials, electromagnetic field, radon, radioactive materials, or other environmental concerns under applicable law, upon, within, above, or beneath the Properties  (collectively, “Hazardous Materials”); (y) maintain or evaluate compliance with environmental, Hazardous Materials or waste laws, rules and regulations; or (z) conduct or ensure clean-up or remediation of Hazardous Material spills or contamination.  Submanager shall not be required to provide or conduct any environmental assessment of a Property, but Submanager agrees to reasonably cooperate with any independent environmental consultant retained by Owner or Manager for such purpose.  In no event will Submanager make an independent determination as to the presence or absence of Hazardous Materials, or whether Owner, the Properties or any particular tenant is in violation or compliance with any laws relating to Hazardous Materials (“Hazardous Materials Laws”).  Except to the extent attributable to the negligence of Submanager or its employees or agents (for which Submanager indemnifies Manager as set forth in the next sentence), Submanager shall have no obligation or liability with respect to the abatement, clean-up or remediation of any spill of or contamination from any Hazardous Materials relating to the Properties.  Submanager shall indemnify and hold Manager and Owner harmless from any and all liabilities, obligations, claims, losses, awards, judgments, settlements, damages, costs, penalties, and fees (including reasonable attorneys’ fees) to the extent attributable to the negligence of Submanager or its employees or agents, as a result of Submanager or its employees or agents (i) bringing Hazardous Materials onto a Property; (ii) handling such Hazardous Materials in violation of applicable law; or (iii) failing to notify Manager of any contamination, as required in Section 3.13(b) below.

(b)                                 If Submanager has actual knowledge of any contamination from Hazardous Materials on a Property, Submanager shall provide notice to Manager of same immediately upon Submanager acquiring the actual knowledge thereof.

(c)                                  Except to the extent Submanager is obligated to indemnify Manager and Owner pursuant to the terms of Section 3.13(a) and Section 7.1(b), Manager hereby agrees to indemnify, defend, and hold harmless Submanager and its affiliates from any claim, liability, demand, damages, penalty, injury or expense (including attorneys’ fees) arising out of or relating to (A) the act or omissions of Submanager within the scope of this Agreement or otherwise following Manager’s or its consultants’ directions in connection with Hazardous Materials; (B) any actual or alleged violation of a Property with respect to Hazardous Materials Laws; (C) any damage caused as a result of Hazardous Materials on a Property; (D) any attempt to designate Submanager as an “operator” or “generator” under applicable law, or otherwise liable under Hazardous Materials Laws; and (E) any condition or circumstance arising initially prior to the date of this Agreement (regardless of whether such condition or circumstance continues) relating to Hazardous Materials.  The indemnities herein shall survive expiration or termination of this Agreement.

(d)                                 To the extent in Manager’s possession and readily available to Manager, Manager shall provide Submanager a copy of its most current Phase I survey, if any, covering each Property.  Upon Submanager’s request, Manager will provide Submanager with copies of any subsequent Phase I survey documents and changes to any Operations and Maintenance Program.

3.14                        Project Management Services.  From time to time Manager and Submanager may agree upon a statement of work under which Submanager shall be entitled to a Project Management Fee (as set forth in Section 1.6(b)) for certain “Project Management Services” (as described below and in the applicable statement of work) for a “Project” (as described in the applicable statement of work).  “Project Management Services” shall generally consist of coordinating, overseeing and expediting the completion of tenant improvements and other capital construction relating to a Project, where the scope of work requires a permit to be obtained for the construction by the municipality where the Project is located and where Manager has elected in its discretion to engage personnel of Submanager above and beyond reimbursed management and engineering personnel; provided that should Submanager in its good faith, reasonable judgment believe the Project requires the supervision or other involvement of reimbursed and/or non-reimbursed personnel then Submanager may consult with Manager on such election, but Manager shall have the right to make the ultimate decision in its sole and absolute discretion whether to involve such non-reimbursed personnel.  Project Management Services may consist of the oversight of third-party engineers and other Contractors (as defined below).  The parties acknowledge and agree that the work product provided by contractors, architects, engineers, design professionals and similar persons (“Contractors”) will be the responsibility of such persons and Submanager does not warrant or guaranty their performance or work product.  Owner, Manager, or tenant, as the case may be, will enter into all Project-related contracts directly with Contractors in its name.  Project Management Services may include:

Project Team Composition & Pre-Construction Activities

•                  Discuss strategy for team composition with Owner, Manager and leasing team, as required.

•                  Assist in development of conceptual budgets for prospects (up to three per tenant).

•                  Research existing vendors and perform pre-qualifications for recommendation(s) to Manager.

•                  Review the insurance elements of the Project and work with Manager ‘s risk and legal advisors to establish appropriate contractual indemnification and insurance requirements for consultants, contractors and vendors engaged for work on the Project.

•                  Recommend specialized team members in required disciplines, pre-qualify as necessary.

•                  Issue requests for proposals (RFP’s) to architects, engineers and other specialty Contractors as required by Manager.

•                  Receive and analyze RFP responses and submit recommendation(s) for Manager’s review, approval and signature of contract(s).

•                  Monitor insurance certificate collection process for selected general contractor.

•                  Receive and analyze construction proposals and submit recommendation(s) to Manager for review, approval and signature of contract(s).

•                  Review architectural plans to confirm Project requirements have been incorporated.

•                  Obtain any necessary permits.

Design and Construction Oversight

•                  Review design plans and subsequent construction documentation to confirm Project requirements and opportunities for value engineering.

•                  Develop landlord/building management coordination plan for Project requirements.

•                  Lead periodic site meetings with Project team to review Project status, schedule and budget.

•                  Review monthly payment applications from Project vendors for accuracy and submit to Manager for payment.

•                  Oversee completion of required field inspections.

•                  Advise Manager as to expected issuance of Certificate of Occupancy.

•                  Conduct punch list inspection with architect, general contractor and Manager.

•                  Monitor final sign-off of improvements with various municipal building inspectors.

•                  Manage close-out of Project vendor contracts/payments, including, without limitation, obtaining lien waivers.

At Manager’s request, Submanager shall provide limited local on-site services at no additional cost to Manager when the Project does not require a permit or any type of design or construction activity.  Submanager shall have no responsibility to discover any patent or latent defects of work product or completed operations of Contractors.  Submanager shall cooperate with any third party engaged by Manager to perform any of the project management services described herein with respect to the Properties.

3.15                        Computer Software and Implementation.  Submanager will provide a Yardi accounting platform to support the financial services outlined in Section 4.2 below.  The setup of the base platform to support all of the Standard and Customized Financial Services set forth in Exhibit B and Exhibit B-1 attached hereto will be included, except for the capital expenditure report that may be provided as part of the customized services available to Manager as set forth in Exhibit B.  Yardi changes needed to deliver capital expenditure reports or additional accounting scope identified after this Agreement is executed will be billed directly to Manager or Owner at the actual cost from the vendor or Submanager.  Any software licensed in the name of Submanager or an affiliate thereof will remain with Submanager or its affiliate, following the Termination Date.  Manager shall be responsible for the costs incurred in transferring the accounting data following the termination of this Agreement in whole or in part.

3.16                        Transition Services.  Commencing on the Transition Commencement Date, Submanager shall perform such necessary Transition Services that will enable Submanager to commence performing all of the services contemplated hereunder by the Initial Commencement Date.  The Transition Services shall be performed either by Submanager or by third parties engaged by Submanager and approved by Manager, provided that, whenever possible, any such third party shall invoice Manager (or, at Manager’s direction, Owner) directly for its services (subject to the maximum Transition Fee payable by Manager as set forth in Section 1.6(d)).  Except to the extent Submanager has prepared a Lease Abstract with respect to an applicable lease, Submanager may rely upon, and shall not be responsible for the completeness and accuracy of, any information, data and documents received from Manager or the prior property manager, or generated prior to the commencement of this Agreement, in connection with the performance of its duties and obligations hereunder.

3.16.1              The Transition Services included in the Transition Fee are as follows:

(a)                                 establish accounting database and accounts payable process;

(b)                                 delivery to Manager, at Manager’s request, any and all materials received by Submanager in connection with such Transition Services;

(c)                                  administer and assist Manager in conducting a Tenant Kingsley Survey (provided the cost of the survey itself shall be at Manager’s (or Owner’s) expense);

(d)                                 travel to Manager’s offices and the Properties as necessary for training, Property visits, leadership travel, engagement diagnostic trips to Chicago or Boston or for other purposes (including, without limitation, human resources and other Submanager personnel);

(e)                                  training and onboarding of Submanager Employees;

(f)                                   transition period labor for Submanager’s real estate accounting services, including, without limitation, the following: (i) salaries, benefits and insurance of accounting employees; (ii) set-up, review and analysis of Properties within accounting software, Property workbooks and supporting schedules, electronic folders, filing, etc.; (iii) set-up, review and analysis of current year budgets and accounting system; (iv) set-up, review and analysis of suites and leases into system; (v) set-up, review and analysis of vendors in accounting system/P2P, W-9, 1099, creation and distribution of vendor billbox letters; (vi) set-up of critical payment and accounting detail in iTrack; (vii) addition of collect lockboxes and establish bank accounts within iTrack; and (viii) banking set-up, transfer and communication of banking information, and new remittance to tenants;

(g)                                  preparations to hire requisite staffing in accordance with Section 3.16.2 below; and

(h)                                 evaluate current property services and operations

For avoidance of doubt the foregoing Transition Services shall be applicable to all Properties, including those held for sale.

3.16.2              Submanager shall coordinate with Manager to commence the process for the potential transition of qualified employees from Owner (or its current service providers) to Submanager, which process shall include the following key steps.  Manager shall use commercially reasonable efforts to facilitate Submanager’s activities with respect to such transition.

(a)                                 Pre-transition Planning and Ongoing Communications.  Assessing the impact of outsourcing decisions on transitioning employees and preparing information to be distributed; commencing weekly conference calls with Owner and/or Manager.

(b)                                 Introducing Submanager.  Holding introductory conference calls and meetings with certain Owner, Manager or existing service provider employees, as identified by Manager, and beginning the recruiting process; introducing Submanager’s strategy and clarifying assumptions regarding transition, staffing and structure; making recommendations as to appropriate staffing levels.

(c)                                  Site Visits and Interviews.  Conducting site visits and interviewing candidates.  Owner and Manager shall have the right to conduct a courtesy discussion with candidates and to review relevant candidate information, such as resumes.

(d)                                 Staying in Touch.  Providing templates with information related to the transition timeline, benefits changes and support resources; maintaining frequent communication with transitioning employees.

(e)                                  Screening.  Performing background checks and drug testing in accordance with

Submanager’s policies.

(f)                                   Selection.  Matching applicants for the available positions of employment; provided Submanager shall not onboard any employees of Owner’s current service provider that have a service credit for severance.

(g)                                  Offers.  Providing notification offer letters to each individual.

(h)                                 Orientation.  Participating in customized orientation meetings to promote sense of belonging, clarify policies and procedures and outline performance standards and measurements.

3.17                        SharePoint Site. Submanager shall provide Owner and Manager with access to a dedicated SharePoint site that will provide a central repository for key property management related data.

3.18                        Subordination.  At Manager’s request from time to time, Submanager shall execute and deliver customary collateral assignment and subordination of management agreements requested by Owner’s mortgage lenders in connection with any mortgage financing or refinancing.

3.19                        Additional Services.  In addition to the services required to be performed by Submanager as expressly set forth herein, Submanager shall provide, at no additional cost to Manager, other services that it customarily provides to Submanager’s other largest clients with whom Submanager has a generally similar pricing structure, except to the extent any such service is provided to Submanager’s other largest clients at an additional charge.

3.20                        Submanager Econometrics Data.  Subject to the terms of the license agreement between Submanager and Manager, Submanager shall (and shall cause CBRE Econometrics Advisors to) provide Owner and Manager, at no additional cost, with reasonable access to the Econometrics Data of Submanager (or CBRE Econometrics Advisors).

3.21                        Changes in Scope.  To the extent Submanager reasonably believes it will incur greater than nominal additional costs as a result of a material change in the scope of services set forth in this Agreement, then Submanager shall notify Manager, and Submanager and Manager shall negotiate in good faith and agree on a reasonable additional fee for such change in scope.  Similarly, to the extent Manager reasonably believes that a material reduction in the scope of services set forth in this Agreement warrants a reduction in fees, then Manager shall notify Submanager and Submanager and Manager shall negotiate in good faith and agree on a reasonable reduction in fee for such reduction in scope.  If Manager and Submanager cannot in good faith agree on the fee modification after reasonable efforts have been put forth, then, upon ninety (90) days’ prior written notice to Submanager, Manager shall have the right to terminate this Agreement only with respect to the Properties affected by the proposed fee modification, without any termination fee or other penalty.  Within five (5) business days following Submanager’s receipt of Manager’s notice of termination set forth in the preceding sentence, Submanager shall have the right to withdraw its request for an additional fee, or agree to Manager’s proposed reduction in fee, in which event Manager’s termination notice shall be deemed null and void.

3.22                        Private Label.  Manager may currently or in the future, in its sole and absolute discretion, cause Submanager to provide its services hereunder, as to all or any one or more Properties, as a private label (i.e., uniforms, email addresses, etc., shall not use CBRE, Inc.’s logo or name and instead shall use the logo or name designated by Manager).

3.23                        Responsibility for Property-Level Information.  Submanager shall be responsible for maintaining existing rent control books, stacking plans, floor plans, building measurements and other Property-related information.  To the extent any of the foregoing items do not exist, Submanager shall prepare, or cause to be prepared, the same, and Manager shall be responsible for any third-party, out-of-pocket costs of such preparation.

ARTICLE IV - BUDGETS, REPORTS, AND FINANCIAL SERVICES

4.1                               Budgets.  Submanager shall review and adapt Owner’s current operating and capital budget (as applicable, the “Budget”) for the operation, repair and maintenance of the Properties for the remainder of the calendar year in which the Commencement Date occurs.  Thereafter, on or before the date specified each year by Manager (but not later than October 1st), Submanager shall prepare and submit to Manager a preliminary Budget for the next calendar year followed by a final Budget for the next calendar year, incorporating any changes requested by Manager.  Such Budgets shall: (i) be prepared on an accrual basis, as defined by Generally Accepted Accounting Principles, as applied by Owner or as directed in advance by Manager; and (ii) show a month by month projection of income, expenses, capital expenditures, reserves and other non-recurring items.  Manager shall notify Submanager within 30 days after Manager’s receipt of the proposed Budget or updated Budget as to whether Manager approves or disapproves the proposed Budget (an expressly approved Budget is referred to herein as the “Approved Budget”).  If Manager fails to notify Submanager within such 30-day period, then the Approved Budget from the immediately preceding year, excluding any budgeted capital expenditures, shall continue to constitute the Approved Budget until the new Budget is approved.  Submanager shall implement the Approved Budget and use commercially reasonable efforts to ensure that the cost of operating each Property shall not exceed the applicable Approved Budget.  The Approved Budget shall constitute an authorization for Submanager to expend necessary monies to manage and operate the Properties in accordance with the Approved Budget and subject to the provisions of this Agreement until a subsequent Budget is approved; the approval of non-recurring costs and capital improvements in the Approved Budget shall constitute an authorization for Submanager to collect bids for the expenditure and present a final recommendation to Manager for expenditure of monies to implement such items called for in the Approved Budget.  Notwithstanding anything herein to the contrary, Submanager shall be permitted to incur expenses in excess of the amounts provided in the Approved Budget in connection with actions Submanager is otherwise authorized to take hereunder, so long as such expenses do not, individually or in the aggregate, exceed the “Permitted Variance” as set forth on Exhibit G.  Manager shall have the right at any time to modify the Permitted Variance set forth on Exhibit G, and, in such event, Manager shall furnish to Submanager a replacement Exhibit G to be attached to this Agreement.  In each instance in this Agreement where Submanager is required to perform in accordance with the Approved Budget, such requirement shall be deemed to mean Submanager is required to perform in accordance with the Approved Budget subject to any applicable Permitted Variance.

4.2                               Financial Services.  Submanager shall provide the financial and banking services to Manager and Owner as described on Exhibit B and Exhibit B-1 attached hereto. Submanager shall not be responsible for the preparation of any forms, reports, invoices or tax returns (other than sales tax returns) required to be filed or prepared on behalf of Owner in connection with any Property by any local, state, federal or other governmental authority.  Accounting for each Property shall be prepared on an accrual basis, as defined by Generally Accepted Accounting Principles (“GAAP”), as applied by Owner or as directed in advance by Manager.  The financial statements will also recognize revenue and record fixed assets, depreciation and amortization in accordance with GAAP as applied by Owner, unless Owner’s policy differs.  In the event of any material modification in the scope of services outlined in Exhibit B (e.g. if during the Transition Services, Submanager discovers a material deviation from the assumptions made in Exhibit B-1) either Submanager or Manager may notify the other such party, and the parties shall negotiate, in good faith, to mutually agree upon any increase or decrease in the fees associated with such modification.   Between the ninetieth (90th) and one hundred eightieth (180th) days following the Initial Commencement Date, Manager and Submanager agree to review the accounting scope of services actually being provided by Submanager and determine whether such services being provided are inconsistent with, greater than or less than those services outlined in Exhibits B and B-1 attached hereto.  In the event there is inconsistency or an increase or decrease in the scope of services, Manager and Submanager shall negotiate in good faith and agree on the reasonable additional fee(s) or reduction in fee(s) (as applicable) for such scope change.

4.3                               Remittance of Funds.  Manager shall have the right to require the transfer to Manager or Owner at any time of all funds in the Regional Disbursement Account.

4.4                               Records.  Submanager shall maintain separate books and records for the Properties as provided by its property management system, which shall be supported by proper documentation.  During the Term, Submanager shall retain such books and records for such time as is prescribed by Manager’s document retention policy or as otherwise required by applicable law.  Following the Term, Submanager may dispose of all books and records not requested by Manager to be returned.  Owner, Manager or their respective representatives may conduct examinations, during normal business hours and upon reasonable prior notice, of the books and records maintained for Owner by Submanager. Manager and Owner also may perform any and all additional audit tests relating to Submanager’s activities, either at the particular Property or at the office of Submanager; provided such audit tests are directly related to those activities performed by Submanager for Owner and Manager and do not unduly interfere with the performance of Submanager’s duties under this Agreement.  Should Manager discover either weaknesses in internal controls or errors in record keeping, Submanager shall correct discrepancies either upon discovery or within a reasonable period of time after the audit, at Submanager’s cost.

4.5                               Cooperation Regarding Loss.  In the event that Owner or Manager suffers or incurs a loss from payment of fraudulent or unauthorized instruments, Submanager will work with the applicable banks and use commercially reasonable efforts to assist Owner and Manager in recovering the loss.

4.6                               USA Patriot Act.  In connection with opening bank accounts, Owner may be required to provide formation documents such as Articles of Incorporation or information describing ownership and leadership information.

4.7                               Insufficient Funds in Bank Account.  Submanager shall not be required to expend any of its own funds for disbursements chargeable to Manager.  If there are insufficient funds in the Regional Disbursement Account for a disbursement, Submanager may, after notifying Manager of such insufficiency in writing, defer making any disbursement until Manager has furnished the funds necessary for such disbursement.  If Submanager is responsible for making a mortgage payment on behalf of Owner, and sufficient funds to make such payment are not made available by Manager to Submanager, then Submanager shall not be liable for late fee assessments or other penalties relating to the timing of such mortgage payment.

4.8                               Confidentiality.  Each party shall hold in confidence and not use or disclose to third parties any confidential or proprietary information of the other party or its affiliates which is disclosed to the receiving party, including but not limited to any confidential data, information, plans, programs, processes, costs, or operations information, and Submanager’s SOC1 Report, provided, however, the obligations hereunder shall not apply to the extent such information (a) is available to the general public or generally known within the real estate industry, or (b) is required to be disclosed pursuant to law, court order or subpoena (with notice from the disclosing party to the other party, provided such notice is permitted by law or legal process).  Notwithstanding the foregoing, the parties acknowledge and agree that this Agreement may be required to be submitted in connection with filings with the Securities and Exchange Commission (“SEC”).

4.9                               SSAE 16 Compliance.

(a)                                 Submanager will cause a reputable independent auditor to conduct an audit once per year pursuant to the AICPA’s SSAE 16, Statement on Standards for Attestation Engagements, Reporting on

Controls at a Service Organization that results in a SOC 1 Report dated no earlier than September 30, and made available to Owner and Manager no later than November 30 of each year.

(b)                                 The Service Organization Controls Report (SOC1) on CBRE Inc.’s Asset Services Client Accounting Processing Servicing System and Suitability of Design and Operating Effectiveness of its Controls for the Period October 31, 2012 through September 30, 2013 will be provided to Owner and Manager upon execution of this Agreement.  Submanager will continue to provide to Owner and Manager an annual SOC1 Report similar in scope to this report, over the transaction processing and financial reporting services provided.

(c)                                  Each such SOC1 Report delivered to Owner and Manager shall provide (1) independent assurance to Owner and Manager that internal controls over transaction processing and financial reporting are suitably designed, in place, and operating effectively throughout the audit period to achieve the stated control objectives; and (2) CBRE Inc. Management’s Assertion which provides additional confirmation by Submanager, that pursuant to the results of continuous monitoring of the control environment, is able to attest that internal controls over transaction processing and financial reporting are suitably designed and effective throughout the period.

(d)                                 Owner’s or Manager’s auditor shall be allowed to test significant processes and controls at Manager’s (or Owner’s) expense. Advance notification of 10 business days must be provided to Submanager prior to Owner’s or Manager’s auditor utilizing Submanager resources to perform testing.

(e)                                  A bridge letter covering the period October 1 through December 31 of each year shall be provided by Submanager to Manager and Owner, at no additional cost to Owner or Manager.

ARTICLE V - RESPONSIBILITIES OF MANAGER

5.1                               Documents Provided by Manager.  In order for Submanager to set-up and establish operations, Manager shall use commercially reasonable efforts to provide to Submanager in a reasonably organized and orderly manner, such information, documents and certificates regarding the Properties as Submanager shall reasonably request for purposes of performing its duties hereunder, (whether such items are in Manager’s possession and readily available to Manager or in the possession of the prior property manager), including, but not limited to:

(a)                                 Owner’s completed form W-9.

(b)                                 Operating budget, capital budget, income cash flow report and variances from the budgets for 2014.

(c)                                  List of historical common area maintenance charges and operating expenses, together with operating expense reconciliation for the prior year.

(d)                                 Accounting records, including YTD general ledger, previous period variance analysis, and tenant accounts receivable ledgers.

(e)                                  Closing entries.

(f)                                   Books and records relating to management, operation and leasing of the Properties.

(g)                                  Complete tenant files, including lease documents and correspondence.

(h)                                 Current rent roll.

(i)                                     Tenant and vendor insurance certificates.

(j)                                    Legal descriptions of Properties and improvements, together with site plans and specifications.

(k)                                 Mortgagees’ names and addresses, lien holders, loan payment information and the like.

(l)                                     Inventory of Owner’s personal property, including all tools, equipment and supplies.

(m)                             List of vendor and third party contracts in force, including completed vendor W-9’s.

(n)                                 List of brokers actively engaged in leasing the Properties.

(o)                                 Insurance policies on the Properties and schedules of Owner’s current and past policies.

(p)                                 Files on litigation or disputes.

(q)                                 Procedures for reporting claims.

(r)                                    Keys, passwords, and property software.

The above shall remain the property of Owner but made available to Submanager for its use under this Agreement.

5.2                               Manager’s Obligations.  Throughout the Term, Manager agrees to perform the following:

(a)                                 From and after the Commencement Date, furnish Submanager, at Manager’s or Owner’s sole cost and expense, (i) an office, together with necessary furniture, fixtures and equipment (including printers, high-speed internet connectivity, copiers, phones, office supplies and fax machines) for Submanager’s sole use that is reasonably suitable for the conduct of Submanager’s duties hereunder, and (ii) reasonably sufficient computer systems and adequate internet connectivity for the operation and conduct of Submanager’s systems and duties hereunder.  In addition, Manager shall, at Manager’s or Owner’s sole cost and expense, allow Submanager to provide technical support services and such connections as are necessary to allow Submanager to access Submanager’s corporate server.  From and after the Commencement Date, these expenses shall be reimbursed for an off-site office until the on-site management office is available or feasible, provided that, with respect to off-site offices that are not solely dedicated to the Properties, a reasonable allocation of such expenses shall be reimbursed.  The opening of any new office by Submanager in accordance with this paragraph shall be approved in advance by Manager.  The office Property located at 701 Poydras Street, New Orleans, Louisiana, shall be supervised by Submanager from Submanager’s Houston office, with an on-site team as well.  Only such on-site team shall be subject to expense reimbursement by Manager or Owner to Submanager, and neither Manager nor Owner shall be responsible for any allocated cost of Submanager’s Houston office.

(b)                                 Pay Submanager for its services in the amounts and in the manner and at the times described in this Agreement.

(c)                                  Promptly reimburse Submanager, on a monthly basis upon delivery of appropriate invoices and other supporting documentation therefor, to the full extent of all funds advanced by Submanager for Manager’s account in carrying out the terms and conditions of this Agreement, to the extent Manager is required to reimburse Submanager therefor pursuant to the express terms of this Agreement.

(d)                                 Communicate with Submanager through Submanager’s assigned manager for each Property at the property management level (provided that failure to do so shall not constitute a default by Manager under this Agreement).

(e)                                  Maintain adequate funds in the Regional Disbursement Accounts, to the extent funds are available from the respective Property, to fund all expenditures to be made by Submanager pursuant to the terms of this Agreement.

(f)                                   Promptly disclose to Submanager, upon request, the property and liability loss history of the Properties as and to the extent set forth in the records of Owner and Owner’s insurance carriers and reasonably available to Manager.

(g)                                  Promptly inform Submanager in writing upon Manager acquiring actual knowledge of the existence on any Property of any structural defect which causes or threatens to cause a nuisance upon a Property or adjacent properties or poses or threatens to pose any hazard to the health or safety of any persons on or about a Property.

(h)                                 Promptly inform Submanager in writing upon Manager acquiring actual knowledge of the existence on a Property of any Hazardous Material, the presence of which either:  (i) requires investigation or remediation under any federal, state, or local laws, rules, codes, statutes, regulations, orders, notices, determinations, ordinances, or other requirements; or (ii) causes or threatens to cause a nuisance upon a Property or adjacent properties or poses or threatens to pose any hazard to the health and safety of any persons on or about a Property.

ARTICLE VI — INSURANCE

6.1                               Insurance Covering the Properties and their Management.

(a)                                 It is the intention of the parties to secure the broadest and most cost-effective insurance available to cover, defend and protect Owner, Manager and Submanager in the operation of the Properties, including any project or construction management services performed relating to the Properties.  Therefore, Manager shall maintain, or cause Owner to maintain, the following insurance during the Term:

(i)                                     “All risk” direct damage property insurance for each Property on a replacement cost basis.  If a Property is under construction, “all risk” builder’s risk insurance shall be carried covering the full cost of construction.

(ii)                                  Commercial general liability insurance (current ISO form CG 00 01) on an “occurrence” basis in an amount not less than $10,000,000 each occurrence, which may be satisfied through any combination of primary and umbrella coverage.

(iii)                               Loss of rental income, business interruption and extra expense coverage or similar insurance protecting against lost income due to damage to each Property.

(iv)                              Boiler and machinery insurance covering the building, fixtures and equipment located at each Property for mechanical failure or explosion of pipes or boilers (such insurance to include loss of use coverage/business interruption due to such failures).

All policies providing for such coverage shall waive all of the insurer’s right of subrogation against Submanager and its affiliates.  Manager shall furnish Submanager certificates of insurance evidencing the insurance coverage required by this Section.  Such insurance shall be the primary insurance for claims arising at or on the Properties and any policy of Submanager shall be excess and non-contributing in all respects.  Submanager shall (by endorsement, if required) be included as a real estate manager and insured by definition on the commercial general liability and umbrella insurance policies.  Any deductibles or self-insured retentions associated with the policies will be wholly for the account of Owner and, with respect to Submanager, will be treated as though it were first dollar insurance.  To the extent that Owner or a Property has insurance covering any environmental liability at a Property, Manager shall cause Owner to undertake to have Submanager added as an additional insured to such policy.  Should Owner’s insurance coverage be cancelled or not renewed for any reason, Manager shall endeavor to provide Submanager 30 days’ prior written notice of such cancellation or non renewal. Upon Manager’s request, Submanager will make the CBRE Client Insurance Program (“CIP”) available to all Properties located in the United States which are subject to this Agreement. The cost to Owner of the CIP shall be the actual insurance premiums owed by Owner under such policies.  Owner may participate in the CIP in its sole discretion, provided, however, that in the event a Property is not eligible for the CIP, or if at any time, the CIP becomes unavailable, Manager (and not Submanager) shall be responsible for procuring Owner’s insurance as required under this Agreement. Alternatively, upon Manager’s request, Submanager shall refer Manager to a qualified insurance agent or broker to assist Manager and Owner in procuring such property, liability or other related insurance for Owner relating to the Properties, at Owner’s sole expense.  In connection with any such referral, Manager acknowledges that (i) Submanager does not provide a guaranty for the services of the agent or broker or the types or amounts of insurance provided under any issued policies, (ii) Submanager is not responsible for the financial viability of the insurance company issuing any such policies and (iii) Submanager or an affiliate thereof may receive a third party referral fee in connection with the arrangement.

(b)                                 During the Term, Submanager shall maintain the following insurance relating to its services hereunder:

INSURANCE	LIMITS

Workers’ Compensation	As required by statute in the state where each Property is located and where Submanager has employees performing services pursuant to this Agreement.

Employer’s Liability	$1,000,000 per accident

Commercial

General Liability Insurance	$1,000,000 per occurrence/ $2,000,000 aggregate

Business Automobile Coverage	$1,000,000 per accident

Professional Liability Insurance	$1,000,000 per occurrence and annual aggregate

Fidelity or Commercial Crime	$2,000,000 per occurrence, Owner and Manager shall be listed as a “loss payee”

(Employee Dishonesty)

Umbrella Liability Insurance	$5,000,000 per occurrence and annual aggregate

Property Coverage	In an amount sufficient to cover all property owned by Submanager and located at the Properties

Submanager may fulfill its liability insurance obligations through any combination of primary and umbrella coverage.  All policies providing for such coverage shall waive all of the insurer’s right of subrogation against Owner, Manager and their respective affiliates. Upon request, Submanager shall furnish Manager certificates of insurance evidencing the insurance coverage required under this subsection.  Owner and Manager each shall be included as an additional insured on Submanager’s required Commercial General Liability, Auto Liability and Umbrella Liability Coverage, but only to the extent of a loss arising from or attributable to Submanager’s indemnification obligations.  Should Submanager’s insurance coverage be cancelled or non renewed for any reason, Submanager shall endeavor to provide Manager 30 days prior written notice of such cancelation or non renewal.

(c)                                  Vendor Insurance.  (i) Except as provided hereafter, Submanager shall require Vendors hired to perform work at each Property to obtain the following insurance, in the following amounts, or such other amounts as reasonably appropriate for the Vendor services performed:

INSURANCE	MINIMUM LIMITS

Workers’ Compensation

As required by statute in the state where the applicable Property is located and where any operations relating to the contract are located, with waiver of subrogation against Owner, Manager and Submanager.

Employer’s Liability	$3,000,000 each accident.

Commercial General Liability*	$3,000,000 per occurrence and aggregate

Business Automobile Coverage	$3,000,000 (any auto/owned/non-owned/hired) per accident

*Vendors may fulfill their insurance obligations through the use of any combination of primary and umbrella coverage. This coverage shall be primary to Owner’s, Manager’s and Submanager’s insurance and will cover Owner, Manager and Submanager as Additional Insureds for claims arising out of the Vendor’s ongoing and completed operations for or on behalf of Owner, Manager or Submanager.  Owner, Manager and Submanager shall be named as Additional Insureds by endorsement to Vendor’s Commercial General Liability and Auto Liability insurance policies.

(ii)                                  If a Vendor’s work involves professional design or engineering, special evidence of $1,000,000 in professional liability coverage may also be required by Manager.

(iii)                               If a Vendor’s work involves any hazardous or toxic substances or materials such as Asbestos or Asbestos abatement, special evidence of $1,000,000 in Contractor’s Pollution Liability coverage may also be required by Manager.

(iv)                              Manager or Submanager may require additional coverage as they deem reasonable and may waive certain limits or requirements on a case-by-case basis.  Submanager shall require each Vendor to submit certificates of insurance and endorsements in form and substance satisfactory to Manager or Submanager as evidence of the coverages required.  Each required policy will provide for (A) waiver of subrogation against Owner, Manager and Submanager; and (B) if Vendor’s liability insurance limit is subject to a policy aggregate, the aggregate limit must apply per project, or per location.  All such policies will provide for

30 days’ prior written notice to Submanager or Manager of cancellation and shall be issued by insurers with a Best’s rating of A - VII or higher as reported in the most recent Property & Casualty Reports Key Rating Guide edition.

(v)                                 For Projects in which Submanager acts as Project Submanager, Manager will require all PJM Contractors to extend broad form indemnities to all of Owner, Manager and Submanager and name Owner, Manager and Submanager as additional insured.

ARTICLE VII — INDEMNIFICATION

7.1                               Indemnification.

(a)                                 Manager shall indemnify, defend (using counsel reasonably acceptable to Submanager) and hold harmless Submanager and its affiliates, from and against any and all third-party liabilities, obligations, claims, losses, awards, judgments, settlements, demands, damages, costs, penalties and fees (including reasonable attorneys’ fees) (as used in this Article VII, “Claims”) actually incurred by Submanager or its affiliates to the extent attributable to or in connection with the Properties, the management of the Properties, or the performance or exercise by Submanager of the duties, obligations, powers, or authorities herein, except to the extent Submanager is obligated to indemnify Owner or Manager pursuant to Section 3.13(a) above or 7.1(b) below.

(b)                                 Submanager agrees to indemnify, defend (using counsel reasonable acceptable to Manager) and hold harmless Manager, Owner and their respective affiliates, from and against any and all third-party Claims actually incurred by Manager, Owner or their respective affiliates to the extent attributable to (i) the gross negligence, willful misconduct or violation of laws or regulations by Submanager or its employees or agents, or (ii) the material breach by Submanager or its employees or agents of the obligations of Submanager under this Agreement, but only to the extent the losses attributable to such breach do not consist of casualty or personal injury claims that are covered under the standard liability or property insurance forms required of Owner hereunder, or (iii) claims by employees of Submanager or its affiliates related to Submanager’s hiring and firing practices, including, without limitation, the manner in which Submanager conducts and relies upon background checks and drug/alcohol tests (whether taken before or after employment commences).   THE FOLLOWING SHALL APPLY WITH RESPECT TO PROPERTIES LOCATED IN TEXAS — EXCEPT AS SET FORTH IN SECTION 3.13(a) AND IN CLAUSES (i), (ii) AND (iii) OF THIS SECTION 7.1(b), IT IS AGREED THAT MANAGER’S INDEMNITY IN SECTION 7.1(a) IS INTENDED TO INDEMNIFY SUBMANAGER AGAINST THE CONSEQUENCES OF ITS OWN NEGLIGENCE OR FAULT, EVEN WHEN SUBMANAGER IS JOINTLY, COMPARATIVELY, CONTRIBUTIVELY OR CONCURRENTLY NEGLIGENT WITH MANAGER, AND EVEN THOUGH ANY SUCH CLAIM, CAUSE OF ACTION OR SUIT IS BASED UPON THE STRICT LIABILITY OF SUBMANAGER.

(c)                                  “Indemnified Party” shall mean Submanager as to Sections 3.13(c) and 7.1(a) and Manager and Owner as to Sections 3.13(a) and 7.1(b), and “Indemnitor” shall mean Manager as to Sections 3.13(c) and 7.1(a) and Submanager as to Sections 3.13(a) and 7.1(b).  If any action or proceeding is brought against the Indemnified Party with respect to which indemnity may be sought under Section 3.13 or this Section 7.1, the Indemnitor, upon written notice from the Indemnified Party, shall assume the investigation and defense thereof, including the employment of counsel and payment of all reasonable expenses.  The Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the Indemnitor shall not be required to pay the fees and expenses of such separate counsel, unless such separate counsel is employed with the written approval and consent of the Indemnitor.

7.2                               Waiver of Claims.  Notwithstanding anything to the contrary contained herein, Manager and Submanager each hereby waives its rights of recovery and subrogation against each other and its respective agents, officers and employees for any losses or damage that are insured against or required to be insured against under this Agreement or with respect to the Properties.  Such waiver shall apply regardless of whether the loss or claim is caused in whole or in part by the acts or omissions of a released party, and regardless of whether the waiving party maintains a third party policy against, or self-insures, all or any portion of the risks required to be insured against hereunder.  Each of Manager and Submanager agree to make such disclosure to its insurance carrier(s) and to use best efforts to obtain any necessary consents or endorsements necessary to effect the foregoing.

7.3                               Waiver of Indirect Damages.  Notwithstanding anything to the contrary contained herein, neither Manager nor Submanager shall be liable for any lost or prospective profits or any other indirect, consequential, special, incidental, punitive or other exemplary losses or damages, whether in tort, contract or otherwise, regardless of the foreseeability or the cause thereof, that would not otherwise be covered under the standard liability or property insurance forms required of the parties hereunder.  Each party’s liability hereunder shall be limited to actual damages.

7.4                               Survival.  This Article VII shall survive expiration or termination of this Agreement.

ARTICLE VIII — TERMINATION

8.1                               Termination of Agreement.  This Agreement may be terminated, in whole or as to any one or more Properties, prior to the expiration of the Term on the following terms and conditions, provided that termination shall not relieve Manager or Submanager from liabilities or claims accruing and arising up to and including the date of termination:

(a)                                 Manager shall have the right to terminate this Agreement, in whole or as to any one or more Properties, in the event that any of the following occurs: (i) Submanager fails to maintain its entity existence or is dissolved or ceases to conduct business; (ii) a change of control of Submanager occurs (for purposes of this clause, a “change of control” shall mean the direct or indirect transfer, on a cumulative basis, of more than 50% of the voting control of Submanager or the change, directly or indirectly, of more than 50% of the composition of any applicable board of directors, board of Submanagers or other governing body directly or indirectly controlling Submanager); (iii) a court shall enter a decree or order for relief in respect of Submanager or any of its affiliates in an involuntary case under federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appoint a receiver, liquidator, assignee, custodian, trustee, administrator (or similar official) for Submanager or any of its affiliates or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such decree or order shall continue unstayed and in effect for a period of 60 consecutive days; (iv) Submanager or any of its affiliates shall commence a voluntary case or action under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or consent to the appointment of or taking of possession by a receiver, liquidator, assignee, trustee, custodian, administrator (or other similar official) for Submanager or any of its affiliates or for any substantial part of its property, or make any assignment for the benefit of creditors, or fail generally to pay its debts as such debts become due, or take action in furtherance of any of the foregoing; (v) an assignment of this Agreement by Submanager in violation of the provisions of this Agreement; (vi) any of Submanager’s Employees at the property-level engages in willful misconduct, fraud or bad faith (including, without limitation, the misappropriation of funds), and if the same continues after written notice thereof to Submanager and the expiration of 5 business days; or (vii) Submanager fails in any material respect to observe or perform any obligation of Submanager under this Agreement, and such failure continues uncured for a period of 15 days after written notice thereof by Manager to Submanager, unless, with respect to this clause (vii) only, Submanager is diligently pursuing a cure thereof, in which event Submanager shall have such longer cure period as may be reasonably necessary to effectuate such cure, up to a maximum of 60 days (including such initial 15-day cure period).

(b)                                 Submanager shall have the right to terminate this Agreement solely with respect to the applicable Property in the event that any of the following occurs with respect to Manager or an Owner (as applicable): (i) Manager or such Owner fails to maintain its entity existence or is dissolved or ceases to conduct business; (ii) a court shall enter a decree or order for relief in respect of Manager or such Owner in an involuntary case under federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appoint a receiver, liquidator, assignee, custodian, trustee, administrator (or similar official) for Manager or such Owner or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such decree or order shall continue unstayed and in effect for a period of 60 consecutive days; (iii) Manager or such Owner shall commence a voluntary case or action under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or consent to the appointment of or taking of possession by a receiver, liquidator, assignee, trustee, custodian, administrator (or other similar official) for Manager or such Owner or for any substantial part of its property, or make any assignment for the benefit of creditors, or fail generally to pay its debts as such debts become due, or take action in furtherance of any of the foregoing; or (iv) Manager fails in any material respect to observe or perform any obligation of such Owner under this Agreement, and such failure continues uncured for a period of 15 days after written notice thereof by Submanager to Manager, unless, with respect to this clause (iv) only, Manager is diligently pursuing a cure thereof, in which event Manager shall have such longer cure period as may be reasonably necessary to effectuate such cure, up to a maximum of 60 days (including such initial 15-day cure period).

(c)                                  In the event a Property is sold to a party which is not affiliated with Owner, Manager shall have the right to terminate this Agreement with respect to such Property with 15 days’ prior written notice to Submanager.

(d)                                 In the event there is a condemnation of all or any substantial part of a Property, then, at Manager’s election, this Agreement shall terminate as to such Property as of the date of such taking.

(e)                                  Manager may terminate this Agreement, in whole or as to any one or more Properties, without cause at any time by providing Submanager with 60 days’ prior written notice; provided, however, that (i) if Manager terminates this Agreement under this subsection (e) during the first twelve (12) months following the Initial Commencement Date, Manager will pay Submanager a termination fee equal to the monthly Management Fees attributable to the terminated Properties for the two full calendar months immediately preceding the month in which such termination becomes effective (provided that the total amount required to be paid under this clause (i) shall not exceed $1,700,000 in the aggregate), unless the Management Fee payable under this Agreement is greater than $850,000 per month in the aggregate (after taking into account such partial terminations), in which event no termination fee shall be due, or (ii) if Manager terminates this Agreement under this subsection (e) during the second twelve (12) months following the Initial Commencement Date, Manager will pay Submanager a termination fee equal to the monthly Management Fees attributable to the terminated Properties for the full calendar month immediately preceding the month in which such termination becomes effective (provided that the total amount required to be paid under this clause (ii), when added to any amounts paid in connection with any partial termination pursuant to the preceding clause (i), shall not exceed $850,000 in the aggregate), unless the Management Fee payable under this Agreement is greater than $850,000 per month in the aggregate (after taking into account such partial terminations), in which event no termination fee shall be due.  For the avoidance of doubt, nothing in this Section 8.1(e) shall limit or otherwise affect Manager’s right to terminate this Agreement with respect to a Property being sold to a non-affiliate upon 15 days’ prior written notice without any fee or penalty, as set forth in Section 8.1(c) above.

(f)                                   At any time following the Initial Term, Submanager may terminate this Agreement, in whole or as to any one or more Properties, without cause at any time by providing Manager with three (3) months’ prior written notice.

For the avoidance of doubt, no termination fee shall be due upon any termination or expiration of, or failure to renew, this Agreement except to the extent expressly provided in Section 8.1(e).

8.2                               Final Accounting.  Submanager shall, within 30 days (or sooner in connection with Submanager’s monthly reporting requirements) following expiration or termination of this Agreement, in whole or in part, deliver to Manager, at no cost or expense to Manager, the following: (i) an accounting reflecting the balance of income and expenses of the Properties as of the date of termination or expiration of this Agreement; (ii) any funds of Owner or Manager then held by Submanager; and (iii) all executed leases, receipts for deposits, insurance policies, unpaid bills, correspondence and other documents, books and records, relating to the Property in the possession of Submanager or its agents.  Any financial reporting requested by Manager after the expiration or termination of this Agreement (other than the final accounting) shall be prepared by Submanager as an Additional Financial Service pursuant to Exhibit B.

8.3                               Outgoing Transition Services.  Upon termination of this Agreement, in whole or as to any one or more Properties, Submanager shall, for a period of sixty (60) days immediately following the date of such termination, make itself reasonably available to consult with and advise Manager, or its designee, regarding the operation, maintenance, and leasing of the terminated Properties.  Submanager shall also provide all reasonable assistance in transferring the management of such Properties to the new owner and/or property manager, including the transferring of accounting data, and shall cooperate in all respects with Manager and any successor Submanager to ensure an orderly transition of Submanager’s responsibilities hereunder.  Without limitation of the foregoing, Submanager shall assign to Manager or its designee any and all contracts, leases and other agreements entered into by Submanager on behalf of Owner or Manager with respect to the Properties. After such sixty (60) day period, any subsequent management or accounting services (other than nominal services) requested by Manager with respect to the terminated Property (or Properties) shall be subject to an agreed upon hourly rate, to be payable upon receipt of invoice from Submanager.  In the event Submanager hosts the Yardi system and Manager elects at a later date to take it in-house, Submanager shall cooperate and assist in the transition of all applicable data to Manager’s or its designee’s hosted system, and any actual cost for such migration shall be the expense of Manager.

8.4                               Non-Solicitation.  Except as otherwise set forth herein, during the Term and for a period of one year after the termination or expiration of this Agreement, Manager shall not, directly or indirectly, solicit (i.e., initiate contact) for employment any Property-level, on-site employees of Submanager or its affiliates or any other employees of Submanager directly performing services in a material respect for Manager in connection with this Agreement.  The parties acknowledge that Manager’s placement of general distribution advertisements seeking employment applicants shall not be deemed to constitute solicitation for purposes hereof.  Manager acknowledges and agrees that a breach of this Section could not adequately be compensated by money damages, and, therefore, Submanager shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining any breach or threatened breach, and Submanager shall not be required to post a bond in any proceeding brought for such purpose.  Manager further acknowledges and agrees that the provisions of this Section are necessary and reasonable to protect Submanager in the conduct of its business.  Subject to Section 7.3, nothing herein shall be construed as prohibiting Submanager from pursuing any other remedies, at law or in equity, for any such breach or threatened breach.  Notwithstanding the foregoing or anything herein to the contrary, should Manager terminate this Agreement, in whole or as to any one or more Properties, as a result of Manager’s or Owner’s election to self-manage the terminated Properties, then Manager shall have the right, without any consideration or fee payable by Manager to Submanager, to offer employment to all property-level employees and to all other regional employees of Submanager that have at least fifty percent (50%) of their Compensation Costs allocated to one or more of the Properties in the aggregate.

8.5                               Survival.  This Article VIII shall survive expiration or termination of this Agreement.

ARTICLE IX — MISCELLANEOUS

9.1                               Status of Submanager and Relationship of Parties.  Nothing herein contained shall be construed as creating the relationship of employer-employee or establishing any trust, partnership or joint venture arrangement between Manager and Submanager.  Nothing in this Agreement shall deprive or otherwise affect the right of either party to own, invest in, manage or operate property, or to conduct business activities which are competitive with the business of the Properties.  Nothing herein shall be construed as requiring Submanager to bear any portion of any losses or gains arising out of or connected with the ownership or operation of the Property.

9.2                               Indirect Benefits.  “Indirect Benefits” mean the following: (a) non-cash compensation or other non-cash benefits, gifts, promotions, consideration or other advantages received by Submanager or an affiliate of Submanager from third parties in connection with the general property management business or other activities of Submanager or an affiliate of Submanager, including third parties with whom Submanager may deal with in the performance of its duties under this Agreement; and (b) benefits received by Submanager or an affiliate of Submanager by virtue of any equity interest held by Submanager or such affiliate in third parties with whom Submanager may deal with in the performance of its duties under this Agreement; and (c) other indirect benefits arising from the business of Submanager, including its activities under this Agreement, which do not constitute cash and trade discounts, refunds or credits directly resulting from and based upon supplies or equipment purchased by Submanager for or on behalf of Manager under this Agreement.  Manager understands and recognizes that from time to time during the Term, Submanager or an affiliate of Submanager, may receive or obtain such Indirect Benefits and Submanager or such affiliate shall be entitled to retain all such Indirect Benefits for its own account; it being understood by Manager that Submanager takes the value of such Indirect Benefits into account in pricing its property management services generally.

9.3                               Conflicts of Interest.  In the event of a conflict between Submanager’s representation of Manager under this Agreement with respect to such transaction and the obligations of Submanager or its affiliate to another party with respect to such transaction, Submanager shall disclose such conflict to Manager and, at Manager’s request, Submanager shall establish appropriate internal procedures to prevent any communication or collusion between those employees of Submanager or Submanager’s affiliates who represent parties in such transactions in which such a conflict of interest may exist.

9.4                               Notices.  Any notice, request, demand, consent or approval under this Agreement must be in writing and personally delivered, sent by overnight courier service, transmitted via facsimile during business hours, or sent by U.S. registered or certified mail, postage prepaid, return receipt requested, and shall be deemed to have been given upon the date of personal delivery or transmission by facsimile, the next business day following deposit with an overnight courier, or five days after deposit in the U.S. mail, as the case may be, provided that the communication is addressed as set forth below:

If to Manager, to:

c/o CommonWealth REIT

2 North Riverside Plaza, Suite 600

Chicago, Illinois 60606

Attn: Chief Operating Officer and General Counsel

If to Submanager, to:

CBRE, Inc.

1200 Liberty Ridge Drive

Suite 320

Wayne, Pennsylvania 19087

Attn: John Greenwood, Senior Managing Director

With a copy to:

CBRE, Inc.

700 Commerce Drive, Suite 550

Oak Brook, IL 60523

Attn: Laura A. Gantz, Senior Counsel

Either party may, by written notice, designate a different contact person or address.

9.5                               Signs.  Subject to Manager’s prior approval, Submanager may place and remove, or cause to be placed and removed, such signs upon the Premises which Submanager deems appropriate and which may be removed without incurring a material cost, including, without limitation, a sign announcing that the Premises is under Submanager’s management, at Manager’s (or Owner’s) cost.

9.6                               Assignment.  This Agreement shall not be assignable by Submanager without the express prior written consent of Manager, except that Submanager may, without consent, assign this Agreement to an affiliate of Submanager or delegate obligations to a regional partner or affiliate of Submanager, provided that no such assignment nor delegation shall cause a breach or default under any loan documents or other agreements to which Owner, Manager or any of their respective affiliates is a party.  Notwithstanding the foregoing, Submanager shall continue to be liable under this Agreement for the performance of the obligations hereunder.  This Agreement shall be for the benefit of and shall be binding upon the heirs, successors and assigns of the parties hereto.

9.7                               Severability.  Each provision of this Agreement is intended to be severable.  If any term or provision hereof shall be determined by a court of competent jurisdiction to be illegal or unenforceable for any reason, such term or provision shall be severed from this Agreement and shall not affect the validity of the remainder of this Agreement.

9.8                               Costs of Suit.  If Manager or Submanager shall institute any action or proceeding against the other relating to this Agreement, the unsuccessful party shall reimburse the successful party for its disbursements incurred in connection therewith and for its reasonable attorneys’ fees, as fixed by the court.

9.9                               Waiver.  No consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance of its obligations hereunder, shall be valid unless in writing.  No such consent or waiver shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of any other obligations of such party hereunder.  The failure of any party to declare the other party in default shall not constitute a waiver by such party of its rights hereunder, irrespective of how long such failure continues.  The granting of any consent or approval in any one instance by or on behalf of Manager shall not be construed to waive or limit the need for such consent in any other or subsequent instance.

9.10                       Force Majeure; Cure Rights.  The obligations of Manager and of Submanager under this Agreement, other than payment and funding obligations, shall be excused for that period of time that Manager or Submanager, as applicable, cannot fulfill such obligations by reason of delays beyond its control resulting from acts of God, national or regional labor strikes, inclement weather, war, insurrection or terrorists’ acts.

9.11                        Entire Agreement; Amendment.  This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, understandings, or arrangements with respect to such subject matter.  This Agreement may not be amended or modified except by a writing signed by both parties.  Any amendment to the items in Exhibit B must be executed on behalf of CBRE by a Managing Director of Asset Services.

9.12                        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. This Agreement is the product of joint drafting by the parties and shall not be construed against either party as the drafter hereof.

9.13                        Venue.  With respect to any action relating to this Agreement, Manager and Submanager irrevocably submit to the exclusive jurisdiction of the courts of the State of Illinois and the United States District Court having jurisdiction over Cook County, Illinois, and Manager and Submanager each waives: (a) any objection to the laying of venue of any suit or action brought in any such court; (b) any claim that such suit or action has been brought in an inconvenient forum; (c) any claim that the enforcement of this Section is unreasonable, unduly oppressive, and/or unconscionable; and (d) the right to claim that such court lacks jurisdiction over that party.

9.14                        Waiver of Jury Trial.  EACH PARTY HERETO, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT.

9.15                        OFAC.  Each of Manager and Submanager represents and warrants that:  it is not (a) in violation of any laws relating to terrorism or money laundering, or (b) among the entities named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated and Blocked Person,” or other banned or blocked person or entity pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control.

9.16                        Limitation of Liability.  Notwithstanding anything herein to the contrary, Manager’s liability hereunder shall be limited to an amount equal to the ownership interest of the Owner in the applicable Property to which such liability relates and the proceeds thereof, which includes rental income, insurance proceeds, condemnation proceeds, sale proceeds, and any excess proceeds of any refinancings.

9.17                        Third-Party Beneficiaries.  This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons; except, however, the Owners shall be third-party beneficiaries of the indemnification obligations set forth in Sections 3.13(a) and 7.1(b).

9.18                        Prime Agreement.  Submanager acknowledges that it has received and reviewed a copy of the Prime Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

Manager:		Submanager:

EQUITY COMMONWEALTH MANAGEMENT LLC		CBRE, INC.

By:	/s/ David S. Weinberg	By:	/s/ Edward J. Schreyer
Name:	David S. Weinberg	Name:	Edward J. Schreyer
Title:	Chief Operating Officer	Title:	President, Agency Brokerage/Asset Services

EXHIBIT A

List of Properties and Owners

(attached hereto)

A

Continuing Ops						
Property Address	**Property Name**	**City**	**State**	**Legal Owner**	**SF**	**Bldg Count**
2501 20th Place South	2501 20th Place South	Birmingham	AL	Hub Properties Trust	125,722	1
420 20th Street North	420 20th Street North	Birmingham	AL	Hub Properties Trust	514,893	1
10 Inverness Center Parkway	Inverness Center	Birmingham	AL	Hub Properties Trust	475,951	4
785 Schilinger Road South	785 Schilinger Road South	Mobile	AL	Oscar Properties Trust	72,000	1
400 East Van Buren Street	Arizona Center	Phoenix	AZ	Hub Properties Trust	1,070,724	4
4 South 84th Avenue	4 South 84th Avenue	Tolleson	AZ	Blue Dog Properties Trust	236,007	1
One South Church Avenue	One South Church Avenue	Tucson	AZ	Hub Properties Trust	240,810	1
255 Parkshore Drive	Parkshore Plaza	Folsom	CA	CW Parkshore Plaza LLC	269,281	4
Carmel One Vineyard	Leased Land	Gonzalez	CA	CWH Vineyard Properties Trust	-	7
9173 Sky Park Centre	Sky Park Centre	San Diego	CA	Hub Properties Trust	63,485	2
5555 Oberlin Drive	Sorrento Valley Business Park	San Diego	CA	Hub Properties Trust	105,003	4
1921 E. Alton Avenue	1921 E. Alton Avenue	Santa Ana	CA	Hub Properties Trust	67,846	1
9110 East Nichols Avenue	9110 East Nichols Avenue	Centennial	CO	Hub Properties Trust	143,958	1
7450 Campus Drive	7450 Campus Drive	Colorado Springs	CO	Hub Properties Trust	77,411	1
1225 Seventeenth Street	1225 Seventeenth Street	Denver	CO	Hub Properties Trust	672,465	1
5073, 5075, & 5085 S. Syracuse Street	5073, 5075, & 5085 S. Syracuse Street	Denver	CO	Hub Properties Trust	248,493	1
1601 Dry Creek Drive	1601 Dry Creek Drive	Longmont	CO	Hub Properties Trust	552,865	1
129 Worthington Ridge Road	129 Worthington Ridge Road	Berlin	CT	Blue Dog Properties Trust	227,500	1
97 Newberry Road	97 Newberry Road	East Windsor	CT	Blue Dog Properties Trust	289,386	1
185 Asylum Street	185 Asylum Street	Hartford	CT	Hub Properties Trust	868,395	1
599 Research Parkway	599 Research Parkway	Meriden	CT	Hub Properties Trust	48,249	1
33 Stiles Lane	33 Stiles Lane	North Haven	CT	BD 33 Stiles Lane Property LLC	175,301	1
181 Marsh Hill Road	181 Marsh Hill Road	Orange	CT	Blue Dog Properties Trust	162,036	1
101 Barnes Road	101 Barnes Road	Wallingford	CT	Hub Properties Trust	45,755	1
15 Sterling Drive	15 Sterling Drive	Wallingford	CT	Blue Dog Properties Trust	173,015	1
35 Thorpe Avenue	35 Thorpe Avenue	Wallingford	CT	Hub Properties Trust	79,862	1
50 Barnes Industrial Road North	50 Barnes Industrial Road North	Wallingford	CT	Blue Dog Properties Trust	154,255	1
5-9 Barnes Industrial Road	5-9 Barnes Industrial Road	Wallingford	CT	Blue Dog Properties Trust	38,006	1
860 North Main Street	860 North Main Street	Wallingford	CT	Blue Dog Properties Trust	31,165	1
One Barnes Industrial Road South	One Barnes Industrial Road South	Wallingford	CT	Blue Dog Properties Trust	30,170	1
23-28 Village Lane	Village Lane	Wallingford	CT	Blue Dog Properties Trust	58,185	2
100 Northfield Drive	100 Northfield Drive	Windsor	CT	Hub Properties Trust	116,986	1
1250 H Street, NW	1250 H Street, NW	Washington	DC	Herald Square LLC	187,684	1
2001 Wisconsin Avenue NW	Georgetown-Green and Harris Buildings	Washington	DC	Hub Properties Trust	240,475	2
802 Delaware Avenue	802 Delaware Avenue	Wilmington	DE	Hub Properties Trust	240,780	1
6600 North Military Trail	6600 North Military Trail	Boca Raton	FL	Hub Properties Trust	639,830	3
225 Water Street	225 Water Street	Jacksonville	FL	HUB OEC Properties LLC	318,997	1
9040 Roswell Road	9040 Roswell Road	Atlanta	GA	HUB Properties GA LLC	178,941	1
4E Executive Park East	Executive Park	Atlanta	GA	CW Nom LLC	427,160	9
1765 The Exchange	The Exchange	Atlanta	GA	HUB Properties GA LLC	187,632	2
3920 Arkwright Road	3920 Arkwright Road	Macon	GA	Hub Highridge, LLC	196,156	1
1775 West Oak Commons Court	1775 West Oak Commons Court	Marietta	GA	HUB Properties GA LLC	79,854	1
633 Ahua Street	633 Ahua Street	Honolulu	HI	Diamond Head LLC	120,803	1
625 Crane Street	625 Crane Street	Aurora	IL	Blue Dog, LLC	103,683	1
905 Meridian Lake Drive	905 Meridian Lake Drive	Aurora	IL	Hub Mid-West LLC	74,652	1
1200 Lakeside Drive	1200 Lakeside Drive	Bannockburn	IL	Hub Mid-West LLC	260,084	1
600 West Chicago Avenue	600 West Chicago Avenue	Chicago	IL	CW 600 West Chicago LLC	1,511,849	2
8750 Bryn Mawr Avenue	8750 Bryn Mawr Avenue	Chicago	IL	HUB Properties GA LLC	631,518	2
233 North Michigan Avenue	Illinois Center	Chicago	IL	Hub Properties Trust, CW 111 East Wacker LLC	2,090,035	2
1717 Deerfield Road	1717 Deerfield Road	Deerfield	IL	Hub Mid-West LLC	141,186	1
1955 West Field Court	1955 West Field Court	Lake Forest	IL	Hub Mid-West LLC	59,130	1

Page 1 of 4

Property Address	Property Name	City	State	Legal Owner	SF	Bldg Count
11350 North Meridian Street	11350 North Meridian Street	Carmel	IN	HUB Properties GA LLC	72,264	1
101-115 W. Washington Street	101-115 W. Washington Street	Indianapolis	IN	HUB Properties GA LLC	634,058	1
Chase Tower-111 Monument Circle	111 Monument Circle	Indianapolis	IN	CW Monument Circle Inc	1,061,259	2
5015 S. Water Circle	5015 S. Water Circle	Wichita	KS	Blue Dog, LLC	113,524	1
701 Poydras Street	701 Poydras Street	New Orleans	LA	Hub Properties Trust	1,256,971	1
109 Brookline Avenue	109 Brookline Avenue	Boston	MA	HRPT Medical Buildings Realty Trust	285,556	1
859 Willard Street	Adams Place	Quincy	MA	Putnam Place Realty Trust	230,259	2
20 Cabot Boulevard	Cabot Business Park	Mansfield	MA	Hub Properties Trust	252,755	2
50 Cabot Boulevard Undeveloped Parcel	Cabot Business Park Land	Mansfield	MA	Hub Properties Trust	-	-
2300 Crown Colony Drive	2300 Crown Colony Drive	Quincy	MA	HUB MA Realty Trust	45,974	1
440 Myles Standish Boulevard	Myles Standish Industrial Park	Taunton	MA	Hub Properties Trust	74,800	2
340 Thompson Road	340 Thompson Road	Webster	MA	MOB Realty Trust	25,000	1
100 South Charles Street	100 South Charles Street	Baltimore	MD	Hub Properties Trust	159,616	1
111 Market Place	111 Market Place	Baltimore	MD	Candler Associates, L.L.C.	540,854	1
25 S. Charles Street	25 S. Charles Street	Baltimore	MD	First Associates LLC	343,815	1
820 W. Diamond	820 W. Diamond	Gaithersburg	MD	HUB Realty Funding, Inc.	134,933	1
6710 Oxon Hill	6710 Oxon Hill	Oxon Hill	MD	HUB Realty Funding, Inc.	118,336	1
9713 Key West Avenue	Danac Stiles Business Park	Rockville	MD	Hub Properties Trust	276,637	3
777 East Eisenhower Parkway	East Eisenhower Parkway	Ann Arbor	MI	Hub Properties Trust	410,464	2
8800 Queen Avenue South	8800 Queen Avenue South	Bloomington	MN	Hub Properties Trust	280,822	1
2250 Pilot Knob Road	2250 Pilot Knob Road	Mendota Heights	MN	Hub Properties Trust	87,183	1
9800 Shelard Parkway	9800 Shelard Parkway	Plymouth	MN	Hub Properties Trust	46,765	1
2685 Long Lake Road	Rosedale Corporate Plaza	Roseville	MN	Hub Properties Trust	149,116	3
411 Farwell Avenue	411 Farwell Avenue	South St. Paul	MN	Blue Dog Properties Trust	422,727	1
6200 Glenn Carlson Drive	6200 Glenn Carlson Drive	St. Cloud	MN	Blue Dog Properties Trust	338,000	1
1000 Shelard Parkway	1000 Shelard Parkway	St. Louis Park	MN	Hub Properties Trust	62,499	1
525 Park Street	525 Park Street	St. Paul	MN	Hub Properties Trust	75,636	1
1900 Meyer Drury Drive	1900 Meyer Drury Drive	Arnold	MO	Hub Properties Trust	65,225	1
4700 Belleview Avenue	4700 Belleview Avenue	Kansas City	MO	HRPT Lenexa Properties Trust	80,615	1
131-165 West Ninth Street	131-165 West Ninth Street	N. Kansas City	MO	HRPT Lenexa Properties Trust	75,517	1
12655 Olive Boulevard	12655 Olive Boulevard	St. Louis	MO	Hub Properties Trust	98,588	1
1285 Fern Ridge Parkway	1285 Fern Ridge Parkway	St. Louis	MO	Hub Properties Trust	66,510	1
300 North Greene Street	300 North Greene Street	Greensboro	NC	Hub Properties Trust	324,305	1
7 -9 Vreeland Road	7-9 Vreeland Road	Florham Park	NJ	Hub Properties Trust	155,891	1
111 River Street	111 River Street	Hoboken	NJ	Hub Properties Trust	566,215	1
5 Paragon Drive	5 Paragon Drive	Montvale	NJ	Hub Properties Trust	119,089	1
1000 Voorhees Drive	1000 Voorhees Drive and 333 and 400 Laurel Oak Drive	Voorhees	NJ	Hub Properties Trust	152,579	3
6501 Americas Parkway NE	One Park Square	Albuquerque	NM	HUB Acquisition Trust	259,737	6
5790 Widewaters Parkway	Widewaters Parkway	DeWitt	NY	Hub Properties Trust	514,241	8
5062 Brittonfield Parkway	5062 Brittonfield Parkway	East Syracuse	NY	Hub Properties Trust	40,162	1
345 Woodcliff Drive	Woodcliff Drive	Fairport	NY	Hub Properties Trust	516,760	6
1601 Veterans Highway	1601 Veterans Highway	Islandia	NY	Hub Properties Trust	63,608	1
Two Corporate Center Drive	Two Corporate Center Drive	Melville	NY	Hub Properties Trust	291,230	1
125 Elwood Davis Road	Interstate Place	North Syracuse	NY	Hub Properties Trust	61,399	2
1000 Pittsford-Victor Road	1000 Pittsford-Victor Road	Pittsford	NY	Hub Properties Trust	73,358	1
1200 Pittsford - Victor Road	1200 Pittsford - Victor Road	Pittsford	NY	Hub Properties Trust	18,900	1
167 Sullys Trail	Corporate Crossing	Pittsford	NY	Hub Properties Trust	216,126	5
140 Canal View Boulevard	Canal View Boulevard	Rochester	NY	Hub Properties Trust	118,375	3
14 Classic Street	14 Classic Street	Sherburne	NY	Hub Properties Trust	37,084	1
110 W Fayette Street	110 W Fayette Street	Syracuse	NY	Hub Properties Trust	304,906	1
251 Salina Meadows Parkway	251 Salina Meadows Parkway	Syracuse	NY	Hub Properties Trust	65,617	1
11311 Cornell Park Drive	11311 Cornell Park Drive	Blue Ash	OH	Hub Properties Trust	93,413	1

Page 2 of 4

Property Address	Property Name	City	State	Legal Owner	SF	Bldg Count
901 Lakeside Avenue (E. 9th Street)	North Point Office Complex	Cleveland	OH	Hub Properties Trust	873,335	2
5300 Kings Island Drive	5300 Kings Island Drive	Mason	OH	Hub Properties Trust	159,421	1
3 Crown Point Court	3 Crown Point Court	Sharonville	OH	Hub Properties Trust	73,987	1
5100-70 Naiman Parkway	Raintree Industrial Park	Solon	OH	CW Nom LLC	563,182	12
401 Vine Street	401 Vine Street	Delmont	PA	Oscar Properties Trust	53,980	1
515 Pennsylvania Avenue	515 Pennsylvania Avenue	Fort Washington	PA	Hub Properties Trust	82,000	1
443 Gulph Road	443 Gulph Road	King of Prussia	PA	Hub Properties Trust	21,000	1
4350 Northern Pike	4350 Northern Pike	Monroeville	PA	Hub Properties Trust	503,885	1
700 Cherrington Parkway	Cherrington Corporate Center	Moon Township	PA	Hub Properties Trust	454,679	7
1500 Market Street	1500 Market Street	Philadelphia	PA	Hub Properties Trust	1,773,967	1
1525 Locust Street	1525 Locust Street	Philadelphia	PA	Hub Properties Trust	98,010	1
1600 Market Street	1600 Market Street	Philadelphia	PA	Hub Properties Trust	825,968	1
16th and Race Street	16th and Race Street	Philadelphia	PA	Hub Properties Trust	608,625	1
1735 Market Street - Office	1735 Market Street	Philadelphia	PA	Nine Penn Center Associates	1,290,678	1
415 Holiday Drive	Foster Plaza	Pittsburgh	PA	Hub Properties Trust	727,365	8
128 Crews Drive	128 Crews Drive	Columbia	SC	Blue Dog Properties Trust	185,600	1
1320 Main Street	1320 Main Street	Columbia	SC	CW Meridian Inc.	334,075	1
111 Southchase Boulevard	111 Southchase Boulevard	Fountain Inn	SC	Blue Dog Properties Trust	168,087	1
1043 Global Avenue	1043 Global Avenue	Graniteville	SC	Blue Dog Properties Trust	450,000	1
633 Frazier Drive	633 Frazier Drive	Franklin	TN	Oscar Properties Trust	150,000	1
775 Ridge Lake Boulevard	775 Ridge Lake Boulevard	Memphis	TN	Hub Properties Trust	120,678	1
1601 Rio Grande Street	1601 Rio Grande Street	Austin	TX	Hub Properties Trust	56,219	1
206 East 9th Street	206 East 9th Street	Austin	TX	CWH Capitol Tower Inc.	170,052	1
4515 Seton Center Parkway	4515 Seton Center Parkway	Austin	TX	Hub Properties Trust	117,265	1
4516 Seton Center Parkway	4516 Seton Center Parkway	Austin	TX	Hub Properties Trust	120,559	1
7800 Shoal Creek Boulevard	7800 Shoal Creek Boulevard	Austin	TX	Hub Properties Trust	151,917	4
812 San Antonio Street	812 San Antonio Street	Austin	TX	Hub Properties Trust	59,321	1
8701 N Mopac	8701 N Mopac	Austin	TX	Hub Properties Trust	119,858	1
6300 Bridgepoint Parkway-Building 1	Bridgepoint Parkway	Austin	TX	Hub Properties Trust	440,007	5
7600 Capital Texas Highway - B	Lakewood on the Park	Austin	TX	Hub Properties Trust	180,558	2
12455 Research Boulevard	Research Park	Austin	TX	Hub Properties Trust	1,110,007	4
9840 Gateway Boulevard North	9840 Gateway Boulevard North	El Paso	TX	Oscar Properties Trust	72,000	1
3003 South Expressway 281	3003 South Expressway 281	Hidalgo	TX	Oscar Properties Trust	150,000	1
3330 N Washington Boulevard	3330 N Washington Boulevard	Arlington	VA	Hub Properties Trust	55,719	1
14026 Thunderbolt Place	Thunderbolt Place	Chantilly	VA	Hub Properties Trust	100,505	2
6160 Kempsville Circle	6160 Kempsville Circle	Norfolk	VA	Hub Properties Trust	129,565	1
448 Viking Drive	448 Viking Drive	Virginia Beach	VA	Hub Properties Trust	75,374	1
333 108th Avenue NE	333 108th Avenue NE	Bellevue	WA	Hub Properties Trust	416,503	1
600 108th Avenue N.E.	600 108th Avenue NE	Bellevue	WA	CW Nom LLC	243,520	1
1331 North Center Parkway	1331 North Center Parkway	Kennewick	WA	Oscar Properties Trust	53,980	1
100 East Wisconsin Avenue	100 East Wisconsin Avenue	Milwaukee	WI	Hub Properties Trust (Ground Lessee)	434,740	1
111 East Kilbourn Avenue	111 East Kilbourn Avenue	Milwaukee	WI	Hub Milwaukee Center Properties LLC	373,669	1
					41,154,761	251

Discontinuing Ops*

Property Address	Property Name	City	State	Legal Owner	SF	Bldg Count
1000 Holcomb Woods Parkway	1000 Holcomb Woods Parkway	Roswell	GA	HUB Properties GA LLC	244,379	8
11201 N. Tatum Boulevard	Anasazi Plaza II	Phoenix	AZ	Hub Properties Trust	109,961	1
400 Princeton Boulevard	400 Princeton Boulevard	Adairsville	GA	Blue Dog, LLC	292,000	1
500 4th Street & Roma	Fourth & Roma (Bank of America Bldg)	Albuquerque	NM	Hub Properties Trust	229,123	2
6060 Primacy Parkway	Lakecrest III	Memphis	TN	Hub Properties Trust	130,574	1

Page 3 of 4

Property Address Property Name City State Legal Owner SF Bldg Count 8555 Aero Drive Airport Plaza San Diego CA CW Nom LLC 48,561 1 2 Corporate Boulevard Corporate Square Atlanta GA CW Nom LLC 246,225 5 18701 Wilmington Avenue 18701 Wilmington Avenue Carson CA Hub Properties Trust 402,000 5 3530 Camino del Rio North Fountainview Business Park San Diego CA Hub Properties Trust 89,976 3 18705 Madrone Parkway Madrone Business Park Portfolio Morgan Hill CA Hub Madrone Properties LLC 308,665 3 10 Center Street Stafford Commerce Center I-IV Stafford VA CW Stafford I-IV Properties Trust 149,023 4 65 Barrett Heights Road Stafford Commerce Park I & II Stafford VA Hub Properties Trust 117,929 2 720 Gracern Road-Bldg 100 Stephenson Center Columbia SC Hub Properties Trust 104,300 3 121 Executive Center Drive Synergy Business Park Columbia SC Hub Properties Trust 311,382 4 2,784,098 43 *Note: Some or all of Discontinuing Ops properties may be sold prior to the Initial Commencement Date. Page4of4

EXHIBIT B

Financial Services

1.                                      Standard Financial Services.

(a)                                 Submanager shall perform the following “Financial Services”:

(i)                                     Submanager shall keep and maintain, or shall cause to be kept and maintained, proper and accurate books, records and accounts as more particularly described in the Management Agreement and exhibits attached thereto.

(ii)                                  The account entries shall be properly supported by sufficient documentation to ascertain that said entries are properly and accurately recorded.

(iii)                               The books and records shall be maintained by Submanager at the Submanager’s centralized accounting location, or at such other location as may be mutually agreed upon in writing.  Such records will be returned to Owner at Owner’s expense upon termination of the Management Agreement.

(b)                                 Owner shall have the right from time to time during normal business hours and upon reasonable notice to examine such books and accounts at the office of Submanager’s accounting department and to make such copies or extracts thereof as required, at Owner’s expense.

(c)                                  Owner shall reimburse Submanager for all banking and lockbox fees and costs.  Submanager shall use commercially reasonable efforts to establish an optimal level of banking services while minimizing bank service fees.  Submanager’s preferred banking structure and bank relationships generally allow Submanager access to advanced banking services and products at favorable pricing.

2.                                      Agreed Upon Accounting Services.  The accounting services outlined below and within the Diagnostic Survey dated May 8, 2014 attached hereto as Exhibit B-1 and incorporated herein, represent all the accounting services agreed upon by the Owner and the Submanager to be included in the Management Fee.  In the event of any material modification in the scope of services outlined in this Exhibit B (e.g. if during the Transition Services, Submanager discovers a deviation from the assumptions made in Exhibit B-1) Submanager shall notify Owner and the parties shall negotiate, in good faith, any increase in the fees associated with such modification.  Between the ninetieth (90th) and one hundred eightieth (180th) days following the Initial Commencement Date, Owner and Submanager agree to review the accounting scope of services actually being provided by Submanager and determine whether such services being provided are inconsistent with, greater than or less than those services outlined in this Exhibit B and Exhibit B-1 attached hereto.  In the event there is inconsistency or an increase or decrease in the scope of services, Owner and Submanager shall negotiate in good faith and agree on the reasonable additional fee(s) or reduction in fee(s) for such scope change.

(a)                                 Standard Services:

(i)                                     System Platform:

A.            Submanager’s Yardi accounting system

B.            Owner’s chart of account

(ii)                                  Banking:

Use of COLLECTPlus lockbox

(iii)                               Accounts Payable:

A.            Use of Submanager’s electronic payables work flow solution

B.            Weekly disbursement processing

C.            Automated ACH payment or standard check with one facsimile signature

D.            1099 reporting processed under Tax ID of account owner

E.             Single monthly owner distribution or funding

F.              Ability for Owner to approve invoices with less than 3 unique scenarios

G.            Electronic access to invoices by Owner

(iv)                              Accounts Receivable:

A.            Lease data system maintenance and accounting administration

B.            Input of accounting data from Lease Abstracts into accounting software

C.            Monthly generation of tenant charges and collection of rents and other amounts due

D.            Production of tenant rent statements including manual billings

E.             Assistance in tenant audits

(v)                                 Financial Reporting:

A.            Financial statements and reports will be prepared on an accrual basis, as defined by GAAP, as applied by Owner or as directed in advance by Owner, with expenses accrued for above an Owner-defined threshold, but not less than $1000 (subject to Owner’s adjustment).  The financial statements will also recognize revenue, record fixed assets, depreciation and amortization in accordance with GAAP as applied by Owner, unless Owner policy differs.

B.            Provide accounting for operational activities of the property

C.            All monthly standard reports to be delivered electronically to the Owner within five (5) business days following the end of the month, with preliminary close and cash cut-off on the 20th business day of the prior month:

i.                  Balance Sheet

ii.               Actual vs. budget operating statement

iii.            General ledger detail report

iv.           Accounts receivable aging report/prepaid rent

v.              Rent roll

vi.           Cash receipt detail report

vii.        Security deposit ledger

viii.     Bank account statement reconciliation report

ix.           Check register

x.              Monthly management fee calculation schedule

xi.           Executive summary

xii.        Variance analysis

xiii.     Expense detail

xiv.    Balance sheet support schedules

D.            Annual operating expense billings and operating expense analysis

E.             Annual budget

F.              Quarterly Reforecast

(b)                                 Customized Services:

(i)                                     Banking:

A.            Use of Owner’s preferred bank with online access

B.            Use of Submanager’s signers

C.            Positive Pay and fraud detection services

(ii)                                  Accounts Receivable:

A.            Manual entry of cash receipts into Submanager’s Yardi accounting software

(iii)                               Financial Reporting:

A.            Financial statements and reports will be prepared on an accrual basis as defined by GAAP, as applied by Owner or as directed in advance by Owner, with expenses accrued for above an Owner-defined threshold, but not less than $1,000 (subject to Owner’s adjustment).  The financial statements will also recognize revenue, record fixed assets, depreciation and amortization in accordance with GAAP, as applied by Owner, unless Owner policy differs.

B.            Weekly capital funding requests

C.            Preliminary close process

D.            Financial package will include the reports listed above as well as the reports listed below:

i.                  Open accounts payable report

ii.               Accrued expense schedule

iii.            Capital expenditure report

iv.           Trial balance

v.              Depreciation/amortization detail report in accordance with Owner’s policy

vi.           Straight line rent  reports in accordance with Owner’s policy

vii.        Tenant construction allowance report

viii.     Leasing activity report

ix.           Future minimum rent schedule (annual)

E.             Sales tax maintenance and reporting, if applicable

F.              Upload of monthly financial reports to Submanager hosted SharePoint site

G.            Submanager will assist Manager in obtaining a clone copy of the Yardi SQL Server database to be housed on site at Manager’s or Owner’s data center or provide the necessary connections to

Submanager’s Yardi Voyager system for accessing property data

H.           Submanager will assist in the upload of month-end general ledger information from the Submanager database to Manager’s or Owner’s own Yardi hosted database using Yardi’s ETL technology

I.                Input of mortgage and other loan document data into accounting software, as instructed by Manager

3.                                      Additional Financial Services.  The parties may mutually agree from time to time on additional financial services to be provided. The scope, timing, fees and other terms for any such services must be included in an engagement agreement signed by both parties.  The foregoing may include, without limitation, such reports and information as may be necessary for Owner to comply with its financial reporting obligations to any lender under any loan documents.

EXHIBIT B-1

Diagnostic Survey dated May 8, 2014

(attached hereto)

B-1-1

CBRE PROPERTY/CLIENT DIAGNOTICS SURVEY

Client: CWH
Date: 5/9/2014
Preparer:

Confirmed with CWH
CBRE assumption in current pricing

CBRE

Directions: This scoping document is intended to be completed by prospective clients to accurately determine scope of engagement.
BOLD and shaded selections below represent CBRE selected assumptions used in engagement modeling, based on current knowledge.

PORTFOLIO

1)	How many properties/tenants are in your portfolio?	298/1829	**assumes Eastdil portfolio is sold prior to transition date. For only tenant count. Properties include Eastdil**	
1)	How many reports are required?	169	**Also to clarify 298 is number of buildings. 169 Assets**	
2)	What is the mix of type?	Office		129
		Retail		6
		Industrial		30
		Flex/Storage		4
3)	Approximately, what is the average tenant count per building?	Office		
		Retail		
		Industrial		
		Flex		
4)	Do you have properties that CBRE will not manage, but will perform Accounting?	Yes		No
5)	Do you have properties that a CBRE affiliate office will manage, but will perform Accounting?	Yes		No
6)	Will you require on-site accountants?	Yes		No
7)	Are any of your properties vacant?	Yes		No

ACCOUNTING BASIS

1)	What accounting basis do you require reporting on?	Cash		Accrual +
2)	If accrual, select which entries you require?			

Accrual:	Utilities	Operating Expenses	Insurance	RE Tax	Capital
Accrual Plus:	Depreciation	Straight Line Rent	FAS141 (not performing purchase price allocation)

CBRE PROPERTY/CLIENT DIAGNOTICS SURVEY

Client: ______________________
Date: ______________________
Preparer: ______________________

Directions: This scoping document is intended to be completed by prospective clients to accurately determine scope of engagement.
BOLD and shaded selections below represent CBRE selected assumptions used in engagement modeling, based on current knowledge.

SOFTWARE

		Standard Preferred	Non-Preferred	Customized
1)	ACCOUNTING SYSTEM: What accounting system will be used?	CB Hosted MRI/Yardi	-	Client Hosted System
2)	ACCOUNTING SYSTEM: If Client Hosted System, how many logins will be provided to CBRE for AP Processing?	6 or more	less than 6	
3)	ACCOUNTING SYSTEM: If Client Hosted System, can CBRE upload Check Format File, 1099 Report and CBRE Standard Rent Statement Report?	Yes	No	
4)	ACCOUNTING SYSTEM: If CBRE Hosted System, do client users need access to the accounting system for view only purposes?	No	Yes	-
5)	ACCOUNTING SYSTEM: Are uploads/downloads of data to your accounting system required?	No	-	Yes
6)	AP SYSTEM: What AP Invoice Processing Platform will be used?	CB Hosted Procure to Pay	-	Client Specific
7)	AP SYSTEM: If CBRE Hosted System, do client users need access to CBRE's AP Invoice Platform (P2P) for view only purposes?	No	Yes	-
8)	AP SYSTEM: If CBRE Hosted System, do client users need access to CBRE's AP Invoice Platform (P2P) to approve invoices? Access for Property Management staff is considered standard service.	No	-	Yes - Approval limites with less than 3 unique scenerios
9)	BUDGET SYSTEM: What budget software will be used?	CB Hosted Kardin	-	Client Specific
10)	FIXED ASSET SYSTEM: Is client hosted Fixed Assets Software required to be used?	No	Yes	-
11)	WORKORDER SYSTEM: Does client require the use of a workorder system? Angus?	No	Yes	
12)	OTHER: Are there client owned systems that CBRE will be required to use? Asset Eye, Realogic, etc	No	-	Yes

CBRE PROPERTY/CLIENT DIAGNOTICS SURVEY

Client: ____________________
Date: ____________________
Preparer: ____________________

CBRE

Directions: This scoping document is intended to be completed by prospective clients to accurately determine scope of engagement.
BOLD and shaded selections below represent CBRE selected assumptions used in engagement modeling, based on current knowledge.

		Standard Preferred / Non-Preferred		Customized
BANKING				
1)	Is client controlled banking required?	No	-	Yes
2)	Are client specific banks required? MBA: Bank of America, First Tennessee, JP Morgan, Key Bank, Union Bank, Wells Fargo	CBRE MBA Banks	-	Non-CBRE MBA Banks
3)	If a non-CBRE MBA bank is required, does the bank require personal information in order to add CBRE signers? For example, date of birth, Social Security #, Driver's License #	No	-	Yes
4)	If client controlled, will online administration be given to CBRE? Preferably 8 users	Yes	-	No
5)	If client controlled banking, will CBRE be responsible for ACH and wire initiation through online access?	Yes	No	-
6)	How are tenant receipts being handled? (Lockbox, ACH, Desktop Deposit)	COLLECTplus	Lockbox/ACH	Desktop Deposit
7)	Are client controlled lockboxes required?	No - COLLECTplus	-	Yes
8)	How are bank accounts structured?	One per Property	-	Consolidated regionally
9)	Are fraud prevention services required? Positive Pay, ACH Filters?	No	-	Yes
10)	If Positive Pay is used, who will be running the report?	CBRE	Client	-
11)	How are funds transfers processed and volume? (ACH, Wire, NACHA Files)	*Online Banking Funds Transfers*	Phone, Fax, Email	NACHA Files
12)	Will waterfall or ZBA bank accounts be utilized?	No	Yes	-
ACCOUNTS RECEIVABLE				
1)	RENT STATEMENTS: How will Rent Statements be delivered?	Via Email	-	Via Postal Service
2)	RENT STATEMENTS: When are Rent Statements required to be sent?	by 25th	Client Specific	-
3)	TENANT: Does client require review of Tenant OFAC reports?	REM Maintains Onsite/No Client Review	-	Client Specific

CBRE PROPERTY/CLIENT DIAGNOTICS SURVEY

CBRE

Client: ______________________

Date: ______________________

Preparer: ______________________

Directions: This scoping document is intended to be completed by prospective clients to accurately determine scope of engagement.
BOLD and shaded selections below represent CBRE selected assumptions used in engagement modeling, based on current knowledge.

		Standard Preferred	Non-Preferred	Customized
ACCOUNTS PAYABLE				
1)	INVOICE: Does client require additional invoice approval criteria? For example, capital items, lower amount threshold, etc.	<25K REM, 25-50K SREM, 50-100 Director >100K Managing Director	-	Client Specific
2)	PAYMENT: How often will checks be processed? Not including emergency.	Once a week on established day	-	More than once a week
3)	PAYMENT: Before approved invoices are paid, does client require approving the open invoice list?	No	-	Yes
4)	PAYMENT: Are operating expense payments required to have separate funding from the client, prior to payment? Due to cash flow or banking requirements.	No	-	Yes
5)	PAYMENT: Are capital payments required to have separate funding from the client, prior to payment?	No	-	Yes
6)	PAYMENT: How many owner distributions will be required each month?	One	-	More than One
7)	PAYMENT: How utilities will be paid?	Vendor's AutoPay Program	Check	-
8)	PAYMENT: Are CBRE manual signatures or client signatures on checks required?	Facsimile Signatures	-	CBRE/Client Manual Signatures
9)	PAYMENT: Are there any properties that require sales tax payments? AZ, FL, TX, etc	No	Yes	-
10)	PAYMENT: How are checks to be mailed to the vendor?	US Postal Service to Vendor	-	Client Specific
11)	VENDOR: What service contract template will be used for vendor service contracts?	CBRE	Client	-
12)	VENDOR: Does client require additional documents (other than W9) to be gather prior to vendor setup?	No	-	Yes - Union/Minority/Disabled, etc
13)	VENDOR: Does client require a specific naming convention for vendor ID's?	No	Yes	
14)	VENDOR: Are there any specific vendor OFAC reporting requirements?	Run For All New Vendors/ No Client Review	-	Client Specific
15)	1099: Who will be responsible for processing 1099's?	CBRE	Client	-
16)	1099: What Tax ID will be used for 1099 Processing?	CBRE	Client	-
17)	MORTGAGE: How many mortgages will CBRE be required to pay per property?	One	0	More than One
18)	MORTGAGE: Does client require management of loan and capital funding process with Owner and Lender? (e.g. compilation of data and submission to bank for release of escrow funds)	No	-	Yes
19)	MORTGAGE: How will mortgages be paid?	ACH/Wire/AutoPay	Via Check	-
20)	OTHER: Are copy of invoices or checks required to be transmitted to the client?	No	-	Yes

CBRE PROPERTY/CLIENT DIAGNOTICS SURVEY Client: Date: Preparer: Customized FINANCIAL REPORTING 1) REPORTS: What is the turnaround time from month end cut-off to report submission to the client? 15 days - Less than 15 days 2) REPORTS: Does client require additional reports outside of the CBRE standard required? No - Yes 3) REPORTS: Will reports be transmitted via a client specific portal? No Yes - 4) REPORTS: Will CBRE be required to setup a SharePoint site for reporting and document storage shared with the client? No Yes - 5) REPORTS: How will reports be transmitted? Email - Hard Copy 6) REPORTS: What format are reports required to be in? PDF Excel - 7) REPORTS: Does client require separate quarterly, semi-annual, annual report packages? No - Yes 8) REPORTS: Does client require consolidation of reporting? If so, will this include data from other providers? No - Yes 9) REPORTS: Is there any Fund, Entity, Joint Venture, or TIC reporting required? No - Yes 10) REPORTS: Does client require cash flow reports to be provided on a periodic basis? No - Yes 11) REPORTS: What format of balance sheet tieouts/schedules will be used? Depreciation/RE Tax/Insurance, etc. CBRE Client Specific - 12) REPORTS: How long will reporting be required on terminated properties? 60 Days - Over 60 Days 13) ANALYSIS: Does client require special thresholds on property level variance comments? MTD 10% and $1,000 YTD 10% and $5,000 Client Specific - 14) ANALYSIS: Does client require additional variance comments (e.g. cash flow, consolidated or portfolio level f/s, etc.)? No - Yes 15) BANK RECONCILIATION: How often are bank reconciliation's required to be completed? Once a Month - More than Once a Month 16) BANK RECONCILIATION: Is a client specific bank reconciliation format required? No - Yes 17) OPX: Are monthly or quarterly CAM true-ups, or accruals required? No Year End Lump Sum Estimate Yes 18) BUDGET: Are monthly or quarterly reforecasts required? No - Yes 19) AUDITS: How many hours per property will CBRE be required to assist in audit participation per year? Two hours or less per property - More than two hours per property 20) AUDITS: Does client anticipiate sending external auditors on-site? No Yes - 21) OTHER: What chart of accounts will be utilized? CBRE Client Specific - 22) OTHER: Will CBRE be required to prepare property acquisition opening entries based on closing statements? No - Yes 23) OTHER: Does client require additional classification of expenses, beside GL? (For example, by job codes, cost codes, project numbers, etc) No Yes CBRE APPROVER: ____________________________________________________ DATE: _________________ CLIENT APPROVER: ___________________________________________________ DATE: __________________ Standard Preferred / Non-Preferred Directions: This scoping document is intended to be completed by prospective clients to accurately determine scope of engagement. BOLD and shaded selections below represent CBRE selected assumptions used in engagement modeling, based on current knowledge.

EXHIBIT C

Form of Service Contract

(attached hereto)

C-1

CBRE AS Service Contract Rev 4/8/13 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. - 1 - Contract No. SERVICE CONTRACT THIS SERVICE CONTRACT ("Contract") is entered into as of the date specified in Paragraph 1(e) by and between the Owner identified in Paragraph 1(a) and the Contractor identified in Paragraph 1(b). 1. DEFINITIONS As used in the Contract the following terms shall have the following meanings: a. “Owner” means located at . b. “Contractor” means located at . c. “Owner’s Agent” or “CBRE” means CBRE, Inc., located at . “Billing Address” means Bill Box Number , Owner’s name c/o CBRE, as agent, P.O. BOX , , . d. “Agent's Representative” means . e. “Contract Date” means . f. “Law” or “Laws” means applicable federal, state, and local laws, ordinances, rules, regulations, building codes, court orders, and governmental or regulatory agency orders (collectively, “Laws”), including, without limitation, Laws relating to employment and non-discrimination, U.S. and applicable foreign export Laws; Laws pertaining to health, safety, the environment and hazardous materials. g. “Property” means located at . h. “Work” shall mean the tools, products and services set forth in Exhibit "D" attached hereto and incorporated herein by reference. i. “Owner Indemnified Parties” means: Owner, Owner’s Agent and . j. Contract Period (Select from the following): a. This is a contract for continuing services. “Contract Term” means – ; provided, however, (1) that the Contract Term shall automatically be extended on a month to month basis except as otherwise agreed by mutual written agreement executed by and between contractor and Owner; and (2) Owner or CBRE shall have the right to cancel and terminate this Contract with or without cause at any time upon thirty (30) days written notice to Contractor, all as more particularly set forth in Paragraph 16 of this Contract. (3) “Contract Price” shall be set forth in Exhibit “E”. (4) “Payment Terms” shall mean net 30 days. b. This is a contract for the performance of services as a single event. Service is anticipated to commence and be completed by . (1) “Contract Price” shall be set forth in Exhibit “E” (2) “Payment Terms” shall mean net 30 days. c. This is a contract for performance of services on a periodic basis, as requested by Owner’s Agent. Commencing and ending Owner’s Agent may request

CBRE AS Service Contract Rev 4/8/13 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. - 2 - services by the issuance of a Purchase Order, attached hereto as Exhibit “B”, and governed by the terms and conditions of this contract and its attachments. Contractor shall perform services pursuant to the pricing schedule attached hereto as Exhibit “E” or a mutually acceptable proposal. If Exhibit “D” includes initial services they shall be performed consistent with the pricing as shown in Exhibit “E”. 2. SCOPE OF WORK. a. The scope of Work for this Contract is attached hereto as Exhibit "D". Changes to the scope of Work shall be reflected only pursuant to Paragraph b. below. b. Any changes or modifications regarding the Work must be in writing and approved by the Owner or CBRE, Inc. The cost of such approved changes or modifications shall be estimated and agreed upon between Owner or CBRE and Contractor in writing before additional items are supplied. If the Contract is based on unit price, the Contract Price shall be increased or decreased by the number of units affected. If Contractor undertakes any change prior to receiving a written approval from Owner or CBRE authorizing the change, Contractor expressly acknowledges and agrees that such change will be at Contractor’s sole risk, cost and expense and, notwithstanding the foregoing, any such change performed by Contractor shall be deemed to have been performed subject to Contractor’s obligations under this Contract. c. Contractor acknowledges and agrees that the terms and conditions of this Contract will govern in all respects the Work and the services provided by Contractor, regardless of any contrary or competing terms or conditions contained in any proposal or other form provided by Contractor, any subcontractor, or any other party relating to the Work to the extent they are inconsistent with any provision of this Contract or limit the scope of any indemnity or other liability of Contractor. The inclusion by reference in this Contract of any proposal, order, invoice, request for proposal, or other document provided or prepared by Contractor or any subcontractor is merely for convenience of identification of the scope of services or materials provided and any and all other such terms and conditions are expressly not incorporated nor valid for any purpose to the extent they contradict this Contract. Without limiting the foregoing, this provision shall not pertain to any insurance policy, certificate, or other document required in connection with Contractor's indemnity obligations herein. This Contract does not create any exclusive arrangement, and Owner and CBRE retains the right to enter into similar service agreements with any other service provider. Owner and CBRE shall not be obligated to enter, offer to enter or negotiate in good faith (or for any specified period of time) to enter into any additional agreement or work order with Contractor by virtue of this Contract. Contractor expressly acknowledges and agrees that if Contractor undertakes any work prior to receiving a work order from CBRE for such work, then such work will be at Contractor’s sole risk, cost and expense and, notwithstanding the foregoing, any such work performed by Contractor shall be deemed to have been performed subject to Contractor’s obligations under this Contract. 3. COMPLIANCE WITH LAW a. Labor and related laws. Contractor shall perform and provide everything required to complete the Work in a first class, expeditious and workmanlike manner, including, without limitation, all supervision, labor, materials, tools and transportation, all in strict accordance with Owner's specifications and applicable federal, state and local laws, statutes, ordinances and regulations including, but not limited to, the Occupational Safety and Health Act and all laws, ordinances and regulations relating to undocumented workers, as such laws, ordinances and regulations may be issued and enforced by the Immigration and Naturalization Service or other governmental agencies.

CBRE AS Service Contract Rev 4/8/13 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. - 3 - (1) Compliance with Immigration Laws. For purposes of this Section, an “illegal alien” is a person who (i) has violated U.S. immigration rules and laws when entering the United States, (ii) illegally resides in the United States or is (iii) unwilling or unable to provide documents required by the U.S. government validating that such person is legally eligible to reside and be employed in the United States. Contractor shall not employ or contract with an illegal alien to perform Work under this Contract. In addition, Contractor shall not enter into a contract with a subcontractor that employs or contracts with an illegal alien. Contractor further represents, warrants, and agrees that it has verified that it does not employ any illegal aliens by participation in any applicable verification programs administered by the Social Security Administration or the Department of Homeland Security (e.g., e-Verify). Contractor shall comply with all requests made in the course of an investigation by CBRE, Owner or any state or federal governmental authority related to the possible employment of illegal aliens including, without limitation, allowing access to the employment records of its employees to insure compliance with this provision. Notwithstanding anything to the contrary contained herein, in the event that Contractor fails to comply with any of the requirements of this Section, Owner or CBRE may terminate this Contract for default and the Contractor shall indemnify, defend and hold harmless CBRE and Owner from and against any liabilities, damages (including, without limitation, direct, special and consequential damages), costs, expenses, suits, losses, claims, actions, fines and penalties (including, without limitation, court costs, reasonable attorneys’ fees and any other reasonable costs of litigation) that CBRE or Owner may suffer, sustain or incur arising out of or in connection with Contractor’s violation of this Section. (2) Contractor hereby represents and warrants that Contractor (and its partners, employees, representatives and agents) shall comply with the U. S. Foreign Corrupt Practices Act and the applicable anti-bribery and anti-corruption laws of the country in which Contractor will perform the Services. (3) Contractor hereby represents and warrants that it is in full compliance with the U. S. Patriot Act and that neither Contractor nor any affiliate, employee, officer or director of Contractor or any affiliate has been designated as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf, or at any replacement website or other replacement official publication of such list, and Contractor and its affiliates are currently in compliance with and will at all times during the term of this Contract (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any related statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action relating thereto. (4) This Contract is subject to the requirements of 41 CFR 60-1.4, 41 CFR 60-250.5(a), 41 CFR 60-300.5(a), 41 CFR 60-741.5 which are incorporated into this Contract by reference, as applicable. The regulations that are cited in this provision involve equal employment opportunity and affirmative action related to race, ethnicity, gender, persons with disabilities, certain categories of veterans; and, union-employee notice requirements. (5) Contractor shall comply with all applicable foreign export Laws; Laws pertaining to health and safety; and Contractor shall promptly notify CBRE of a violation of any Laws and immediately take all necessary actions required to remedy a violation of any such Law, ordinance, rule, regulation or order, which violation arises out of or is a result of the action or inaction of Contractor or its agents or subcontractors, and which remedy shall be at Contractor’s sole cost and expense. In addition, Contractor shall follow Owner’s internal procedures, rules and regulations and those applicable to each of the Owner Facilities including, without limitation, those relating to health, safety and security. Contractor shall at all times exercise reasonable care to prevent damage or injury to persons, Owner’s property and CBRE’s property and shall not engage in any conduct which might interfere with the operation of Owner’s business

CBRE AS Service Contract Rev 4/8/13 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. - 4 - or CBRE’s business and/or, in particular, the continuity of the services provided by CBRE to Owner or the Services provided by Contractor hereunder. b. Environmental Compliance. This Contract and Contractor’s performance of Work shall be subject to the following: (1) Definition of Hazardous Materials. For purposes of this Contract, the term "Hazardous Materials" includes (i) any matter or substance defined as a "hazardous material," “hazardous substance,” “hazardous waste,” “toxic waste,” “toxic material” “toxic substance,” or any substance or matter listed or subject to regulation in whole or in part under any part of the Resource Conservation and Recovery Act, (RCRA), Toxic Substances Control Act (TOSCA), Comprehensive Environmental Response, Conservation and Liability Act (CERCLA), Occupational Safety and Health Act (OSHA), or any applicable federal, state or local statute, regulation, rule or ordinance, all as amended, or by the Environmental Protection Agency (EPA) or by any federal state or local governmental agency, and (ii) biological agents, including mold. (2) Use of Hazardous Materials. Contractor or its agents shall not bring, generate, store, use or release any Hazardous Materials to, on, under, above, from or about the Property (including subsurface soil and ground water) without the prior written consent of Owner. Owner may, in its sole discretion, require that Contractor demonstrate and/or furnish evidence to Owner, which may include expert independent legal or environmental opinion, that such Hazardous Materials are necessary to Contractor's performance of the Work and will be generated, stored, used, and disposed of in a manner that complies with all applicable laws regulating such Hazardous Materials and with best industry customs or business practices. Owner or CBRE may require Contractor to obtain Contractor’s Pollution Liability Insurance to insure against liabilities arising out of Contractor’s work, and to include Owner and CBRE as additional insureds under such insurance policies. (3) Indemnification. To the fullest extent permitted by law, Contractor hereby agrees to indemnify, hold harmless, protect and defend Owner Indemnified Parties from and against any and all liabilities, losses, and damages including, but not limited to, damages for the loss or restriction on use of rentable or usable space, judgments, fines, demands, claims, recoveries, deficiencies, cost and expenses including, but not limited to, reasonable attorney's fees and court costs and all other professional or consultant's expenses, arising out of the negligent or wrongful use, generation, storage, treatment, on or off-site disposal or transportation of Hazardous Materials on, into, from, under, over or about the Property by Contractor, or Contractor's agents, including the cost of any restoration, clean-up or detoxification of the Property during the term or after the expiration of this Contract. c. Human Rights. Contractor represents and warrants that it is familiar with the United Nations Universal Declaration of Human Rights and its responsibility to respect human rights in its operations and to promote an appropriate example in the areas of prevention of child labor and human trafficking, freedom against prejudice and discrimination, and compliance with appropriate work hour and wage requirements in connection with its Services at the Property. Contractor agrees that should it learn or have reason to know of any action that may cause a violation of human rights in connection with the Property, it shall immediately disclose it to CBRE. 4. CONDUCT OF WORK. Contractor shall coordinate the Work with that of any other contractors, vendors, and suppliers of Owner as directed by Owner or Owner's Agent. In the event Owner or Owner's Agent notifies Contractor in writing that it is necessary, in the judgment of Owner or Owner's Agent, that Contractor delays its Work in order that other portions of the Property may proceed, Contractor shall be free of responsibility for such delay. Contractor must at all times exercise due care to protect all other portions of the Property from damage by its operations and delivery. In the event other portions of the Property are damaged by Contractor's operations and delivery, such damaged portions shall be promptly repaired to the satisfaction

CBRE AS Service Contract Rev 4/8/13 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. - 5 - of Owner or Owner's Agents and the cost of such repairs is to be borne by Contractor. If it becomes necessary for Owner to discontinue operations at the Property, Owner or Owner's agent will not be responsible to Contractor for any preparatory work or any other work Contractor may have done. If Contractor is delayed in the performance of the Work solely by the act, neglect, or default of the Owner, or solely by acts of God, strikes, lockouts, unavoidable casualties, or similar matters beyond the control of Contractor, then the time for the completion of the Work shall be extended by the number of days the Contractor is thereby delayed, but no monetary compensation shall be payable to Contractor by Owner for such delay. In no event will Contractor be entitled to a time extension unless a claim therefore is filed in writing with Owner within five (5) days of the commencement of such delay. 5. USE AND CLEAN-UP Contractor shall perform the Work in such a manner as to not interfere with the business operation of Owner or any tenant of Owner. Contractor shall keep its Work cleaned up as it progresses, and upon completion, shall clean the same and other affected areas thoroughly and remove any and all rubbish and debris resulting from such Work from the Property, and leave in a ready to occupy condition. 6. SCHEDULE OF WORK. It is agreed that time is of the essence of this Contract, and in entering into this Contract Contractor has taken into consideration and made allowance for the ordinary delays and hindrances incident to the Work, whether arising out of delays in securing material or workers, adverse weather conditions, strike, minor omissions or alterations or otherwise. In the event Contractor shall fail to perform the Work as scheduled, Owner or Owner's Agent shall have the right, at their option, to terminate this Contract and to contract said work to such other person or persons as it shall desire. If Contractor fails to perform or complete the Work as scheduled, Contractor shall be liable to Owner for all losses arising there from or related thereto, including, but not limited to, increased costs of completion, loss of use, loss of tenants, any claims against or liabilities of Owner and any and all other consequential damages which Owner may incur as a result, all of which damages are expressly agreed to be within the contemplation of the parties. 7. PERMITS Contractor shall obtain at Contractor's sole cost and expense all permits, licenses, and approvals necessary to perform and complete the Work as required by any state, federal or local governmental agency. 8. MATERIALS Unless otherwise specified, all materials used by Contractor in performance of the Work shall, as specified in Exhibit "A," be new, first quality, and subject to approval of Owner or Owner's Agent. Contractor shall, if required, furnish satisfactory evidence as to the kind and quality of materials. 9. LEASED OR RENTED EQUIPMENT In the event that Contractor rents or leases equipment to complete and/or perform the Work, Contractor agrees that it shall be solely responsible for such rented/leased equipment until it is returned to its source or supply. Such responsibility shall include, but not be limited to, liability, fire, theft, vandalism and use by any unauthorized persons. Contractor shall indemnify, defend and hold Owner and Owner's Agent, and anyone directly or indirectly employed by Owner or Owner's Agent, harmless from and against any and all claims relating to the possession, use or presence on the job site of such rented/leased equipment.

CBRE AS Service Contract Rev 4/8/13 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. - 6 - 10. SERVICES PRIOR TO EXECUTION Notwithstanding the fact that this Contract is executed as of the date first set forth above, the parties acknowledge that to the extent any portion of the Work was performed prior to such date, all of such Work shall be governed by the terms and conditions of this Contract and shall be deemed to be a part of the Work. Contractor shall not be entitled to compensation for such prior activities and services except as expressly provided herein. 11. CONDITIONS TO PAYMENT All funds paid to Contractor shall be used by Contractor to discharge obligations incurred by Contractor in performance of the Work and the funds shall not be used for any other purpose. All invoices shall be submitted to Owner or Owner's Agent no later than the tenth (10th) day of each month, and shall show the Job Number and “Billing Address” exactly as provided for in Section 1.c., if any, on all invoices, memoranda and packages. It is critical that the Bill Box Number be included and be correct to prevent any Payment delays. If the Work is on a time and materials basis, time sheets must be supplied and signed by the chief engineer or building superintendent and attached to Contractor's invoices. Final payment shall not relieve Contractor of responsibility for faulty, defective, or recalled materials or workmanship connected with the Work. Unless otherwise specified, Contractor shall correct, repair and remedy any defect in the Work or in the materials or equipment incorporated in the Work installed or supplied by Contractor. If any claims arising out of or in connection with Contractor's performance of the Work are outstanding at the time any payment becomes due, Owner or Owner's Agent may withhold the amount of such claims until they are resolved. Contractor shall furnish in connection with each request or invoice for payment statutory lien waiver and release forms (conditioned only upon actual payment), executed by Contractor and all other individuals and firms which may have lien rights. Any payment made under this Contract shall not be construed as evidence of acceptance of any part of the Work. Contractor acknowledges that Owner’s Agent has no responsibility for or liability to Contractor for payment of any amounts to Contractor or any other party, such obligation being solely that of Owner. 12. PRICE GUARANTEE Except as defined within Exhibit “E”, Contractor shall perform the Work at the Contract Price during the Term, and the Contract Price shall not be subject to increase for any reason whatsoever without the express written consent of Owner or Owner's Agent. 13. INDEMNIFICATION. a. To the fullest extent permitted by law, Contractor shall defend (with counsel approved by Owner and/or CBRE), indemnify, pay, save and hold harmless the Indemnified Parties from and against any liabilities, damages (including, without limitation, direct, special and consequential damages), costs, expenses, suits, losses, claims, actions, fines and penalties (including, without limitation, court costs, reasonable attorneys’ fees and any other reasonable costs of litigation) (hereinafter collectively, the “Claims”) that any of the Owner Indemnified Parties may suffer, sustain or incur arising out of or in connection with: 1. Contractor’s work or presence on the Property, including but not limited to any negligent acts, errors or omissions, intentional misconduct or fraud of Contractor, its employees, subcontractors or agents or others, whether active or passive, actual or alleged, whether in the provision of the Work, failure to provide any or all of the Work or otherwise; 2. any breach by Contractor of this Contract;

CBRE AS Service Contract Rev 4/8/13 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. - 7 - 3. assertions under workers’ compensation or similar employee benefit acts by Contractor or its employees or agents, and/or any failure by Contractor to pay any employment benefits and any taxes required of it of any nature whatsoever; 4. Contractor’s failure to comply with any Law; 5. claims by any Contractor Employee including, without limitation, for bodily injury or wrongful discharge; and/or 6. any infringement or alleged infringement of any patent, copyright, trade secret of other proprietary right of any third party relating to the Work performed under this Contract. The foregoing indemnification shall apply irrespective of whether (a) Claims are asserted by a party, by its employees, agents or subcontractors, or by unrelated third parties or (b) whether the Owner Indemnified Parties or others, are partially, or are alleged to be partially, at fault for the Claims. Notwithstanding the foregoing, Contractor is not required to indemnify the Owner Indemnified Parties against Claims based solely on the negligence or fault of the Owner Indemnified Parties, and, if the Property is located in California, then the Contractor is not required to indemnify the Owner Indemnified Parties to the extent that the claim results from the active negligence of the Owner Indemnified Parties. Notwithstanding the foregoing, if the Property is located in Texas, and Contractor participates in a consolidated insurance program, as defined in TX INS § 151.001, then Contractor is not required to indemnify the Owner Indemnified Parties to the extent that the claim results from the negligence or fault, the breach or violation of a statute, ordinance, governmental regulation, standard or rule, or the breach of contract of the Owner Indemnified Parties, their respective agents or employees, or any third party under the control or supervision of any of the Owner Indemnified Parties, other than Contractor or its agents, employees, or subcontractors of any tier. If the preceding sentence is applicable, Contractor shall, upon execution of this Contract, provide evidence of Contractor’s participation in a consolidated insurance program. Nothing contained herein shall relieve Contractor of any responsibility for Claims regardless of whether Contractor is required to provide insurance covering such Claims or whether the matter giving rise to the Claims is the responsibility of Contractor’s agents, employees or subcontractors. Each Owner Indemnified Party shall have the right to participate in the defense of any claim against it that is covered by Contractor’s obligations hereunder, including the right to retain its own legal counsel of its choice. The foregoing indemnity is specifically and expressly intended to, constitute a waiver of Contractor’s Immunity under Washington’s Industrial Insurance Act, RCW Title 51, to the extent necessary to provide the Owner Indemnified Parties with a full and complete indemnity from claims made by Contractors and its employees, to the extent provided herein. The provisions of this Section shall survive the expiration of the Term or the termination of this Contract. b. Contractor shall promptly pay over, reimburse and make good to Owner Indemnified Parties all sums of money that Owner Indemnified Parties shall pay, or cause to be paid, or become liable to pay, by any reason of Contractor's indemnification obligations under this Contract. 14. MECHANIC'S LIEN. a. Provided Contractor has been paid the sums due to Contractor under this Contract, Contractor shall have no right or interest in the Property and hereby waives and releases all liens, stop notice rights or rights of lien now existing or that may hereafter arise, under any present or future law, for work, labor, or services performed or materials or documents furnished pursuant to or in connection with this Contract. b. Contractor agrees to pay promptly for all materials furnished or labor performed in connection with its work performed pursuant to this Contract. Contractor agrees to indemnify, defend, satisfy and hold Owner, (and, to the extent Owner is a joint venture or partnership, any partner or joint

CBRE AS Service Contract Rev 4/8/13 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. - 8 - venturer in such partnership or joint venture) and CBRE harmless from and against, and to keep the Property free and clear of, any and all claims, liens and liabilities (including costs and expenses of defending such claims) of whatever kind and nature arising or alleged to have arisen from any claim by any laborer, materialman, supplier, consultant, or subcontractor for materials furnished or labor performed in connection with the Work. In that regard, Contractor agrees to execute such affidavits, lien waivers and similar documents as may be required by Owner or CBRE incident to the making of payments to Contractor under this Contract. 15. DISPUTES. Should a dispute arise during the performance of the Work between Contractor and Owner or CBRE concerning the Work, for which there is no contractual remedy, Contractor shall continue the Work in accordance with this Contract; provided, however, that Owner shall continue to make payments for services in accordance with this Contract for that portion of the Work not in dispute. No claim, dispute or controversy shall interfere with the progress or performance of the Work as scheduled, and Contractor shall proceed with the work as directed by Owner. Failure to so proceed shall constitute a material default under this Contract. 16. TERMINATION OF CONTRACT. a. Owner or CBRE shall have the right to cancel and terminate this Contract with or without cause at any time upon thirty (30) days written notice to Contractor. If any cause exists for Owner's termination of the Contract (as such causes are set forth in Paragraph 16 (c), below), which Contractor does not cure within three (3) days after written notice from Owner, Owner may, at its sole option, (1) provide such labor, materials and equipment as may be necessary and deduct the cost thereof from any money then due or thereafter to become due to Contractor under this Contract, or (2) terminate Contractor's right to proceed with the Work. In the event of such termination, Owner shall have the right for the purposes of completing the Work to take possession of all materials, tools and appliances of Contractor and may employ any other persons to finish the Work, and Contractor shall not receive any further payment until the Work is finished. b. In the event Owner or CBRE cancels or terminates this Contract without cause, Contractor shall be paid for all Work performed through the effective date of the cancellation or termination, with such payment to be prorated as of the effective date of the cancellation or termination. Such payment shall be Contractor's sole remedy for such termination or cancellation, and Contractor hereby specifically waives any and all claims Contractor may have that such termination or cancellation was wrongful in any respect. c. “Cause” shall be deemed to exist if, in the sole opinion of Owner or CBRE: (1) Contractor at any time fails to provide competent and adequate labor to do the Work called for in this contract; or (2) Contractor at any time fails to furnish sufficient quantities of materials to keep up with the progress of the Work; or (3) Contractor at any times fails to perform the Work as scheduled; or (4) Contractor at any time fails to pay any subcontractor, materialman or other individual or entity to whom Contractor is obligated on the Work, whether or not such failure results in the filing of a mechanic's or materialmen's lien against the Property; or (5) Contractor commits any (i) fraud, (ii) breach of trust, (iii) gross negligence, (iv) criminal act, (v) or other wrongful act that impairs the goodwill or business of Owner, Owner’s Agent, or the Property. Provided, however, Owner and Owner’s Agent shall have the right to terminate this

CBRE AS Service Contract Rev 4/8/13 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. - 9 - Contract immediately for any of the causes set forth in this Section (5), and Contractor’s right to cure as set forth in Section 16(a) above shall not apply; or (6) Contractor fails to abide by or comply with any provision of this Contract. If Owner or CBRE terminates this Contract for cause, Contractor shall not be entitled to receive any further payment until the Work has been completed, and Owner shall deduct from any such further payments all damages suffered by Owner, whether direct, indirect, consequential or otherwise. If the cost of completing Contractor's Work, plus the amounts previously paid by Owner to Contractor under this Contract, exceeds the Contract Price for the Work, Contractor shall pay such excess to Owner on demand. d. If the Contractor is adjudged bankrupt or becomes a debtor under any chapter of the Bankruptcy Code, or files a petition for relief under any chapter of the Bankruptcy Code, or if he makes a general assignment for the benefit of his creditors, or if a receiver is appointed on account of his insolvency, or if Contractor disregards laws, ordinances, rules, regulations or orders of any public authority having jurisdiction, or otherwise is guilty of a material breach of any provision of this Contract, Owner may terminate this Contract immediately on giving written notice of such termination to Contractor, and Owner shall have the remedies specified in Paragraph 17(c) above. 17. DEFAULT BY OWNER Notwithstanding anything to the contrary contained in this Contract, prior to exercising any rights that Contractor might have in the event of default or breach by Owner under this Contract, Contractor will give written notice of such default to CBRE and Owner; and thereafter, Owner will have a period of sixty (60) days during which it shall have the right (but not the obligation) to cure such default or breach. In the event Owner does not cure such default or breach within such sixty (60) day period, then Contractor shall have the right to terminate this Contract upon written notice to Owner and CBRE. 18. WAIVER The waiver by either party of any breach or violation of, or default under, any provision of this Contract shall not be deemed a continuing waiver by such party of any other provision or of any subsequent breach or violation of this Contract or default hereunder. 19. WARRANTY Contractor fully warrants and unconditionally guarantees that all products supplied in connection with the Work and this Contract are new and of good workmanship and quality, free of faults and defects and in conformity with the plans and specifications as set forth in Exhibit "A" and the contract documents. Upon written notice from Owner or CBRE that products or workmanship are not satisfactory or defective, or in the event of recall from any governmental entity, manufacturer or supplier, Contractor agrees within ten (10) days after notice to begin and proceed with reasonable diligence to repair or replace said products in a satisfactory manner at its own cost and expense. If Contractor fails to proceed as above stated, Owner at its option and without further notice to Contractor may proceed to arrange for such work to be done at the expense of Contractor, and Contractor specifically agrees to pay for same within five (5) days of receipt of bill from Owner reflecting such work, or Owner may deduct payment for such work from monies not yet paid to Contractor. If all monies owed to Contractor have been paid, Contractor shall be liable for all costs of collection of such amounts. If in installing or repairing its own work Contractor damages the work of anyone else, the repair and cost for repairs of such other work is Contractor's responsibility. 20. INSURANCE

CBRE AS Service Contract Rev 4/8/13 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. - 10 - Contractor agrees to maintain in full force and effect, in form and content and with insurers approved by Owner, and at Contractor's sole cost and expense, the following policies of insurance: a. Workers Compensation Insurance in compliance with the laws of the State where the property is located, including Employers Liability Insurance in an amount not less than Add Limits Per Management Agreement. In states where an “opt out” is available, all contractors and subcontractors shall be participants in a workers’ compensation program, and not an “opt out”. b. Commercial General Liability insurance written on occurrence form CG 00 01 or equivalent, with defense costs in addition to limits, insuring Bodily Injury and Property Damage, including Product and Completed Operations coverage, Contractual Coverage, Independent Contractors coverage, Personal Injury and Advertising Injury coverage without exclusion for explosion, collapse or underground hazards, in an amount not less than Add Limits Per Management Agreement per occurrence and Add Limits per Management Agreement in the aggregate per location or project on which the Owner Indemnified Parties shall to the extent permitted by law be named as additional insureds on ISO form CG 20 10 07 04 and CG 20 37 07 04 or CG 20 10 11 85 or an equivalent form of a Blanket Additional Insured Endorsement for loss arising from Contractor’s operations and completed operations for as long as the additional insureds may be exposed to liability arising from Contractor’s work. Such policy shall be the primary coverage for all claims of whatever type and nature and shall not seek contribution from any insurance maintained by the additional insureds. c. Automobile Liability Insurance on all owned, non-owned, hired or leased automotive equipment used in the performance of the Work in amounts not less than Add Limits Per Management Agreement Combined Single Unit for bodily injury and property damage. d. $ N/A Excess Umbrella Liability Insurance excess of underlying commercial general, auto and employer’s liability each occurrence and, where applicable, annually in the aggregate. The policy shall be concurrent with and follow form of underlying insurance including additional insured provisions and shall be primary and noncontributing with any insurance maintained by the additional insureds. e. If Contractor is engaged for Environmental Abatement or Remediation work, or if Contractor’s work will involve use, treatment, storage, removal or transport of Hazardous Materials at, to or from the site, Contractor must obtain Contractor’s Pollution Liability or equivalent coverage in an amount not less than Add Limits Per Management Agreement each occurrence on terms satisfactory to Owner and CBRE, including additional insured status for Owner and CBRE, Inc., where available. f. If Contractor’s work includes professional design or engineering services, by professionals on staff or under consulting agreement, Contractor must secure acquire and maintain or require its independent consultant to acquire and maintain Professional Liability insurance in limits not less than $1,000,000 covering the professional services performed in connection with the Property and continuing in force by renewal or extended reporting provision for not less than three years after completion of the Work. This coverage form may be “claims made” and include defense expense within the limit of liability. g. Contractor may also carry such other insurance as it deems necessary for its own protection, and any such insurance must include a waiver of the insurers’ rights of subrogation against Owner and CBRE. h. Contractor shall submit to CBRE endorsements to Contractor’s coverage in form and substance satisfactory to Owner as evidence of the coverages required in this Article, including additional insured terms specified in 21. b. The General Liability insurance policy shall further provide for (i) severability of interests wherein Contractor is insured against any claims that may be brought by the additional insureds, and (ii) that the Aggregate limit shall apply to Owner’s Property or location. If the insurance information is not submitted within seven (7) days from the date of this Contract, this Contract may be canceled at Owner's option. In the event of cancellation or non renewal of any insurance coverage or insurance policy as required herein in this Section, Contractor agrees to provide at least thirty (30) days prior written notice of such cancellation or non renewal to CBRE and Owner, and ten (10) days prior written notice of cancellation if cancellation is for non-payment of premium. Such written notice of cancellation shall be delivered by certified or registered mail to both CBRE and Owner. Should any policy expire or be canceled before final payment to Contractor and Contractor fails to immediately procure other insurance

CBRE AS Service Contract Rev 4/8/13 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. - 11 - as specified, Owner reserves the right to procure such insurance as will protect Owner and CBRE from such failure, and to charge the Contractor for such costs and/or deduct the cost from any sum due Contractor under this Contract. i. All policies required by this Contract shall be written by insurance carriers licensed to do business in each state in which Contractor is doing business, which carriers are rated no less than A- VIII by the most recent edition of Best's Key Rating Guide, and are otherwise reasonably satisfactory to Owner and CBRE, Self-insurance of any coverage, or part thereof, is acceptable only upon written consent of Owner or CBRE after Contractor has provided proof of financial ability to support such self-insurance, and shall be entirely for the account of the Contractor, waiving all rights of recovery against Owner and CBRE for any sums expended by Contractor. All policies shall provide that the insurer unequivocally waives any right of subrogation against CBRE and the Owner. 21. GENERAL PROVISIONS. a. Binding Contract. Owner and Contractor agree that this Contract is to be binding upon their respective successors, permitted assigns, heirs, executors and administrators. The liability of Owner hereunder is limited to the equity interest in the Property and in no event shall any other property or assets of Owner be subject to any claim arising out of this Contract or the Work. Owner may substitute its designation of “CBRE, Inc.” at any time and for whatever reason without consent of Contractor. b. Entire Agreement; Amendments. This Contract represents the entire and integrated agreement between Owner and Contractor and supersedes all prior negotiations, written instrument signed by the party charged to be bound thereby. c. Governing Law. This Contract shall be governed by the laws of the State of where the Property is located. d. Nondiscrimination. Contractor shall not discriminate against nor segregate any employee, applicant for employment, or any person or group of persons on account of race, color, creed, age, sex, national origin, or ancestry during either the hiring process or the period of employment. e. Assignment. (1) Contractor shall not assign or transfer any interest in the Contract or in any monies due or to become due hereunder either voluntarily or involuntarily or by operation of law without the written consent of Owner. A change of more than twenty (20%) percent on a cumulative basis of any ownership interest of Contractor shall be considered an assignment of this Contract. (2) Owner may assign and/or transfer its interest in this Contract at any time without the consent of Contractor, including, without limitation, to a lender as collateral security for a loan. Upon such assignment (other than a collateral assignment), Owner (and, to the extent Owner is a joint venture or partnership, any partner or joint venturer in such partnership or joint venture) shall be relieved of any and all further obligations to Contractor under this Contract, and contractor agrees to look solely to the assignee or transferee of this Contract in the event of any default under this Contract. f. Notices. All notices given pursuant to this Contract shall be in writing, and shall be deemed given when personally delivered or, in the alternative, mailed by registered or certified mail, postage prepaid, to the Owner or CBRE, Inc. at the following address: or to Contractor at the address indicated in Paragraph 1 above or to such other address as may be specified from time to time by notice given by Owner, CBRE or Contractor. g. Severability. If any term, covenant, condition or provision of this Contract is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Contract shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

CBRE AS Service Contract Rev 4/8/13 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. - 12 - h. No Oral Agreements. This Contract covers in full each and every agreement of every kind or nature whatsoever between Owner and Contractor concerning the Work and this Contract, and all preliminary negotiations, proposals and agreements of any kind or nature are merged in this Contract. No oral agreements have been made other than as set forth in this Contract, and Contractor acknowledges that no representations or warranties of any kind or nature not specifically set forth herein have been made. Neither this Contract nor the Work can be modified or changed in any way other than by a writing signed by Contractor and Owner or CBRE, and any attempted oral modifications of this Contract or the Work shall be void and of no force or effect. i. Survival. All representations, warranties and indemnifications made or given by Contractor herein, together with any and all causes of action and other rights and remedies which Owner may have as a result of breach of any term or condition, representation or warranty of this Contract, shall survive any expiration or termination of this Contract, whether occurring pursuant to the provisions of Paragraph 16 of this Contract or otherwise. j. Royalties and Patents. If any design, device, material or process covered by patent or copyright is used by Contractor, Contractor shall obtain all necessary licenses and authorizations to use the same, and shall indemnify, defend and hold Owner (and, to the extent Owner is a joint venture or partnership, any partner or joint venturer in such partnership or joint venture) and CBRE harmless from and against any and all loss or expense arising out of or in connection with the use of such device, design, material or process. k. Attorneys Fees. Should either party hereto bring suit or institute any proceedings to enforce the terms hereof, any judgment awarded shall include court costs and reasonable attorneys' fees to the successful party. l. No Other Contractual Relationship. No contractual relationship shall be entered into between Contractor and/or any other person in connection with the Property covered by this Contract except as agreed to by Owner or CBRE in writing. m. Status of Contractor. Contractor represents that it is fully licensed in the state where the Property is located if required by law, and that it has obtained any necessary business licenses for the City or County in which the Property is located. Contractor acknowledges and agrees that it is acting under this Contract solely as an independent contractor, and not as a partner, joint venturer or employee of Owner and shall have no authority to act for or bind or obligate Owner in any manner whatsoever, except only to the extent specifically set forth herein or as may hereafter be specifically authorized in writing by Owner. n. Taxes. Contractor shall pay any and all taxes and fees imposed by Law in connection with the performance of the Work. Any applicable sales or use taxes due in connection with the performance of the Work shall be the responsibility of Contractor to collect and pay. Notwithstanding the foregoing, CBRE shall be allowed to withhold from amounts payable to Contractor hereunder all taxes and other charges required to be withheld by law. CBRE may from time to time act as purchasing agent for Owner. Contractor shall take such actions and cooperate with CBRE and Owner to the extent necessary to ensure that CBRE will be treated as a purchasing agent for Owner and that the purchase and/or provision of materials, equipment and Work under this Contract qualify for any applicable manufacturing, resale, or other tax exemption, and where an exemption is not available, the taxes thereon are minimized. Contractor shall prepare, execute, file as necessary and retain resale, exemption and similar certificates, and reflect dealer, vendor, CBRE and Owner exemption or similar numbers on its invoices or billings as necessary to exempt or minimize taxes on goods and Work provided under this Contract. Contractor shall be solely responsible for any penalties or interest resulting from Contractor’s failure to pay its subcontractors, to file proper tax returns or promptly to remit to the appropriate taxing authorities’ tax reimbursement or other payments made to Contractor under this Contract and Contractor agrees to indemnify, defend (promptly and diligently, at Contractor’s sole expense with attorneys satisfactory to CBRE) and hold harmless CBRE and Owner against any Claims (as hereinafter defined) that any Indemnified Party (as hereinafter defined) may suffer, sustain or incur as a result of Contractor failing to do so. This Section shall survive the expiration or termination of this Contract.

CBRE AS Service Contract Rev 4/8/13 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. - 13 - o. Release of Information and Confidentiality. It is understood that information, data, software, communications and materials, in whatever form presented, of Owner, CBRE, their affiliates and/or their customers including, without limitation, customer or supplier names or information (collectively, "Confidential Information") may be disclosed to Contractor. Contractor agrees to utilize the Confidential Information received by it only for the purpose of providing the Work and for no other purpose whatsoever. Contractor shall use the same care and discretion to avoid disclosure, publication or dissemination of any Confidential Information received from CBRE or Owner as Contractor uses with its own confidential information that it does not wish to disclose, publish or disseminate, but in no event less than a reasonable degree of care. Contractor shall not disclose to any person (other than as necessary to Contractor Employees directly involved in Contractor's provision of the Work) Confidential Information at any time, either during the Term or at any time thereafter, without the express written agreement of CBRE. Contractor shall execute any supplemental agreement required by CBRE or Owner with respect to Confidential Information. Contractor shall advise all recipients of Confidential Information as to the provisions of this Section and obtain their written agreement to be bound by its conditions. Upon the expiration or termination of this Contract, Contractor shall return to CBRE all Confidential Information that has been reduced to writing or, in the alternative, to certify to the CBRE that the Confidential Information has been destroyed. Contractor acknowledges and agrees that, because it may be difficult to assess the damages incurred by CBRE and/or Owner from a breach of this Section, CBRE and Owner shall have the right, in addition to any other legal and equitable remedies available to either of them, to injunctive relief to prevent any potential breach or further breach of this Section. Contractor shall not be liable for disclosure or use of any Confidential Information if: (i) it was in the public domain at the time it was disclosed or used through no fault of Contractor; (ii) it becomes known to the Contractor from a source other than CBRE or Owner without a breach of this Contract by Contractor; (iii) it was independently developed by Contractor without the benefit of the information received from CBRE or Owner; or (iv) it was disclosed under legal process or other legal requirement provided Contractor agrees to cooperate in seeking reasonable protective arrangements requested by CBRE or Owner, and to promptly notify CBRE and Owner if Contractor receives any subpoena or other legal process seeking disclosure of Confidential Information. p. Use of Owner’s Name or Logo. Contractor shall not use or display CBRE's or Owner's name or logo, and shall not utilize other trademarks or servicemarks of CBRE or Owner, without such party's prior written consent. Neither Contractor not its agents or subcontractors may issue any press, media or publicity releases or give statements to the media identifying CBRE or Owner or relating to this Contract or any Owner Facility without CBRE's prior written consent. q. Arbitration of Disputes / Jury Waiver. IN THE EVENT OF ANY DISPUTE AMONG THE PARTIES RELATING TO THIS AGREEMENT, THE PROPERTY, AND/OR THE PARTIES’ PERFORMANCE HEREUNDER, THE PARTIES AGREE THAT SUCH DISPUTE SHALL BE RESOLVED BY MEANS OF BINDING ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AND JUDGEMENT UPON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT OF COMPETENT JURISDICTION. DEPOSITIONS MAY BE TAKEN AND OTHER DISCOVERY OBTAINED DURING SUCH ARBITRATION PROCEEDINGS TO THE SAME EXTENT AS AUTHORIZED IN CIVIL JUDICIAL PROCEEDINGS IN THE STATE IN WHICH THE PROPERTY IS LOCATED. THE ARBITRATOR(S) SHALL BE LIMITED TO AWARDING COMPENSATORY DAMAGES AND SHALL HAVE NO AUTHORITY TO AWARD PUNITIVE, EXEMPLARY OR SIMILAR TYPE DAMAGES. THE PREVAILING PARTY IN THE ARBITRATION PROCEEDING SHALL BE ENTITLED TO RECOVER ITS EXPENSES, INCLUDING THE COSTS OF THE ARBITRATION PROCEEDING, AND REASONABLE ATTORNEYS’ FEES. BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES”

CBRE AS Service Contract Rev 4/8/13 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. - 14 - PROVISION DECIDED BY NEUTRAL ARBITRATION AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION. _______________________ _______________________ OWNER CONTRACTOR r. Limitation of Liability. In no event shall an Owner Indemnified Party be liable to Contractor for any lost or prospective profits or any other punitive, consequential, incidental or indirect loss or damage, whether based in contract, strict liability, tort or otherwise, with respect to this Contract or any Work Order regardless of the foreseeability or the cause thereof. s. Service Partner Handbook & Standards of Conduct (attached as Exhibit A). By executing this contract Contractor acknowledges the receipt of a Service Partner Handbook & Standards of Conduct and agrees to perform all services in accordance with the provisions therein. t. Owner's Consent; Effectiveness. In the event that any agreement between CBRE and Owner shall require Owner's approval of this Contract, then the effectiveness of this Contract shall be expressly subject to such approval. CBRE shall endeavor to obtain such approval within thirty (30) days after the execution of this Contract by both CBRE and Contractor. In the event Owner does not provide such approval within such time, this Contract shall be null and void and of no force or effect. REMAINDER OF PAGE INTENTIONALLY BLANK

CBRE AS Service Contract Rev 4/8/13 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. - 15 - Contract No. EXECUTED BY OWNER: EXECUTED BY CONTRACTOR: By: (OWNER) By: (CONTRACTOR) Print Name: Print Name: CBRE, Inc., as agent for (OWNER). Signature: Signature: Title: Title: Address: Address: Contractor License No.: Federal ID No.:

CBRE AS Service Contract Rev 4/8/13 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. - 16 - EXHIBIT “A” Service Partner Standards Handbook & Standards of Conduct General Policies CBRE is firmly committed to conducting business with the highest integrity and in compliance with the letter and spirit of the law. We are operating in a world where laws and other standards that govern business conduct are more complex and demanding than ever. Violating them could have very serious consequences to our organization and yours. The Vendor Standards of Conduct embodies the fundamental principles that govern our ethical and legal obligations at CBRE. It describes, summarizes and supplements policies, some of which have been in place at CBRE for years. These policies are designed to help protect CBRE and your organization from situations which may compromise future business. What it's Not No policy statement, however detailed, can possibly anticipate all of the situations or challenges we might face while conducting business. The Vendor Standards of Conduct serves as a road map and is not intended to be an exhaustive description of CBRE's policies or the law. UCTION If your questions are not fully addressed by this guide, your next step should be to discuss the issues with the building management team manager. Other resources are also available – including professionals in CBRE’s Sourcing and Management organizations. Should you have a question or concern that cannot be addressed by the property’s operational team, please feel free to contact the Managing Director, Alliance Director, or Senior Managing Director responsible for the business unit. The Vendor Standards of Conduct applies to your personnel, and other people acting on your behalf. Each of us has a personal responsibility to understand these policies and practice them in our daily business lives. As a worldwide company, we recognize that the rules governing conduct will vary from region-to-region and country-to-country. However, there are certain principles that apply globally. The obligation to act with unwavering integrity does not end once you cross a border. Your Personal Commitment to Do the Right Thing Each person at CBRE and our vendors is responsible for his or her own business conduct. The Vendor Standards of Conduct represents a non-negotiable commitment to doing the right thing. By doing business with CBRE, you are making a personal commitment to understand the policies and laws that apply – and always follow them. If you fail to follow these standards, you put yourself, your business with CBRE and CBRE at risk. Additionally, we cannot live up to these standards if we, as individuals, fail to speak up when we should. That is why, in addition to knowing the legal and ethical responsibilities that apply, you should speak up if you feel that: You are unsure about the proper course of action and need advice; You believe that someone acting on behalf of CBRE is doing – or may be about to do – something that violates these standards or the law; or You believe you may have been involved in any misconduct. HARASSMENT FREE WORKPLACE

CBRE AS Service Contract Rev 4/8/13 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. - 17 - Harassment may take many forms, from overt sexual advances to offhanded remarks or jokes or gestures, regardless of the intent. In whatever form, harassment is illegal and has no place at CBRE or on-site at properties managed by CBRE. Regardless where our policy sets the bar in terms of prohibited behavior, it is simple to stay in compliance with the policy by just following the “golden rule.” Before engaging in any conduct, ask yourself whether you would like to be treated the same way. Also ask yourself whether you would act the same way or say the same thing if a family member was present, or whether you would want your daughter or son to be subjected to the same behavior at their workplace. How would it look if the conduct was reported on the 6 p.m. news? If you believe you are being harassed, you should tell the harasser in clear and unambiguous terms that the conduct is offensive and unwelcome, and that if it does not stop immediately, you will take action. If you are uncomfortable confronting the harasser directly or if the behavior continues, you have multiple avenues to report the conduct, including: CONDUCT RELATING TO EACH OTHER 7 The building management team Any member of CBRE Senior Management (Managing Directors, Senior Managing Directors or Alliance Directors) CBRE Strategic Sourcing If you are a supplier to CBRE, it is your job to enforce these policies. Conduct that occurs in our workplace by your employees may be equivalent to conduct that you condone or engage in yourself. You should be familiar with how to handle a complaint or report of a violation of policy. And, if you become aware of any violations, you must report them immediately to any of the resources listed above. ELECTRONIC COMMUNICATION If in the performance of work for CBRE or its clients, your personnel utilize electronic equipment such as PDAs or Computers, or if your employees have access to similar devices belonging to CBRE, our clients, or their tenants, this Policy prohibits employees from displaying offensive images or content on these devices in the workplace. You must report the conduct to the building management or any of the other avenues identified in the Vendor Standards of Conduct. HEALTH AND SAFETY Each of us is responsible for maintaining a safe and healthy workplace. We can minimize the chances of on-the-job injuries by complying with the law, Company policy, and common sense. For example, wearing seatbelts is required in company vehicles for all drivers and all passengers, and is the law in almost all states. Promptly report hazardous situations and any injuries, regardless of how severe, to the appropriate building management personnel. UCT RELATING TO EACH OTHER 9 DRUG AND ALCOHOL FREE WORKPLACE/SUBSTANCE ABUSE We provide a drug and alcohol free workplace for our employees and we expect each of our vendors to do his or her part to help promote that environment. CBRE provides that no employee, vendor may, while in the workplace, use drugs not prescribed by a physician, or consume alcohol, or put any employee into danger in terms of health or safety. Working under the influence of drugs or alcohol consumed away from the workplace is also prohibited. FIDUCIARY DUTIES The nature of our business often results in CBRE and our employees owing fiduciary obligations to third parties. Under applicable law these parties include our clients and certain of our business partners. Every officer and director also has a fiduciary duty to the Company itself. A fiduciary duty is the highest standard of duty under the law. Owing a fiduciary obligation to someone requires us to place that person's interests above our own. Breaching a fiduciary obligation can have serious legal consequences to CBRE and your Company.

CBRE AS Service Contract Rev 4/8/13 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. - 18 - FAIR DEALING We expect our employees to “take the high road” and deal fairly with our business partners, clients and yes, even our competitors. No one representing CBRE will take unfair advantage of anyone through manipulation, fraudulent inducements or concealment, abuse of privileged information or any other unfairdealing practice. CONFLICTS OF INTEREST Conflicts of interest can arise when a person representing CBRE takes an action or has a personal or family interest that has the potential to affect his or her objectivity, loyalty or work performance. These may include an action or interest that could potentially cause a conflict of interest could be improper even if no conflict of interest actually arises. Even the mere appearance of a conflict can tarnish our reputation for fair dealing. Illegal conduct such as collusion, bid fixing and kickbacks is typically the devastating end result of undisclosed conflicts of interest on the part of employees involved in procurement. Therefore, any action that causes or could be reasonably expected to cause a conflict of interest must be reported to the Company through the avenues outlined above. Conflict of Interest The company retains full rights to terminate immediately the services or contract of any supplier, subcontractor or vendor who participates in any relationship, transaction and/or activity in violation of the company’s commitment to these standards of professional and personal conduct. GIFTS AND ENTERTAINMENT One of the most frequent questions employees ask is whether they can accept an unsolicited gift from a supplier or participate in a vendor-sponsored event. Gifts that are excessive or accepted under certain circumstances could violate our firm’s fiduciary responsibilities; create a conflict of interest or the perception of one. Our policy is that employees should never accept any gift or entertainment unless the gift has been disclosed to the Managing Director, Senior Managing Director or Alliance Director of a property. Further guidance: Gifts of nominal value, such as pens, pencils, calendars, or other logo items, may be acceptable for certain CBRE employees Entertainment or events paid for vendors (such as occasional meals and sports, musical and theatrical events) may be appropriate if there is a genuine business reason for attending the event and attendance at such an event is customary and routine in our business (i.e., not “unusual hospitality”). Certain business units or client accounts may enact policies regarding accepting gifts that are more specific or stringent than this one, and employees in those business units are expected to adhere to those policies. If you are unsure about whether a gift or invitation may violate CBRE policies, please ask the Managing Director, Senior Managing director or Alliance Director of the account. Gifts of cash and cash equivalents are strictly prohibited. CONDUCT RELATING TO OUR BUSINESS SOLICITATION CBRE workplace should be free of unwanted pressure to participate in our employees' ventures or buy products from them. Thus, selling products, distributing literature or fund raising in the workplace, whether or not for personal gain, is unacceptable. Even outside work hours or our offices, exerting explicit or implicit pressure to participate in personal ventures is simply not the right thing to do. As a supplier to CBRE if you experience solicitation from an employee of CBRE we ask that you promptly report it utilizing the avenues described above.

CBRE AS Service Contract Rev 4/8/13 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. - 19 - The occasional sale of products for charity, such as Girl Scout cookies, may be permitted by local office management, provided that it does not interfere with business operations or pressure your employees to purchase a product or participate in a program. COMPANY PROPERTY Employees and vendors who are issued company property (tools, clothing, keys, laptop computers and equipment) are responsible for keeping such property in good working condition. When company property issued to you becomes damaged or worn, report it immediately to building management. Company equipment, clothing and tools may not be removed without written approval from building management. Any questions regarding the removal of personal or company property should be addressed by CBRE personnel. Keys Depending on your responsibility, one or more keys may be issued to you for use in your assignments. CBRE prohibits the unauthorized possession, use or duplication of a company key. Violations of this policy may result in disciplinary action, including termination of a contract for cause, even for a first offense. If you are issued one or more keys, their continued possession and use become your responsibility. If during the course of your employment you no longer have use for a key, return it to your supervisor. FAIR COMPETITION We comply with antitrust laws, which are meant to ensure that the marketplace remains open to free competition. The antitrust laws are complex and violations carry severe penalties, including fines and jail time for individual employees. You are encouraged to seek the advice of the Legal Department if you have questions. However, following a few simple guidelines will help ensure that we never violate these laws: Compete solely on the merits of your products or services Avoid Discussions with competitors regarding the pricing of services unless the discussions have an appropriate business purpose If you feel that an employee of CBRE has not acted in a fair manner concerning the acquisition or goods and services you are encouraged to contact one of the resources listed above. CONFIDENTIAL AND PROPRIETARY INFORMATION In the normal course of conducting business with CBRE, you may be exposed to information belonging to ourselves, our clients or our tenants that may be sensitive in nature. We expect that all vendors will conduct themselves in a responsible manner and exercise good judgment in use of any information garnered during their interactions with our company and our managed properties. COMPLIANCE WITH THE LAW No excuse or pressure justifies breaking the law or encouraging someone else to do so. If a CBRE employee requests that a supplier do something knowingly in violation of any law or regulation. It is imperative that you report this to CBRE management immediately. CBRE has strict internal policies that we expect all of our employees to follow. In many cases they are more stringent than local law. As our supplier we request your assistance in meeting this level of expectation. RESPECTING THE ENVIRONMENT CBRE is committed to good environmental practices. When performing work or delivering goods to a site managed by vendors must supply CBRE with evidence of all necessary permits and/or required documentation. Any waste materials left over from operations must be disposed of legally and in a way that meets all legal obligations under environmental laws. If something occurs in a property managed by CBRE that might be harmful to occupants or the community, we expect prompt reporting. We will openly communicate these situations and develop a plan

CBRE AS Service Contract Rev 4/8/13 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. - 20 - to correct them effectively and quickly. We expect our suppliers to respond truthfully and responsibly to questions and concerns about environmental actions and to cooperate fully in developing any necessary remediation plans. COMMUNICATING WITH THE PUBLIC No vendor is authorized to speak on behalf of CBRE, its clients or employees without the express consent of Senior Management. Before utilizing testimonials, references, or publishing logos of CBRE, its clients or properties, Vendors should obtain written authorization. CBRE and its clients are under no obligation to publicly disclose the engagement of any firm working with us, and you the use of published logo and testimonials is strictly reserved. WORKPLACE CONDUCT Our reputation as a leader in the real estate industry has been built on our concept of quality services. Maintaining this concept and our reputation cannot just happen – it must be constantly nurtured through the conscious efforts of each staff member and our service partners. The following tips may be helpful is aligning your site service personnel with the standards that we expect of CBRE personnel. CBRE' philosophy of service is that a positive attitude and positive work experience will result in a positive experience for our clients, customers, vendors and each other. Courtesy is more than a fleeting smile or an occasional “Thank you.” All behavior, verbal and non-verbal, affects the way you are perceived by us, our clients, and tenants. Courteous behavior requires a common-sense approach to each individual situation and respect for the person with whom you are dealing. NON-VERBAL COMMUNICATIONS Several factors contribute to the way we communicate non-verbally. As a service partner of CBRE, it is important for your personnel to be aware of these factors and to create positive communications, when on-site in a building managed by CBRE. Attitude No other factor has a greater impact on personnel’s ability to deal with people than their attitude. Personal feelings toward themselves and their job are instantly recognized by those with whom they come into contact, and these feelings have a direct effect on the communication that results. It is most important, that they enjoy what they are doing and project that enjoyment to others. Body Language Employees’ posture, gestures, facial expression, manner and general attitude combine to amplify the positive, warm and friendly non-verbal communication required of our company representatives. Several techniques should be used to ensure that their body language is saying what you want it to say: Always stand or sit erect and look attentive. This lets people know that you are interested in helping them and that you are approachable. No one should ever feel he is intruding if he needs assistance. Always appear patient and willing to listen. Avoid negative postures such as leaning on rails or counters, putting your feet on desks or other furniture, crossing your arms in front of your chest, or putting your hands in your pockets. Look directly at each other. Eye-to-eye contact is the fastest and most effective form of communication. It establishes an immediate rapport by indicating receptiveness to listening and understanding. Project a friendly, concerned and respectful attitude. Your respect for the feelings of others will earn you their respect in return. VERBAL COMMUNICATIONS Verbal communication includes not only what we say but also how we say it. The choice of words, tone of voice and use of polite phrases all convey a secondary message. Good verbal communication is an excellent tool for promoting courtesy.

CBRE AS Service Contract Rev 4/8/13 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. - 21 - Delivery The way you deliver your message must result in a positive interaction between you and the other person. Never assume a defensive attitude when answering questions or explaining a situation. Patience and empathy are essential in assuring good verbal communication. Other traits to consider include: Sincerity. Your tone should let your listener know that you are interested and that you care. Warm, friendly tone. The way you speak should put the other person at ease. Suitable volume. Your voice should be well modulated, never harsh or loud. Positive conclusion. Always end your conversations on a positive note (e.g., “I was happy to be able to help.”). Polite phrases. Use appropriate polite phrases to complement the conversation (e.g., “Please;” “Thank you;” “May I help you?” “Have a nice day.” “My pleasure.” “Certainly”). Do not use weak phrases (e.g., “O.K.” “Sure” “Hi/Hello” “Folks” “No problem.”). Salutations A friendly greeting will set a positive mood for any experience. Appropriate greetings must also be extended to fellow site personnel throughout the day. Whether you are conversing with a client, tenant, vendor or fellow employee, be sure to give that person individual attention. Never intentionally ignore anyone. Example: “Good Morning!” or “Good Afternoon!” Complaints Although we pride ourselves on our projects and our service, there are times when we fail to meet a client or tenant or fellow employee’s expectations. In these instances, patience and empathy are the key words. Remember LEAP – Listen, Empathize, Ask and Produce. Handle all complaints with delicate concern, using all standards previously stated. Above all, put yourself in the person’s place; convince him that you understand and care about the problem. Specific policies regarding complaints are: If you can take corrective action, do so. If you can’t, call your supervisor immediately. Be supportive and provide helpful information for resolving the problem. However, do not mislead with promises. Attempt to quiet volatile people by using a soft, confident tone. If possible, move the discussion into a private area. Never respond to a verbally abusive person with a similar tone or approach. Be a good listener. FIRST AID ACCIDENTS In the event of an accident or illness, first aid may be necessary. These situations must always be handled swiftly and discreetly, with involved individuals maintaining a professional and confident demeanor at all times. While all necessary attention is afforded the injured or ill individual, other people should be shielded or routed away from the scene. Never discuss or speculate about the incident with anyone! You should always: Assist getting medical aid if necessary by calling 911 or locating the nearest medical facility. Report all injuries or accidents to the building management immediately. Report unsafe conditions immediately for remedy or repair. Comply with all safety rules and regulations. Operate equipment or vehicles only if they are in good, safe working condition. Observe safe working practices and encourage co-workers to work safely.

CBRE AS Service Contract Rev 4/8/13 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. - 22 - DRESS & GROOMING STANDARDS Our employees and vendors are expected to apply high standards when determining appropriate dress and appearance in order to present a professional image to clients, tenants and all others with whom they come in contact. Appropriate uniforms, consistent with our specifications, will be determined for each vendor’s employees. Uniforms should be clean and neat at all times. If a change of uniforms becomes necessary during a shift, you should immediately report to your supervisor. Name tags or patches, consistent with our specifications, are recommended for all uniforms. The employee’s name may include first or first and last, depending on his or her position. No other pins or decorations may be worn on a uniform. Acceptable grooming includes cleanliness, neat and clean hair styles, well groomed facial hair, neat and clean fingernails and appropriate use of colognes and deodorants. It does not include extremes in clothing styles, hair styling or coloring. TELEPHONES Our phones are for official business only, at no time shall a contractor utilize a location phone without the prior authorization from building management. In mutli-tenant situations Contractor’s personnel should never utilize the phone of a tenant. CONDUCT STANDARDS A supplier is responsible for the conduct of its employees while they are on-site at a CBRE managed property. We have been, and continue to be very proud of the business conduct of our people and our suppliers. There are, however, certain types of activities and relationships that deserve your particular attention. PROHIBITED BEHAVIOR There are specific behaviors that will not be tolerated on a CBRE managed site, under any circumstances. Occurrences of the following behaviors may result in termination of a vendor’s agreement for cause. Theft, unauthorized possession of project property, or the personal property of others, including property found in waste containers. Personally using, being in the possession of, or being under the influence of any narcotics, intoxicants, drugs or hallucinatory agents during work hours, or reporting to work under such conditions, is not permitted without a current, valid medical prescription. Willful insubordination. Sleeping while on duty. Gambling while on duty. Using obscenities in any form, or arguing in a loud voice with other employees or vendors within the presence or hearing of clients or tenants. Fighting, regardless of who started it. Willful clocking in or out the time card of another employee, or requesting another employee to do so. Unauthorized possession, while on a project, of any type of firearms, explosive materials or illegal weapons. Dishonesty in any form. Gross negligence in standard operational procedures that endangers you, a client, tenant, or our employees. CONCLUSION

CBRE AS Service Contract Rev 4/8/13 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. - 23 - This guide is not intended to be exhaustive, but to properly communicate the expectations of CBRE for all of our vendors. Stricter rules and regulations may apply to specific accounts and suppliers are encouraged to ask the site management about proper procedures and policies of conduct. Should any questions arise in the performance of work at a CBRE managed location you may contact the site management, the regional Managing Director, Senior Managing Director or Account Alliance Director. CBRE provides a confidential and anonymous method for you to ask questions and raise concerns about its Standards of Business Conduct - - the CBRE Ethics HelpLine (800) 799-6523. The CBRE Ethics HelpLine is operated 24/7 by EthicsPoint, an independent company. You may file a report with EthicsPoint either by calling the toll-free number above or by making an online web report at https://secure.ethicspoint.com/domain/media/en/gui/7298/index.html .

CBRE AS Service Contract Rev 4/8/13 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. - 24 - EXHIBIT “B” PURCHASE ORDER This PURCHASE ORDER is issued on the day of , 20 . is governed under the Contract Dated , by and between the Owner and Contractor identified below, further identified as Contract # . All terms and conditions of the contract shall apply. In the event of any conflict of terms between the services description below and the contract, the terms of the contract shall prevail. SERVICE DATE SERVICE DESCRIPTION AMOUNT EXECUTED BY OWNER: EXECUTED BY CONTRACTOR: By: (OWNER) By: (CONTRACTOR) Print Name: Print Name: CBRE, Inc., as agent for (OWNER). Signature: Signature: Title: Title:

CBRE AS Service Contract Rev 4/8/13 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. - 25 - Exhibit “C” Insurance Requirement for Endorsement Form Samples (CG 20 10 07 04 and CG 20 37 07 04)

CBRE AS Service Contract Rev 4/8/13 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. - 26 - Exhibit C – Second Endorsement Example

CBRE AS Service Contract Rev 4/8/13 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. - 27 - EXHIBIT “D” SCOPE OF SERVICES CONTRACTOR: INITIAL ________ DATE__________ OWNER: INITIAL ________ DATE__________

CBRE AS Service Contract Rev 4/8/13 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. - 28 - EXHIBIT “E” PRICING CONTRACTOR: INITIAL ________ DATE__________ OWNER: INITIAL ________ DATE__________

EXHIBIT D

Technical Services Addendum

THIS ADDENDUM, effective as of [                          ], 20[    ], is attached to and a part of the Master Submanagement Agreement (the “Management Agreement”) dated [                          ], 20[    ] between Equity Commonwealth Management LLC (“Manager”), and CBRE, Inc. (“Submanager”).  The parties hereto acknowledge and agree that the services provided pursuant to this Addendum (the “Technical Services”) shall be performed by the undersigned affiliate of Submanager, CBRE Technical Services, LLC (“CBRE Technical”), and payment for all amounts due hereunder shall be made by Manager to CBRE Technical.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Management Agreement.

1.              Technical Services:  CBRE Technical shall provide the “Technical Services” set forth on Schedule 1 attached hereto, as may be modified by the parties from time to time, at the following location(s): [                                                        ].  The Technical Services shall be performed subject to the terms of the Management Agreement.

2.              Pricing:  Manager shall pay and reimburse, or cause to be paid and reimbursed, CBRE Technical for the Technical Services pursuant to the terms set forth on Schedule 2 attached hereto.

3.             No Conflict of Interest:  Manager acknowledges that CBRE Technical and Submanager are affiliated entities and agrees that Manager has reviewed and approved the terms and conditions of this Addendum for use on Manager’s behalf and waives any claims that such relationship constitutes a conflict of interest.

4.              No Additional Insurance:  Manager acknowledges that CBRE Technical and Submanager are covered under the same insurance policies and agrees that the insurance requirements for CBRE Technical and Submanager shall be satisfied by the insurance policies maintained by Submanager pursuant to the Management Agreement.  Notwithstanding any other provision of this Addendum or the Management Agreement, CBRE Technical and Submanager shall not be required to maintain duplicative insurance policies.

[Remainder of Page Intentionally Left Blank]

THIS TECHNICAL SERVICES ADDENDUM is executed by the parties hereto and deemed attached to and part of the Management Agreement.

Manager:	Submanager:

EQUITY COMMONWEALTH MANAGEMENT LLC	CBRE, INC.

By:	By:
Name:	Name:
Title:	Title:

CBRE Technical:

CBRE TECHNICAL SERVICES, LLC

By:
Name:
Title:

SCHEDULE 1

SCOPE OF SERVICES

The following describes the scope of Technical Services to be performed by CBRE Technical under the Management Agreement which may be supplemented or amended from time to time as agreed upon by the parties hereto:

(a)           Prepare, maintain and regularly review records for service, repair, operation, complaints and preventative maintenance related to building envelope and engineering systems and equipment in the Building consistent with any procedures as may be identified by Owner.

(b)           Provide copies of operating logs, periodic management reports and copies of preventative maintenance activities as reasonably required by Manager consistent with any procedures as may be identified by Manager.

(c)           If directed by Manager, establish and maintain a program of inventory control for replacement parts, supplies, tools and equipment, and provide Manager with periodic reports on usage, current inventory and predicted requirements consistent with any procedures as may be identified by Manager.  Manager shall provide all tools, parts, equipment and supplies necessary to perform the Technical Services herein with the exception of small hand tools customarily provided by CBRE Technical’s employees. Tools, equipment or supplies broken or lost due to the negligence of CBRE Technical shall be replaced by CBRE Technical at its cost.

(d)           Furnish Manager with recommendations for physical plant improvements consistent with increased personnel safety, energy efficiency and sustainability, equipment life span, system reliability, and code compliance.

(e)           Employ reasonably skilled and competent employees to perform the Technical Services and manage all manpower, including the coordination of specialty contractors solicited by and contracted by Manager, required to operate and maintain the Building in a first class manner.

(f)            Manager may periodically evaluate the manpower needs of the Building and determine that additions or reductions in staff are required. If directed by Manager, CBRE Technical shall reduce staff or provide capable candidates for Manager’s review and CBRE Technical’s compensation shall be adjusted consistent with Schedule 2 hereto.

(g)           Ensure that all employees of CBRE Technical wear any required uniforms and safety shoes provided by and at the expense of Manager.  Laundering and mending services shall be at Manager’s (or Owner’s) expense. CBRE Technical shall reimburse Owner for uniforms lost or stolen while in the possession of CBRE Technical’s employees.  CBRE Technical’s employees shall present a reasonably clean and neat appearance at all times.

(h)           Submit a list to Manager of at least three emergency numbers of persons who are authorized to dispatch back-up working crews in the event of a request by Manager for such services.  CBRE Technical shall periodically update these emergency numbers.

(i)            Make available for Manager’s review all records, logs, reports, programs and compilations maintained hereunder.  All records, logs, reports, programs and compilations shall be and remain the sole property of Manager (on behalf of the applicable Owner) and shall be surrendered to Manager upon the termination of the Management Agreement.  CBRE Technical shall establish and maintain a maintenance library consisting of “as-built” drawings, manufacturers’ manuals, maintenance manuals, operating logs and similar compilations of information pertaining to the engineering systems and equipment in the Building, subject to CBRE Technical’s access to the relevant materials relating to the Building.

(j)            Execute purchase orders for repairs or materials on behalf of Manager as agent if such authority is provided in writing by Manager.  CBRE Technical’s purchase authority may be modified in writing from time to time by Manager.

(k)           Keep all mechanical and electrical equipment and areas reasonably clean, neat and painted with no material amounts of debris or extraneous material, tools, parts and equipment except during actual hours of work on a specific project.

(l)            The Technical Services shall not include maintenance and/or repair of fire safety and/or security equipment.  CBRE Technical shall coordinate with and contract with, in Manager’s or Owner’s name (as directed by Manager) on Manager’s or Owner’s (as applicable) behalf, the appropriate and qualified contractors to perform this maintenance.

(m)          It is understood that CBRE Technical has access to certain knowledge, expertise and proprietary software applications and other proprietary or confidential information relating to the Building and the Technical Services (collectively, the “Technical Library”).  The Technical Library may be continually refined and updated during the course of the performance of the Technical Services.  Manager agrees to permit CBRE Technical to input Building specific operating procedures and data, including, without limitation, data relating to management, cost, technical operations, and maintenance the Building and related personal property, into the Technical Library.  Manager (on behalf of Owner) shall retain ownership of such data in the Technical Library.  Notwithstanding any provision hereof to the contrary, nothing contained herein is intended to confer upon Manager any rights in or to Submanager’s proprietary software.

(n)           It is understood that CBRE Technical’s personnel receive valuable safety and technical training, as well as report their time, via web-based applications. Manager shall make every effort to afford access to the internet by CBRE Technical’s personnel in the Building.

[Update Schedule 2 according to the applicable pricing proposal]

SCHEDULE 2

PRICING

This Schedule 2 may be updated periodically with approval from Manager and will be superseded by revised staffing allocations as agreed upon in the approved annual Budget.

General Charges [Choose as applicable]

Chief Engineer	$ per hour
Building Engineer	$ per hour
Building Engineer	$ per hour
Maintenance Technician	$ per hour
Sr. Chief Engineer*	$ per month
Sr. Chief Engineer**	$ per month
Maintenance Engineer***	$ per month

*    Hours will not exceed [      ] per month.

**  Hours will not exceed [      ] per month.

***Hours will not exceed [      ] per month.

Additional Engineering Staff Charges [Choose as applicable]

Maintenance and engineering services requested outside the capabilities or capacity of the above assigned property staff shall be provided at the following set hourly rates:

Chief Engineer:

Regular Time	$ per hour
Overtime Non-Holiday	$ per hour
Overtime Holiday	$ per hour

Maintenance Technician:

Regular Time	$ per hour
Overtime Non-Holiday	$ per hour
Overtime Holiday	$ per hour

Maintenance Technician:

Regular Time	$ per hour
Overtime Non-Holiday	$ per hour
Overtime Holiday	$ per hour

Reimbursements

[TO BE PROVIDED]

[Please select the appropriate options according to your contract, from the three billing options listed below and delete this direction and the other two options.  Update for any collective bargaining agreement requirements.  Include with Schedule 2.]

BILLING

PTO (Paid Time Off), is built into the bill rate; Manager will not be billed for time taken.  Holiday hours as well as miscellaneous hours such as jury duty and bereavement will be billed as incurred.

PTO (Paid Time Off) and holiday hours as well as miscellaneous hours such as jury duty and bereavement will be billed as incurred.  Accrued PTO time shall be invoiced at contract or employee termination or employee transfer.

A flat fee for Technical Services of [$0.00] will be invoiced per month.  Overtime and double time will be invoiced as incurred at the agreed upon rate.

All overtime/double-time will be calculated in accordance with governmental regulations.

A minimum of two (2) hours will be billed at overtime rates for all after hours call in.

All other project related expenses supplied through CBRE Technical and shall be invoiced at cost plus 3.5%.

Invoice terms are due upon receipt with a 0.67% monthly finance charge (8% per annum) applied to all overdue balances.

Bills will be sent to the Submanager of the applicable accounting department within five business days after the services have been rendered and the applicable payroll has been processed.  A copy will be sent to the local property Submanager.  Any adjustments with respect to the amounts owed to the contractor will be made in the next invoice cycle.

Any and all applicable sales taxes will be added and payable by Manager.

Manager shall pay or reimburse, or cause to be paid and reimbursed, CBRE Technical for a percentage of any employment severance payments incurred by CBRE Technical for terminating an employee of CBRE Technical as a result of Owner’s termination of the Management Agreement or this Addendum or Manager’s request that the number of CBRE Technical’s personnel allocated to the Building be reduced (the “Terminated Employees”).  Manager’s percentage of severance for Terminated Employees shall be determined by comparing (1) the time such individual devoted to the operational activities under this Addendum and (2) the Terminated Employee’s tenure with CBRE Technical.  Manager will not be responsible for reimbursing CBRE Technical for any severance payments (i) if the Management Agreement or this Addendum or the applicable Terminated Employee was terminated or removed for “cause” or (ii) to the extent made to the Terminated Employee in excess of the standard payments due pursuant to CBRE Technical’s then current severance program.  Manager shall also pay or reimburse CBRE Technical for the pro rata portion of any accrued vacation of a Terminated Employee.

EXHIBIT E

Intentionally Omitted

E-1

EXHIBIT F

Sub-submanagers

Submanager shall be permitted to engage Sub-submanagers to perform the services described herein for the following Properties:

1.           Hawaiian self-storage facility.  The current working assumption is that Submanager will hire the existing employees at this Property and manage the Property under the current brand name.

Any additional Sub-submanagers to be engaged by Submanager shall be subject to Manager’s prior written approval in its sole and absolute discretion.

F-1

EXHIBIT G

Contract Guidelines and Permitted Variance

Bidding Guidelines

Submanager shall obtain at least three (3) competitive written bids for the following types of Vendor Contracts:

(a)              recurring Vendor Contracts;

(b)              one-time Vendor Contracts for industrial/flex Properties if the aggregate payments exceed $5,000;

(c)                                            one-time Vendor Contracts for office Properties less 100,000 square feet if the aggregate payments exceed $5,000; and

(d)                                           one-time Vendor Contracts for office Properties equal to or greater than 100,000 square feet if the aggregate payments exceed $10,000.

Notwithstanding the foregoing, Submanager may elect to obtain competitive bids for any Vendor Contracts in addition to those listed above.

Vendor Contract Threshold

The Vendor Contract Threshold shall be as follows:

(1)              recurring Vendor Contracts:  $180,000; and

(2)              one-time Vendor Contracts:  $180,000.

Permitted Variance

Submanager shall be permitted, without Manager’s prior written consent, to incur expenses in the performance of its obligations hereunder in excess of the amounts set forth in the applicable Approved Budget, so long as such expenses, individually or in the aggregate, (i) do not cause any specific budget line-item (as defined by Manager) in the Approved Budget to be exceeded by more than the greater of (x) seven percent (7%) or (y) the applicable Variance Threshold, and (ii) do not cause the Approved Budget in total to be exceeded by more than two percent (2%).

“Variance Threshold” shall mean the following, as applicable: (A) with respect to flex or industrial Properties, $10,000; (B) with respect to office Properties less than 100,000 square feet, $10,000; and (C) with respect to office Properties equal to or greater than 100,000 square feet, $25,000.

G-1

EXHIBIT H

Form of Lease Abstract

(attached hereto)

H-1

Lease Abstract.xls - Gen Info 1 Page 1 Select Client: Abstract Purpose: Last Update: Abstract Type: If Exception: Country: Property Name: From iTrack Property ID: Building SF: Bldg Type: Accounting Software: Lease Commence: RENTSTRT Actual Lease Start Date: BEGINDATE Execution Date: EXECDATE Term in Months: Renewal Start Date: Renewal Expiration Date: Amendment #: Comments: Lease ID: DBA Name: Contact Name: Parent Co.: Invesco Managers: Please verify NAICS description below. Phone #: NAICS Website NAICS Code: E-mail: REM Review OFAC Report? OFAC Website Fax #: Credit Rating: Billing Name: Billing Contact: Billing Phone #: E-mail: Address: These cells will auto populate once you complete the grid below. City: If not, enter Lease Pro-Rata: State: Zip Code: Notes: Monthly Unit Market Rent: Annual Unit Market Rent: $0.00 Annual Unit Market Rate psf: #DIV/0! Primary Unit Bldg. ID Total Flr SF Unit Number Rentable/ Leasable SF Usable SF Move-In Date Unit Expiration Load Factor % Actual Move-out Date 1 2 3 4 5 State: Zip Code: FIRST SELECT THE CLIENT, THEN CLICK THE VERIFY BUTTON MTM Lease: Lease Status: If you believe a new parent company needs to be set up in Yardi for this lease, please discuss with your Yardi Super User. Building Pro-Rata %: Total Premise Rentable Sq Feet: County: Agrees to Lease? Lease/Space Type: Billing Address: City: If email address is unavailable, please enter: needvalidemail@1.com Billing Information Project Pro-Rata %: 0 Tenant Information Anchor Tenant? CBREGI requires OFAC reporting for all new leases and lease renewals Expiration Date: PeopleSoft Project ID: Tenant Entity Type: Lease Information First Occupied: Abstract Date: Property Information United States Instructions for Form Database/Envir: CBRE Lease Abstract Form Lease Abstract Form Version 10.6 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. Lessee Name: Federal ID Number: Login info below: Co: CBRE User ID: Intranet Password: Cbre01 0 Flr Num Premise Information Attention:

Lease Abstract.xls - Gen Info 2 Page 2 Currency Code: US Dollars Required? Security Deposit: Interest? If yes, please fill out Comments section. If yes, please fill out Comments section. Check Number: Required? Prepaid Rent Amount: Interest? Prepaid Rent Note: Letter of Credit? Beneficiary/Entity: Bank/Institution Name: Letter of Credit #: Issue Date: Maturity Date: State: Expiration Date: Comments: Guaranty? Guaranty Amount: Nature of Guaranty: Expiration Date: Physical Location of Guaranty: Comments: Renew Terms: Guarantor Address: Guarantor Phone #: Guaranty Guarantor Name: Letter of Credit Amount: L-C Auto Renew? Bank City: Add'l Deposit Req'd: Prepaid Rent Month to Apply: Comments/Interest Calc Method: Check Number: Check Number: Auto Reduce Terms: L-C Auto Reduce? Lease Abstract Form Version 10.6 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. Deposits Interest?

Lease Abstract Form
Version 12.0 No

part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved.

CBRE

Parking

Total Number of Parking Stalls Allocated Per Lease: ____________ Total Paid Per Month $0.00

Reserved Parking		Un-Reserved Parking	
# of Free Stalls:		# of Free Stalls:	
# of Paid Stalls:		# of Paid Stalls:	
Paid Rate Fixed?		Paid Rate Fixed?	
Paid Stall Rate:		Paid Stall Rate:	
# of Must Stalls:		# of Must Stalls:	
Must Rate Fixed?		Must Rate Fixed?	
Must Stall Rate:		Must Stall Rate:	

Are all validations purchased at current market rate? ____________
If no, please describe in comments section.

Comments:

Storage

Required? ____________ Monthly Rate: ____________

Square Feet: ____________ Restrictions: ____________

Unit #: ____________ Included in Building SF? ____________

Comments:

CPI Adjustments

Required? ____________

CPI Name & Base Index: ____________ Base Year Monthly Rent: ____________

Base Index Mo/Yr: ____________ Month Year Month To Apply: ____________

Life and/or Annual Cap: ____________

Comments/Calculations:

Late Fees

1st Late Fee:

Rent Due Day: ____________ Grace Period: ______ Calculation Method: ____________

Included in Late Fee: ____________ Flat Rate Fee: ____________ Late Fee Rate %: ______

2nd Late Fee:

Rent Due Day: ____________ Grace Period: ______ Calculation Method: ____________

Included in Late Fee: ____________ Flat Rate Fee: ____________ Late Fee Rate %: ______

Method: ____________ Maximum Rate Fee: ____________ Max Fee Rate %: ______

Additional Comments:

Percentage Rent

Required? ____________

Sales Reported: ____________ Reported: ____________

Paid: ____________

Comments:

Percent Rate	Breakpoint	Ceiling	Effective Date	Natural or Fixed

Lease Abstract.xls - Gen Info 3 Page 3

Lease Abstract.xls - Rec Billings Page 4 0 If using CBRE Hosted MRI, include lease in automated cash application? Is start date dependant on TI completion? If yes, has the TI been completed? Billing Category Bill Code Unit Number Start Date End Date Amount in US Dollars Frequency Entire Premise? Monthly Rate (psf) Annual Rate (psf) State Tax City Tax Comments Proposed Increase Y/N (auto populates) Additional Comments: Recurring Billings Comment / Description Lease Abstract Form Version 10.6 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. Additional Billing Rates

Lease Abstract.xls - oPx - CAM Page 5 Recapture Type Unit Number Start Date End Date ProRata Share % Fixed ProRata Share? Fixed SF of Denominator / Lease Admin? Annual Admin Fee Amt or % Base Year Base Year Amount Base Year Gross Up % Annual Exp Stop Annual Expense Cap/Ceiling Max % Inc Right to Audit? Reconciliation Due Date: Number of Days to Audit: Reconciliation Protest Date: Reconciliation/Audit Information Tenant Expense Recapture Description Other: Real Estate Taxes: Insurance: Utilities: Exclusions & Misc Recovery Information Common Area Maintenance: On GSA Leases enter the "Lease Year" here. Operating Expenses: Lease Abstract Form Version 10.6 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. Lease Type & Tenant Expense Recapture Lease Type:

Lease Abstract.xls - Opt - Misc Page 6 or By Date Unit # SF Right of First Offer (ROFO) Right of First Refusal (ROFR) or By Date Contraction Termination Renewal/Extension or By Date Earliest Latest Unit # SF Expansion Other Options Required? Tickler Date Space Encumbered by Option Term Misc Option Comments: Legal Notice Name: Legal Notice Address: Attention: City/State/ZIP Code: Emergency Phone #: Add additional Contacts in the Comments Section below. Comments: TI Allowance (PSF): Amortized TI: Comments: Firm Name: Commission Based On: Rate (psf or %): psf or Payment Schedule: To Tnt Broker Total Due on Execution: $0.00 Due on Commencement: $0.00 Total: $0.00 $0.00 Comments: Amount: Amount: Comments: TI Total Cost: - $ TI Current Balance: $ - GL Cancellation Date: GL Expiration Date: GL Notice Date: Owned/Non-Owned Vehicles? Property Mgr. Add'l Insured? Right of First Offer or Refusal In Lease? Mgt Contact Fax #: Latest Notice Encumbered Space Business Auto? Tickler Date Ongoing Lease Abstract Form Version 10.6 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. Comments Expiration Date Lease Options/Rights Worker's Comp? In Days Expiration Date Latest Notice Penalty Comments In Days Add any other options not included in the next tab, "Clauses & Notes", in the section below Insurance Insurance Req'd (Y/N)? Annual Amount (PSF) Comments GL Carrier - Min Rating Req: GL Add'l Ins Endorsement? Notice Period Effective Date Mgt Contact Secretary #: Property Fire? Mgt Contact Home Phone: Additional Property Contact Information GL Insurance Amt. Aggregate: Tenant Broker $0.00 Mgt Contact Mobile #: General Liability (GL) Ins. Amt Per Occurrence: psf or To LL Broker Policy Number: Insurance Term Start: Carrier ID: Right of Contraction, Termination or Renewal In Lease? Tickler Date Who Exercises or Initiates Right of Expansion In Lease? Tickler Date Expiration Date Commission Information Landlord Broker Mgt Contact Pager #: TI Allowance/Commission Information Latest Notice Hand Over Encumbered Space Comments In Days

Lease Abstract.xls - Clauses Page 7 Other Lease Clauses: Article and/or Paragraph of Lease Description Date: Date: Date: Date: Lease Abstract Form Routing Accounting Approval: Prepared By: REM Approval: Accounting Input: (Only required if mandated by the client) Future Landlord Obligations (i.e., Free Rent, TI's, Other Concessions) Permitted Use Co-Tenancy Lease Abstract Form Version 10.6 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. *** FOR RENEWALS PLEASE TRANSFER ALL CLAUSES FROM ORIGINAL LEASE AND SUBSEQUENT AMENDMENTS *** Assignment Purchase Relocation Signage Antenna Use Tenant Repairs Landlord Repairs Go Dark Clause Holdover Exclusive Use Landlord Restrictions

Lease Abstract.xls - Notes & Lease Documents Page 8 Notes List of Lease Documents Name of Document Date of Document Lease Abstract Form Version 10.6 No part of this document may be used or reproduced without the express written consent of CBRE. 2013 © CBRE. All rights reserved. Description